Exhibit 4.(a).2.1

State of Israel
Ministry of Communications

Unified General License
to Partner Land-Line Communications Solutions
Limited Partnership for the
Provision of Telecommunications Services

Integrated version correct to 5 Tevet 5777 [January 3, 2017]

This integrated version was drawn up on the basis of the following documents

Original license of*	15.01.07
Amendment no. 0 of	11.02.16
Amendment no. 1 of	02.05.16
Amendment no. 2 of	28.06.16
Amendment no. 3 of	06.10.16
Amendment no. 4 of	12.12.16

This integrated version was prepared for the reader’s convenience; in any instance of an inconsistency between this version and the Original License and amendments thereto, the prevailing version is the Original License and amendments thereto. This version does not include appendices that are not published for public perusal.

Ministry of Communications, Engineering and Licensing Division                                                               Telephone: 03-5198230/264
9 Ehad Ha’am Street, Shalom Tower, Tel-Aviv                                                                                                    Fax: 03-5198244

*    Special General License
**  Replacement of Special General License with a Unified License

Unified General License to Partner Fixed-Line Communications Solutions Limited Partnership for the Provision of Telecommunications Services
Integrated version correct to January 3, 2017

State of Israel
Ministry of Communications

License Amendment – Unified General License

By virtue of the authority of the Minister of Communications pursuant to section 4(e) of the Communications Law (Telecommunications and Broadcasting), 5742 – 1982, which has been delegated to me, and by virtue of all other authorities pursuant to any law, and after Partner Land-Line Communications Solutions Limited Partnership (hereinafter: "the Licensee") was given an opportunity to voice its arguments, I hereby amend the Licensee's General License with the following version.

The attached version of the License cancels and supersedes the version of the General License for the Provision of Domestic Fixed-Line Service granted to the Licensee on January 15, 2007 (hereinafter: the License Grant Date”) and all amendments made thereto up until the date of this amendment.

The amendment of This License was drawn up in the format of a version of a unified general license;

The License is valid for a period of twenty (20) years, as of the License Grant Date.

This version of the License shall be marked as the original and, as of the date of this amendment, this version shall be the binding version.

License amendments to this version shall be marked as of amendment no. 1.

2 Adar Alef 5776 (11 February 2016)	________________ Shlomo Filber The Director-General

State of Israel
Ministry of Communications

Unified General License
to Partner Land-Line Communications Solutions LP
for the Provision of Telecommunications Services

State of Israel
Ministry of Communications

Unified General License
to Partner Land-Line Communications Solutions LP
for the Provision of Telecommunications Services

Granting of a License

By virtue of my authority pursuant to the Communications Law (Telecommunications and Broadcasting), 5742 – 1982, the Wireless Telegraph Ordinance [New Version], 5732 – 1972, and by virtue of all my other authorities pursuant to any law, I grant a License to Partner Land-Line Communications Solutions Limited Partnership for the provision of telecommunications services to the public in Israel through a system as specified in This License.

This License supersedes any previous version of a General License for the Provision of International Telecommunications Service (“ILD Operator”), a Special General License for the Provision of Domestic Fixed-line Telecommunications Service (“Fixed-line Domestic Operator”), a License for Mobile Radio Telephone on Another Network for the Provision of Mobile Domestic Telecommunications Service (“Mobile Domestic Operator”).

The License is issued for the period specified in the License and is subject to the following conditions:

The version of This License was replaced by a Uniform General License on 23 Adar Alef 5776 (3 March 2016).

TABLE OF CONTENTS

GRANTING OF A LICENSE		I
CHAPTER A - GENERAL		1
Section A - Definitions and Interpretation		1
1.	Definitions	1
2.	Interpretation	11
3.	Cancelled	12
4.	The “Blue Pencil” Principle	12
Section B - Legal and Administrative Provisions		13
5.	Observation of Laws and Provisions	13
Section C – Scope and Validity of the License		14
6.	The Scope of the License	14
7.	Validity and Term of the License	14
8.	Extending the Period of the License	15
9.	The Minister’s Announcement of the Extension of the Period of the License	17
10.	Termination of the Period of the License	17
Section D – Amending, Enforcing and Revoking of the License		18
11.	Amending the Conditions of the License	18
12.	Revoking of the License	18
CHAPTER B – STRUCTURAL SEPARATION, OWNERSHIP, ASSETS AND MEANS OF CONTROL		20
Section A – Structural Separation		20
13.	Structural Separation	20
14.	Prohibition of Giving Preference	20
Section B: Restrictions in Relation to the Transfer of the License’s Assets		22
15.	Definitions	22
16.	Restrictions on a Transfer of the License’s Assets	22
Section C: Means of Control – Changes and Restrictions		23
17.	Details of the Licensee	23
18.	Transfer of a Means of Control	23
19.	Irregular Holdings	24
20.	Pledge of a Means of Control	25
CHAPTER C – ESTABLISHMENT, DEVELOPMENT, MAINTENANCE AND OPERATION OF THE NETWORK		26
Section A – Establishment and Development of the Network		26
21.	General	26
22.	Establishment and Development of the Network	26
23.	Network Development or Upgrade Plan	26
24.	Implementation Stages and Timetable	27
25.	Change in Plans during the Establishment and Development	27
26.	Report on Establishment and Development Works	28
27.	Backup in Conjunction with another Licensee	28
28.	Supervision of Establishment and Development Works	28
29.	Repair of Deficiencies and Defects	29
Section B – Interconnection and Use		30
30.	Interconnectivity Obligation	30
31.	Rules regarding the Implementation of Interconnection	30
32.	Payment for Traffic Completion and Interconnection	32
33.	Prohibition of Delaying Interconnection	33
34.	Prohibition of Interconnection to the Palestinian Authority	33
35.	Provision of Possibility of Use	33
36.	Infrastructure Service to an Interested Company	34
Section C – Operation of the Network		35
37.	Operation Start Date	35
38.	Authorization to Operate	35
39.	Operation in the Territory of the Judea and Samaria Civil Administration	36
40.	Preparations to Ensure Functional Continuity during Emergencies	36

II

Section D: Tests and Maintenance		37
41.	Definitions	37
42.	Maintenance and the Performance of Tests	37
43.	Test, Malfunction and Maintenance Log	38
44.	Repair of Deficiencies and Defects	38
Section E: Equipment Tests and Installation Approvals		39
45.	End Devices	39
46.	Maintenance Obligation	43
Section F – Use of Frequencies in Wireless Segments		44
47.	Definitions	44
48.	Allotment and Use of Frequencies	44
49.	Conditions for Use of Frequencies	45
50.	Safety during the Use of Frequencies and Prevention of Interference	45
Section G – Numbering		47
51.	Operation According to the Numbering Plan	47
52.	Telephone Numbers and Ranges of Numbers	47
Section H – Security-related Arrangements		49
53.	The Provision of Services to the Security Forces	49
54.	The Security Provisions	49
CHAPTER D – PROVISION OF SERVICES TO SUBSCRIBERS		51
Section A – Engagement with Subscribers		51
55.	The Engagement Agreement	51
56.	Remote Sale Transaction	59
57.	Amendment to the Engagement Agreement	63
58.	Cancelled.	64
59.	The Obligation to Connect Applicants and the Prohibition of Stipulations	64
Section B – Conflicts of Interest and Harm to Competition		65
60.	Prohibition of Conflicts of Interests	65
61.	Prohibition of Harm to Competition	65
Section C – Standards of Service to Subscribers		66
62.	Obligation to Maintain the Service	66
63.	Call Center	69
64.	Ombudsman	69
64A.	Dispute Settlement	71
65.	Protection of Subscriber Privacy	71
66.	Prevention of Fraud	72
67.	Subscribers’ Bills	72
68.	Public Emergency Services	77
69.	Blocking Service to Harassing Subscribers	77
69A.	Personal Message Service	79
70.	Information Service for Clarifying Telephone Numbers	81
71.	Service File	83
71A.	Erotic Service	85
71B.	Premium Service	85
72.	International Roaming Service through the Network of an MRT Operator in a Neighboring Country	85
73.	Offensive sites and content	86
Section D - Suspension or Disconnection of Service and Termination of an Engagement		88
74.	Definitions	88
75.	Termination of Service	88
76.	Prohibition of Suspension or Disconnection of Service	89
77.	Suspension of Service at a Subscriber’s Request	89
78.	Disconnection of Service at a Subscriber’s Request	90
78A.	Termination of an Engagement at a Subscriber’s Request	90
78B.	Saving the Telephone Number upon Termination of an Engagement	91
78C.	Suspension or Disconnection of Service or Termination of an Engagement – General Provisions	91
79.	Suspension or Disconnection of Service Due to Breach of Agreement	93
80.	Disconnection of Service due to Maintenance Operations	94
81.	Blocking of End Devices and MRT Services Due to Theft or Loss	96
82.	Disconnection of Service to Dormant Subscribers	100
III

Section E – Provision of Service Through Another Entity		103
83.	Engagement with Another Entity	103
83A.	Joint Service Bundle	103
CHAPTER E - PAYMENT FOR SERVICES		108
Section A - General		108
84.	Definitions	108
85.	Types of Payments	108
85A.	Connection fee	111
85B.	SIM card fee	111
86.	Collection of a Subscriber Fee in Installments	112
Section B – Setting and Advertising of Tariffs		113
87.	Setting of the Tariffs and their Rates	113
88.	Payment for Completion of a Call in Another Public Telecommunications Network	119
89.	Completion of a Short Message Service (SMS) in a Network of Another Public Telecommunications Network	119
Section B1 – Service Package in Israel		120
90.	Notice of Utilization of Services in Israel	120
Section B2 – International Roaming Service Package		124
90A.	Charges for International Roaming Service	124
91.	Publication of Tariffs	133
Section C – Amendments to Tariffs		134
92.	Change in Tariffs	134
93.	Inception of a Change in a Tariff	136
94.	Late Payments	136
Section D – Miscellaneous		137
95.	Overcharging	137
CHAPTER F - PAYMENTS FROM THE LICENSEE, LIABILITY, INSURANCE AND GUARANTEE		139
Section A - Liability and Insurance		139
96.	Definition	139
97.	Liability of the Licensee	139
98.	Drawing Up of an Insurance Contract	139
99.	Conditions in the Insurance Contract	140
100.	Remedy for Breach of Insurance Conditions	141
Section B - Guarantee for Fulfilling the License Conditions		142
101.	Rate of the Guarantee and the Date of its Issue	142
102.	The Guarantee and its Objective	142
103.	Confiscation of the Guarantee	142
104.	Mode of Confiscation of the Guarantee	143
105.	The Period of Validity of the Guarantee	143
106.	Reservation of Remedies	144
CHAPTER G - SUPERVISION AND REPORTING		145
Section A - Supervision of the Licensee’s Operations		145
107.	Authority to Oversee	145
108.	Safeguarding of Confidentiality	145
109.	Entry into Premises and Perusal of Documents	145
110.	Cooperation	146
Section B - Reporting and Rectification of Deficiencies		147
111.	Obligation to Submit Reports	147
112.	Types of Report and their Submission Dates	147
113.	Notice of Deficiency	149
113A.	Retention of documents and recordings	149
CHAPTER H - MISCELLANEOUS		150
114.	The License as an Exhaustive Document	150
115.	Perusal of the License Documents	150
116.	Time Deferments	151
117.	Reservation of Liability	151
118.	Mode of Sending Notice	151
119.	Cancelled.	151
IV

Chapter A - General
Section A - Definitions and Interpretation

1.               Definitions

1.1	In This License:

“Type Approval”	-	Type Approval given by virtue of the Law or by virtue of the Ordinance for a model of an End Device for the purpose of connecting it to a network;
“The Treaty”	-	constitution and treaty of the International Telecommunications Union (ITU) and the relevant administrative regulations for radio and telephone, as instituted from time to time;
“Means of Control”	-	as defined in the Law;
“The Licensee”	-	Partner Land-Line Communications Solutions LP;
“Licensee”	-	entity who received a General License, a Special License or a General Permit for the Performance of Telecommunications Operations and for the Provision of Telecommunications Services;
“Board of Directors”	-	including a corresponding body in another corporation;
“Technical and Quality of Service Requirements”	-
standards of availability and quality of service, standards for telecommunications installations and for telecommunications services and instructions for installation, operation, updating and maintenance, all in accordance with This License, and as the Director shall order from time to time in relation to the Licensee’s services;

“Holding”	-	as this term is defined in the Law;
“Engagement Agreement”	-	contract that serves as an engagement between the Licensee and a Subscriber, for the provision of all or a portion of the Licensee's Services;

“Transfer”	-
for the purposes of Means of Control, whether directly or indirectly, whether for a consideration or for no consideration, whether indefinitely or for a defined period, whether simultaneously or in portions;

“Company”	-	including another corporation;
“Parent Company”	-	company with significant influence over another Company.
“Interested Company”	-	Parent Company, Subsidiary, Sister Company, Company that is an Interested Party, Affiliated Company, Related Company, Allied Company and a Partner Company;
“Subsidiary”	-	company over which another company exerts significant influence;
“Affiliated Company”	-	company in which another company is an Interested Party;
“Related Company”	-
company, whose investments in another company are at a ratio of at least twenty-five percent (25%) of its equity, whether in shares or in some other manner, excluding a loan provided during the ordinary course of business;

“Sister Companies”	-	companies, when an entity having significant influence over one of them also has significant influence over the other;
“Allied Companies”	-	companies, when an entity having significant influence over one of them also is influential in the other;
“Partner Companies”	-
each of these:
(1)          companies, when they both have significant influence over a third company;
(2)          companies, when they are both Related Companies of a third company;
(3)          companies, when one of them is a Related Company to a third company, while the other has significant influence over it;

“The Bezeq Corporation”[1]	-	Bezeq, Israel Telecommunications Corporation Ltd.;
“Bill” or2 “Telephone Bill”[3]	-
bill that the Licensee submits to a Subscriber for services that it itself provided to the Subscriber or for Goods that it sold or leased to him[4] or for services that were provided to the Subscriber by another Licensee or by a service-provider;

“The Law”	-	The Communications (Telecommunications and Broadcasting) Law, 5742 – 1982;
[5]“Goods”	-	As defined in section 3 of the Interpretation Law, 5741 – 1981;
“The Security Forces”	-	as defined in section 13 of the Law;
“Applicant”	-	whoever asks to engage in an Engagement Agreement or a purchase agreement with the Licensee;[6]
“Telecommunications Installation”	-	as defined in the Law;
“The Director”	-	The Director-General of the Ministry of Communications or his delegate for the purposes of This License, generally or for a particular matter;

1          Amendment no. 1 [Inception: this amendment shall come into effect by no later than July 1, 2016].
2          Amendment no. 5.
3          Amendment no. 1 [Inception: this amendment shall come into effect by no later than July 1, 2016].
4          Amendment no. 5.
5          Amendment no. 5.
6          Amendment no. 5.

“Subscriber”	-	whoever engages in an Engagement Agreement with the Licensee for the purpose of receiving its services as an end-user.
“Prepaid Subscriber”	-	Subscriber who pays in advance to receive a service from the Licensee;
“Business Subscriber”	-
Subscriber that is one of the following:
(a)          corporation, as defined in the Interpretations Law, 5741 – 1981;
(b)          government ministries and other quasi-governmental bodies;
(c)          a licensed dealer, except for an exempt dealer;
(d)          a body that was incorporated in a law or by-law.

[7]“Split Business Subscriber”	-	a user of the End Device, when his Telephone Bill is split between himself and a Business Subscriber or when he is charged for the entire Telephone Bill;
“Non-Business Subscriber”	-	Subscriber other than a Business Subscriber and other than a Split Business Subscriber;[8]
“Dormant Subscriber”	-
Subscriber to Telephony Service, that fulfills all of the following conditions:
(a)          has not received and has not made use of a Telephony Service of the Licensee for at least one year;
(b)          is not paying any fixed payment to the Licensee for a Telephony Service;
(c)          is not engaged with the Licensee in a plan that includes a commitment period for a Telephony Service.

“International Telecommunications System”	-
system of Telecommunications Facilities installed in Israel, which is used or is designated to be used for the transfer of telecommunications messages originating in Israel, but whose destination is in another country or vice-versa, or for the transfer of telecommunications messages between destinations located in different countries; and excluding End Devices;

7          Amendment No. 5.
8          Amendment No. 5

“MRT System (Mobile Radio Telephone)”	-	system of wireless installations built according to the cellular method and other installations through which Mobile Radio Telephone Services are provided to the public;
“Domestic Operator”	-	a fixed-line domestic operator and a mobile domestic operator;
“Mobile Domestic Operator”	-	MRT Operator and an MRT Operator on another network;
“Fixed-line Domestic Operator”	-	holder of a General License that provides a fixed-line domestic service;
“MRT Operator”	-	holder of a General License for the Provision of Mobile Radio Telephone Services, excluding an MRT Operator on Another Network;
“MRT Operator on Another Network”	-	Holder of a General License, who provides MRT Services through the use of all or a portion of an MRT System of another entity, and at least of the Access Network of the said MRT System;
“The Ministry”	-	The Ministry of Communications;
“Switch”	-
Telecommunications Installation that contains and operates means of switching and transmission that enable the creation of a connection between various End Devices that are connected or linked to it and enable the provision of various  telecommunications services to Subscribers of the Licensee or to Subscribers of other Licensee;

“Officer”	-	as defined in the Regulations;
“NTP (Network Termination Point)”	-
interface to which a Public Telecommunications Network is connected at one end, and End Devices, a private network, or another Public Telecommunications Network, as the case may be, is connected at the other end;

“Bundle of Services”	-	a number of services being marketed to a Subscriber as a single package;
“One-time Transaction”[9]	-	transaction that is not an Ongoing Transaction;
“Ongoing Transaction”[10]	-
Engagement Agreement for the purchase of the Licensee’s Services continuously and on an ongoing basis, including any amendment or addendum to the agreement that does not constitute a new transaction, and all, whether the Engagement Agreement is for a defined period or for an indefinite period;

“The Ordinance”	-	The Wireless Telegraph Ordinance [New Version], 5732 – 1972;
“End Devices”	-	Fixed-line End Devices or MRT End Devices;
“Fixed-line End Devices”	-
telecommunications equipment for a Subscriber’s use, which connects or is intended to be connected from the Subscriber’s premises or from any other location to a Public Telecommunications Network, through a designated interface;

“MRT End Devices”	-	telecommunications equipment for a Subscriber’s use, which connects or is intended to be connected to a Public Telecommunications Network through a designated interface, for wireless communications;
“Interconnection”	-	as defined in section 5 of the Law;
“Relative”	-	spouse, including common-law spouse, parent, a parent’s parent, offspring and the offspring’s offspring, sibling and the spouse of each of these;

9          Amendment no. 1 [Inception: this amendment shall come into effect by no later than July 1, 2016].
10         Amendment no. 1 [Inception: this amendment shall come into effect by no later than July 1, 2016].

“The License”	-
This License and all appendices thereto, as shall be updated from time to time, as well as any other document or condition that the License defines as constituting an integral part of the License or of its conditions;

“The Network”	-	the Public Telecommunications Network of the Licensee, through which the Licensee’s Services are being provided;
“The Host Network”	-	all or a portion of an MRT System of an MRT Operator when the provision of the Licensee’s Services involves the use thereof;
“Public Telecommunications Network”	-	as defined in the Law;
“Access Network”	-	as defined in the Law;
“Private Network”	-
Telecommunications Network that is used or is intended to be used by a particular person or a group of particular people with a common interest, which connects or is intended to connect to a Public Telecommunications Network by means of an NTP, including switching equipment, connection devices, cables, Transmission equipment and any other Telecommunications Facility, provided that the common interest is not merely the very existence of the Network;

“Use”	-	as defined in section 5 of the Law;
[11]“Telecommunications Service”	-	as defined in the law;

11          Amendment no. 5.

“International Telecommunications Service”	-	as defined in the Regulations;
“Internet Access Service”	-	service that enables connection of a Subscriber to the internet, including connection of a content supplier or an application to the internet;
“Basic Telephone Service”	-	switched or routed full duplex transfer, including via modem, of voice or of pseudo-voice telecommunications messages, such as facsimile signals;
“Telephone Service Over Broadband – VoB (Voice over Broadband)”	-	Basic Telephone Service that is provided during use of a broadband access network of another domestic operator;
“Telephony Service”	-	Basic Telephone Service and Ancillary Services to this service;
“International Roaming Service”	-
Mobile Domestic Service provided overseas and in the territories under the Civil Administration of the Palestinian Council via the MRT system of a foreign MRT operator (hereinafter: “Foreign Operator”), whereby the Subscriber pays the Licensee for the service;  and similarly – a Mobile Domestic Service provided in Israel via the Network, whereby the Licensee provides a service to a Foreign Operator for the Subscribers of that operator; for this purpose, the “Palestinian Council” – as defined in the Implementation of the Interim Agreement regarding the West Bank and Gaza Strip Law (Jurisdictional Powers and Other Provisions) (Legislative Amendments), 5756 – 1998;

“Mobile Domestic Service”	-	Telecommunications Service being provided to the public by a Mobile Domestic Operator, through an MRT System of its own or of another entity;
“Fixed-line Domestic Service”	-	infrastructure, transmission, data communications service and fixed-line telephony, being provided to the public by a Fixed-Line Domestic Operator;

“Infrastructure Service”	-
allowing another Licensee or a Broadcasting Licensee to use the Network for the purpose of conducting telecommunications operations, including broadcasting, and for the purpose of their provision of Telecommunications Services;

“The Licensee’s Services”	-	the services that the Licensee is permitted to provide pursuant to the License;
“Control”	-	as defined in the Law;
“The Minister”	-	the Minister of Communications, including a person to whom the Minister has delegated all or a portion of his authorities for the purposes of the License;
“The Engineering Plan”	-	the Engineering Plan submitted by the Licensee pursuant to the Regulations, including amendments and supplements made thereto subsequent to the granting of the License;
“The Numbering Plan”	-
plan prescribed by the Director, for the allocation and assignment of telephone numbers, for mandating dialing rules and Number Portability, or any part of the foregoing[12], as amended from time to time;

“Transmission”	-	the transfer of electromagnetic signals, including optic signals or a sequence of bits between Telecommunications Facilities of a Licensee, including a Broadcasting Licensee, excluding End Devices;
“Billing Period”	-
A cyclical period of a defined duration, at the end of which a bill is submitted to the Subscriber for payment for the Licensee's Services and for services of a service-provider that were provided to the Subscriber during that period;

[12]
The plan, which has been formulated, is contained in the document entitled “Numbering Plan for Telephony Services and Value Added Services in Israel,” which can be found on the Ministry of Communications website at http://www.moc.gov.il and in administrative directives issued by the Director from time to time.

“The Regulations”	-
Communications Regulations (Telecommunications and Broadcasting) (Proceedings and Conditions for Receiving a Unified General License, 5770 – 2010; or the MRT on Another Network Regulations, the ILD Operator Regulations and the Unique Domestic Operator Regulations, as the case may be;

“Supervision Regulations”	-	The Communication Regulations (Supervision Over the Operations of a Licensee), 5746 – 1986.
“ILD Operator Regulations”	-
Communications Regulations (Telecommunications and Broadcasting) (Proceedings and Conditions for Receiving a General License for the Provision of International Telecommunications Services, 5764 – 2004;

“Unique Domestic Operator Regulations”
Communications Regulations (Telecommunications and Broadcasting) (Proceedings and Conditions for Receiving a Unique General License for the Provision of Domestic Fixed-Line Telecommunications Services), 5764 – 2004;

“MRT on Another Network Regulations”	-	Communications Regulations (Telecommunications and Broadcasting) (Proceedings and Conditions for Receiving an MRT License on Another Network), 5770 – 2010;
“Data Communications”	-
the transfer of information and software, excluding voice, between units of End Devices, including computers; in this regard:
“information” – data, signals, terms or instructions, excluding software, which are expressed in a computer-readable format and stored in a computer or another storage medium;
“computer” – device that operates by means of software in order to perform arithmetic or logical processing of data, and its peripheral equipment, including systems of computers;
“software” – set of instructions expressed in a computer-readable format, which is capable of causing a computer to function or to perform an action;

“Postpaid”[13]	-	payment for services that is collected from the Subscriber after the Billing Period;
“Prepaid”[14]	-	payment for services that is collected from the Subscriber before or at the beginning of the provision of the services;

13          Amendment no. 1 [Inception: this amendment shall come into effect by no later than July 1, 2016].
14          Amendment no. 1 [Inception: this amendment shall come into effect by no later than July 1, 2016].

1.2
Words and expressions in the License that are not defined in clause 1.1, or elsewhere in the License, shall have the definitions as prescribed in the Law, the Ordinance and in the Regulations instituted in accordance with them, or in the Law of Interpretations, 5741 – 1981 (hereinafter – “the Interpretation Law”), unless a different meaning is implicit in the text or in its context.

2.               Interpretation

2.1
The clause headings in the License have been provided solely for reading convenience, and are not to be used for purposes of construction or elucidation of the content of any of the terms of the License.

2.2
In any instance of a disagreement about the interpretation of a provision of the License, including a prima facie contradiction between different provisions of the License, or between a provision of the License and another administrative instruction issued by the Law or the Ordinance, the Minister shall decide the interpretation of the provision or decide about the resolution of such contradiction, after having given the Licensee an adequate opportunity to voice its arguments.

2.3	The provisions of the Interpretation Law shall apply to the interpretation of This License, mutatis mutandis.

3.               Cancelled

4.               The “Blue Pencil” Principle

4.1
Revocation or a decision on the matter of the nullification of a condition of This License or a part thereof shall only apply to that condition or part thereof, as the case may be, and they themselves shall not prejudice the binding validity of the License or any other condition contained therein, unless the revocation or nullification dictates another significance.

Section B - Legal and Administrative Provisions

5.               Observation of Laws and Provisions

5.1
In all matters pertaining to the establishment of the Network, its execution, operation and maintenance and for the execution of telecommunications operations and for the provision of telecommunications services through it, the Licensee shall act in accordance with the License provisions and in accordance with the following:

(a)	the provisions of the Law and the Ordinance and secondary legislation pursuant thereto;

(b)	administrative instructions issued pursuant to the Law, the Ordinance or secondary legislation pursuant thereto;

(c)	international conventions to which Israel is a signatory, on the matter of telecommunications and radio;

5.2
Any law or administrative instruction, as stated in clause 5.1, shall apply to the Licensee as they are in effect from time to time, including the remedies for breaching them, and they shall be deemed an integral part of the Terms of the License.

Section C – Scope and Validity of the License

6.               The Scope of the License

6.1	Subject to the provisions and conditions of the License, the Licensee may do the following for the purpose of providing the Licensee’s Services:

(a)	to establish, maintain, develop and operate a Telecommunications Facility pursuant to the Engineering Plan and to make use thereof;

(b)	to connect to the Network, to the another Public Telecommunications Network in Israel;

(c)	to use a Public Telecommunications Network of another Licensee.

6.2
The Licensee shall not perform any Telecommunications Operation and shall not provide a Telecommunications Service that requires licensing, unless it is permitted to do so within the scope of the License or pursuant thereto, or within the scope of another License pursuant to the Law or the Ordinance.

6.3	This License cancels and replaces the following licenses:

(a)
General License to Partner Landed-Line Communications Solutions LP for the Provision of Fixed-Line Domestic Telecommunications Service that was granted to the Licensee on January 15, 2007 (hereinafter: "the License Grant Date"), and all amendments made therein;

(b)	Cancelled;

(c)	Cancelled.

7.               Validity and Term of the License

7.1
The validity of This License is for a period of twenty (20) years, as of the License Grant Date and, insofar as This License is being issued within the scope of a license replacement, for a period of twenty (20) years as of the grant date of the license that replaced This License, and if This License replaced more than one license, whichever is earlier (hereinafter: “the Period of the License”).

7.2
The Minister may extend the validity of the License for additional periods of ten (10) years each, in accordance with that stated in clause 8 (hereinafter: “the Additional Period”); the initial period and the additional periods shall be called hereinafter – the Period of the License.

7.3	Without derogating from that stated above in clause 7.1, the validity of the following provisions shall be as follows:

(a)
With regard to the provision of a Fixed-line Domestic Operator Service or an International Service, the inception date of the validity of the consumer provisions shall be on the date to be announced by the Director;

(b)
With regard to the provision of an Internet Access Service, the inception date of the validity of the consumer provisions and the provisions of Appendix B.3 – Internet Access Service shall be no later than the date when the Licensee shall have 20,000 Subscribers.

In this clause – “consumer provisions” – the provisions of clauses 55.4-55.7 (Engagement Agreement), 56 (Remote Sale Transaction), 62.7(b), 62.7(c) and 67.8 (obligation to maintain a service), 67.5-67.8 regarding bills to a Business Subscriber, 78.3-78.4 (setting of tariffs and their rates), 90 (notice of utilization of a cellular data package in Israel), 95 (billing of Subscribers), 119 (documents and recordings) and Appendix C.4 – Ordering a Service on the Website of the Licensee and a Service-Provider.

8.               Extending the Period of the License

8.1
The Minister may, at the Licensee’s request, extend the Period of the License for an additional period and after considering the considerations specified in section 4(B) of the Law, including all of the following:

(a)	The Licensee has complied with the provisions of the Law, the Ordinance, the Regulations pursuant thereto and the provisions of the License;

(b)
The Licensee has taken action to constantly improve the services it is providing, their scope, availability and quality, and there was no act or omission in the Licensee’s activity that could harm or restrict competition in the communications sector;

(c)
The Licensee is able to continue providing its services at a high standard and is able to implement the necessary investments for the purpose of improving the scope of the Licensee’s Services, their availability and quality.

8.2
The Licensee shall submit its application to extend the Period of the License during the forty-five (45) days prior to the period of the eighteen (18) months prior to the expiration of the Period of the License.

8.3
For the purpose of examining the Licensee’s application to extend the Period of the License, the Minister may require the Licensee to furnish any information and document within the timeframe and in the manner that the Minister shall prescribe and, without derogating from the general purport of that stated, the Minister may:

(a)	require the Licensee to furnish a summary report that includes the following:

(1)	a report summarizing all of the annual reports submitted by the Licensee pursuant to This License between the inception date of the License and the filing date of its application;

(2)	a comparison of the data specified in the report in relation to each year with the data of the preceding year, as well as explanations of exceptional variations in the data;

(3)	a review of the means, actions and investments taken or implemented by the Licensee to improve the quality, scope and availability of the Licensee’s Services.

(b)
require the Licensee to attach any document to the summary report for the purpose of verifying the data detailed in it, supplementing the report or providing any additional datum that is not included therein;

(c)	summon the Licensee to appear before him on a reasonable date and answer questions or present documents in its possession or under its control that are related to the data in the summary report;

(d)
require the Licensee to submit an updated Engineering Plan to him that describes, inter alia, its plans for the technological updating of the Network and for advancing its services during the first five (5) years of the Additional Period.

8.4	If the Licensee was summoned to appear before the Minister, it shall appear on the date of its summons.

9.               The Minister’s Announcement of the Extension of the Period of the License

9.1
The Minister shall inform the Licensee in writing of his decision on the matter of its application for an extension of the Period of the License by no later than one year before the expiration of the Period of the License.

9.2
If, after having given the Licensee a fair opportunity to present its arguments to him, the Minister shall decide to reject the application, he shall so notify the Licensee in writing, including his rationale for rejecting its application.

10.             Termination of the Period of the License

10.1	If the License was terminated pursuant to clause 12, the Period of the License expired or the License was not extended or renewed, then the Minister may:

(a)
instruct the Licensee to continue operating the Network and providing its services that are the subject of this License for a period that shall be defined (hereinafter: “the Service Termination Period”) until a License is awarded to another entity for the provision of the services that are the subject of This License (hereinafter: “the Alternative Licensee”), and until the proceedings have been completed for the transfer of the rights in the Network; the Service Termination Period shall not exceed, in any case, two years after the expiration date of the License;

(b)
if the Licensee did not comply with the Minister’s instructions pursuant to subclause (a), the Minister may appoint a trustee for the purpose of continuing the provision of the Licensee’s Services until a License is issued to an Alternative Licensee.

10.2
If the Alternative Licensee submits an offer to purchase its rights in the Network and the Subscribers’ obligations during the Service Termination Period, and to subrogate for the Licensee in relation to the Subscribers’ rights (hereinafter: “Acquisition of the Business”), then the Licensee and the Alternative Licensee shall conduct negotiations for the Acquisition of the Business at its economic worth and as a going concern; should the said Licensees not reach complete agreement within six (6) months of the expiration of the Period of the License, and the parties did not appoint an agreed arbitrator, the Minister is allowed to order that the terms of the Acquisition of the Business shall be determined according to the said principles by an arbitrator to be appointed by the Chairman of the Chartered Accountants Association, according to a request of the said Licensees or either thereof.

10.3
The arbitrator shall issue his decision after having heard the relevant Licensees and having given them an opportunity to present their arguments to him; the arbitrator’s decision shall be issued by no later than three (3) months after his appointment.

Section D – Amending, Enforcing and Revoking of the License

11.             Amending the Conditions of the License

11.1
The Minister may amend the conditions of the License, add to them or detract from them, in accordance with the provisions of section 4 of the Law and, inter alia, if he finds that one of the following has transpired:

(a)	a change has occurred in the extent of the Licensee’s suitability to implement the actions and services that are the subject of the License;

(b)	an amendment to the License is required in order to ensure effective and fair competition in the telecommunications sector;

(c)	an amendment to the License is required in order to ensure the standards of the services being provided pursuant thereto;

(d)	changes that occurred in the telecommunications technology justify amending the License;

(e)	changes have occurred in the electromagnetic spectrum needs that justify, in the Minister’s opinion, amendments to the License;

(f)	considerations of the public interest justify amending the License;

(g)	a change in the government’s policy in the telecommunications sector justifies amending the License;

12.             Revoking of the License

12.1	The Minister may revoke the License before its expiration if one or more of the causes specified in section 6 of the Law has transpired, including in any one of the following circumstances:

(a)	the Licensee failed to disclose requisite information in its application or disclosed incorrect information therein;

(b)
the Licensee was required and refused to provide information to the Minister or to any party on his behalf that is in its possession, and which it had been obligated to disclose by virtue of the provisions of This License or by law, or if the Licensee gave false information to the Minister or to any party on his behalf;

(c)	the Licensee failed to comply with the provisions of the Law, the Ordinance or the Regulations instituted pursuant thereto;

(f)	[sic] a Means of Control over the Licensee, or the Control over it, were transferred in violation of that stated in clause 18;

(h)	[sic] the activities of the Licensee included an act or omission that adversely affected or restricted the competition in the communications market.

12.2
If a cause materialized as stated, and the Minister becomes convinced that, under the circumstances, it does not necessitate revoking the License, the Minister shall give the Licensee a fair opportunity to rectify the act or omission that constituted cause for revoking the License.

12.3
If the Minister decided to consider revoking the License, he shall notify the Licensee of this in writing, while explaining the grounds for this, and shall enable the Licensee, within the timeframe that he shall specify in his notification, to present its arguments in relation to the grounds for the revocation; the Minister shall inform the Licensee of his decision in writing while specifying his rationale.

12.4
In his notification of the revoking of the License, the Minister shall specify the date on which the License revocation shall take effect, and he may instruct the Licensee to continue providing the services in accordance with This License until a License is awarded to another entity, or until the appointment of a trustee, or until a receiver is duly appointed for the purposes of managing and operating the Network, as the case may be.

12.5
The Licensee shall continue providing the services up until the date stipulated by the Minister in his notification and shall comply with the provisions of This License and every instruction issued to it by the Minister in this regard.

12.6	The proceedings specified in relation to revoking of the License shall apply, mutatis mutandis, to a restriction or suspension of the License.

Chapter B – Structural Separation, Ownership, Assets and Means of Control
Section A – Structural Separation

13.              Structural Separation

13.1
The Minister shall be allowed to prescribe restrictions and conditions in the License regarding the relations between the Licensee and companies linked to it, including with regard to the manning of roles and the appointment of officers, the transfer of information, the maintaining of separate corporations or a separate accounting system between operations, and this, considering, inter alia, the identity of the Licensee, for reasons of promoting the competition and the public benefit.

13.2
Without derogating from that stated in clause 13.1, the Licensee shall maintain a mechanism for complete accounting separation, through a system for separate accounting reporting for each of the following services: Mobile Domestic Service; Fixed-line Domestic Service; International Telecommunications Service; NTP Service and Internet Access Service. This accounting reporting system shall enable the isolation of income and expenses in respect of the various services, so that it shall be possible to examine each activity during the provision of a service as stated separately from all of the Licensee’s other business activities.

14.             Prohibition of Giving Preference

14.1
The Licensee shall refrain from giving preference to a Licensee that is an Interested Company over any other Licensee, in the provision a service to that Licensee, including in relation to payment for the service, the service conditions, the availability of the service, the provision of information concerning the service and in any other way. In this clause: “Licensee” – including a broadcasting licensee.

14.2
The Licensee shall not transfer commercial information to an Interested Company that competes against another Licensee and shall not receive information as stated from it; for this purpose, the Licensee shall prescribe procedures that address, inter alia, the matter of maintaining confidentiality, restrictions on the dissemination of the information within the Licensee and the access to it by employees who are not supposed to handle commercial information within the scope of their roles.

For the purposes of this clause:

“Commercial information” – data about a competitor that are not in the public domain that pertain to any one of the following:

(1)	recipients of service;

(2)	the structure of the Network, the deployment thereof, the technology used to operate it;

(3)	plans for expanding a system of Telecommunications Installations, for changes in it and for operating new services through it;

(4)	the volume of telecommunications messages transmitted in the Network, the types thereof and their destinations;

(5)
marketing or other technological plans or activities of a competitor, when information as aforesaid was furnished to the Licensee or to the general partner, or other business activity when the information about it has been classified by a competitor as Confidential Information.

“Other Licensee” – including a Broadcasting Licensee.

Section B: Restrictions in Relation to the Transfer of the License’s Assets

15.             Definitions

15.1	For the purposes of this section:

“The License’s Assets”	-	the assets required to assure the provision of the Licensee’s Services;
“Banking Corporation”	-	as defined in the Banking Law (Licensing), 5741 – 1981, and apart from a “foreign corporation,” as defined in that same law.

16.              Restrictions on a Transfer of the License’s Assets

16.1
The Licensee is not allowed to sell, lease or mortgage any of the License’s Assets unless the Minister’s prior written consent has been issued and in accordance with the conditions stipulated by the Minister.

16.2
Without derogating from the general purport of that stated in clause 16.1, the Minister shall give his approval to give title to rights in the License’s Assets to a third party, if he is satisfied that the Licensee has ensured that, in any event, the realization of the rights by the third party shall not cause any damage to the provision of services according to This License, as long as the Licensee is obligated to provide these services according to the provisions of This License.

16.3
Notwithstanding that stated in clause 16.1, the Licensee may pledge any of the License’s Assets in favor of a banking corporation that is legally operating in Israel, for the purpose of obtaining bank credit, provided that it issued advance notice of the intended pledge to the Director, and the pledge agreement contains a clause that ensures that an exercise of the rights by the banking corporation shall not cause any adverse impact on the provisionof services in accordance with This License;

Section C: Means of Control – Changes and Restrictions

17.             Details of the Licensee

17.1
Details regarding the legal entity of the Licensee, its incorporation, its controlling shareholders, those who have significant influence over it, interested parties in it, and Officers therein, are listed in Appendix A to the License; the Licensee shall provide the Director annually at the beginning of March, with an updated Appendix A.

17.2
The Licensee shall report to the Director in writing about any change in the information included in Appendix A, including any transfer and acquisition of Control or of five percent (5%) or more of a Means of Control over the company owning the Licensee, or a change in the appointment of a Director or a General Manager; this, within fourteen (14) days of the date of the change.

18.             Transfer of a Means of Control

18.1
A direct or indirect Holding of any Means of Control over the Licensee, at a ratio of ten percent (10%) or more of the same Means of Control shall not be transferred,  whether all at once or in parts, unless the Minister has issued his prior written consent.

18.2
No Means of Control over the Licensee shall be transferred in any way, or a portion of a Means of Control as stated, if, as a result of the transfer, Control over the Licensee shall be transferred from one person to another, unless the Minister has issued his prior written consent.

18.3
No direct or indirect Control over the Licensee shall be acquired, and no person, whether by himself or together with his Relative or with another party, who are acting with him on a regular basis, shall acquire ten percent (10%) or more of any Means of Control over the Licensee, whether all at once or in parts, unless the Minister has issued his prior written consent.

18.4
Notwithstanding that stated in clauses 18.1 and 18.3 above, if a Tradable Means of Control over the Licensee are transferred or acquired at a ratio requiring approval pursuant to clauses 18.1 or 18.3 (other than a transfer or acquisition that results in a transfer of Control), without the Minister’s consent having been sought, the Licensee shall report this to the Minister in writing, and shall file an application to the Minister to approve the transfer or acquisition of the Means of Control over the Licensee as stated, within 21 days of the date on which the Licensee became aware of this.

In this clause 18, “Tradable Means of Control” – Means of Control, including Global or American Depository Shares (GDR’s or ADR’s), or similar certificates, registered for trading on a stock exchange in Israel or overseas, or that were offered to the public pursuant to a prospectus and held by the public in Israel or overseas.

18.5
An engagement in an underwriting agreement relating to an issue or sale of securities to the public, a listing for trading on a stock exchange in Israel or overseas, or a deposit or listing of securities with a nominee company or with a depository agent or a custodian for the purpose of listing GDRs or ADRs or similar certificates relating to an issue or sale of securities to the public – shall not be deemed, per se, as a transfer of a Means of Control over the Licensee.

19.              Irregular Holdings

19.1
Irregular Holdings shall be recorded in the Licensee’s members’ register (the register of shareholders) stating the fact that they are irregular, immediately upon the Licensee becoming aware of this, and a notice of the entry shall be given by the Licensee to the Holder of such Irregular Holdings and to the Minister.

19.2
Irregular Holdings, recorded as aforesaid in clause 19.1, shall not vest the Holder any rights, and shall constitute “Dormant Shares,” as defined in section 308 of the Companies Law, 5759 – 1999, except in relation to the receipt of a dividend or other distribution to shareholders (including the right to participate in a rights issue that is calculated on the basis of Holdings of a Means of Control over the Licensee, although Holdings to be added as aforesaid shall also be considered Irregular Holdings), and therefore, no action or claim of the exercise of a right by virtue of the Irregular Holdings shall have any validity, except in relation to the receipt of a dividend or any other distribution as aforesaid.

Without derogating from the general purport of that stated above:

(a)
A shareholder who participates in a vote during a meeting of shareholders shall inform the Licensee prior to the vote, or, if the voting is by ballot paper, on the ballot paper, whether or not his Holdings in the Licensee or his voting require approval pursuant to clause 18; if a shareholder does not so advise, he may not vote and his vote shall not be counted.

(b)
No director of the Licensee shall be appointed, elected or removed from office by virtue of Irregular Holdings; if a director shall be appointed, elected or removed from office as aforesaid, the said appointment, election or removal, as the case may be, shall not be valid.

(c)	Irregular Holdings shall not vest voting rights in the general meeting.

19.3	The provisions of clause 19 shall be included in the articles of association of the Licensee.

For the purposes of this clause: “Irregular Holdings” – the Holding of a Tradable Means of Control without the Minister’s consent as required under clause 18, and all Holdings of a shareholder of a Tradable Means of Control who acted contrary to the provisions of clause 60; this, as long as the Minister’s consent under clause 18 was requested, but was not issued, or circumstances of a breach of the provisions of clause 60 have transpired.

20.              Pledge of a Means of Control

20.1
A shareholder of the company that holds the License, or a shareholder in an Interested Party therein, is not allowed to pledge his shares in a manner so that the exercise of the pledge would cause a change in the ownership by ten percent (10%) or more of any Means of Control over the Licensee, unless the pledge agreement includes a stipulation whereby the pledge cannot be exercised without the Minister’s prior written consent.

Chapter C – Establishment, Development, Maintenance and Operation of the Network
Section A – Establishment and Development of the Network

21.             General

21.1
The Licensee shall establish, develop, maintain, enhance and operate the Network all year round and 24 hours a day, both in peace time and during emergencies, pursuant to the Technical and Quality of Service Requirements, and in a manner enabling the proper and orderly provision of the Licensee’s Services in conformity with This License.

21.2
The Director may prescribe Technical and Quality of Service Requirements from time to time, including with regard to the upgrading and updating of the Network and to the integration of modern technological capabilities.

22.              Establishment and Development of the Network

22.1
In relation to all matters pertaining to the establishment of the Network, the connection thereof to another Public Telecommunications Network and the development thereof, including its technical quality and the technical quality of its various components, the Licensee shall comply with the provisions of the License and shall comply with that stated in the Engineering Plan – Appendix D.

22.2
The Licensee shall comply with all standards and technical specifications prescribed by the Ministry, and shall comply, to the extent possible, with the standards and customary recommendations prescribed by standardization organizations in Israel and abroad (such as the Standards Institute, the ITU and the ETSI), or by de facto standardization forums in the industry (such as WiFi, DSL, ATM), both in the field of telecommunications and wireless communications and in any other field relating to the establishment and development of the Network.

23.             Network Development or Upgrade Plan

23.1
Insofar as the Licensee intends to expand, develop or upgrade the Network (hereinafter: “Development Plan”), it shall submit the Development Plan to the Director, which shall include, at the very least, the following:

(a)	an updated Engineering Plan, including a detailed explanation of the changes and additions in the Network;

(b)	a timetable for execution of the Development Plan;

(c)	details of the frequencies needed, insofar as relevant;

(d)	details of the numbering needs, insofar as relevant;

(e)	the expected impact on the quality of the service and the availability of the service in the Network during the implementation period of the Development Plan.

23.2	The Licensee shall submit the Development Plan as stated at least 60 days before the implementation start date.

23.3	The Director may stipulate conditions to the implementation of a Development Plan, including in relation to the timetable.

24.              Implementation Stages and Timetable

24.1
The timetable for establishing or developing the Network, the milestones for its establishment and the start date of the provision of the service through it shall be in accordance with the timetable specified in the License.

24.2
The Licensee shall send written updates to the Director about any deviation from the timetable as stated (hereinafter in this clause: “notice”) immediately after the Licensee becomes aware that difficulties have arisen that prevent it from complying with the original timetable. The Licensee shall explain in the notice the reasons for the deviation in the timetable, and shall specify the new timetable and any other information that the Director requested in this regard (in this clause: “supplementary information”). If 45 days have elapsed since the notice date or since the submission date of the supplementary information and the Director has not notified the Licensee of his objection to the deviation from the timetable, then the Licensee may deviate from the timetable as stated in the notice.

25.             Change in Plans during the Establishment and Development

25.1	The Licensee may not deviate from the Engineering Plan unless permitted to do so by the Director according to the provisions of this clause.

25.2
Should the Licensee realize, during the establishment or development of the Network, that there is a need to deviate from the Engineering Plan, the Licensee shall send a written application to the Director in order to receive his approval for the change; in its application, the Licensee shall specify the essence and nature of the requested change and the reasons for it; the Licensee shall attach the proposed revised plan to its application.

25.3
The Director may reject the application or approve it, wholly or partly. The Director also may make his approval contingent upon conditions, insofar as such conditions are necessary in order to maintain the quality of the system, the level of its performance and the Technical and Quality of Service Requirements. The Director shall reach his decision about the application and notify the Licensee of his decision, all within a reasonable timeframe.

26.             Report on Establishment and Development Works

26.1
The Licensee shall submit reports to the Director, upon his request, in which it shall specify the Network establishment and development works. The Director may issue instructions to the Licensee with regard to the report submission format and the periods to which the reports shall relate.

27.             Backup in Conjunction with another Licensee

27.1
The Licensee may engage in backup agreements with another Licensee for the purpose of ensuring the continuity of the service, in relation to any matter pertaining to an operation or service that is identical to an operation or service that the Licensee performs. The Licensee shall notify the Director of the existence of any backup agreement as stated shortly after signing it.

28.             Supervision of Establishment and Development Works

28.1
The Director may supervise personally, or through another person acting on his behalf, the actions taken by the Licensee to carry out the establishment and development works. For the purposes of carrying out the supervision, the Director may enter the Licensee’s work sites and premises at any reasonable time in order to perform measurements and tests and to examine any plan or document pertaining to the implementation of the establishment and development works.

28.2
The Licensee shall cooperate with the Director in everything that pertains to the conducting of supervision of the establishment works and, without derogating from the general purport of that stated, shall allow him to enter the worksite and its facilities, allow examination of any document, plan and specifications and provide him with any necessary information that the Director shall request.

29.             Repair of Deficiencies and Defects

29.1
The Director may give written notice to the Licensee of deficiencies, defects and deviations that he found in the Network establishment or development activities, on the basis of reports submitted by the Licensee, documents and information that it provided to the Director, or on the basis of measurement and tests that he conducted.

29.2
If the Licensee receives notice as stated in clause 29.1, it shall notify the Director, within fourteen (14) days of the notice receipt date of its response to that stated therein and the actions that it has taken or is about to take in order to rectify the deficiencies, defects or deviations.

Section B – Interconnection and Use

30.             Interconnectivity Obligation

30.1
The Licensee shall take action to implement the Interconnection of the Network with any other Public Telecommunications Network; the Interconnection shall be implemented in a manner that enables the following:

(a)	transfer of telecommunications messages between End Devices connected to the Network and End Devices connected to the Network or to the other Public Telecommunications Network;

(b)	the proper and orderly provision of services by the Licensee to the Subscribers of the other Licensee, and the provision of services by the other Licensee to the Licensee’s Subscribers.

30.2	Interconnection may be effected directly or indirectly through a Public Telecommunications Network of another general Licensee, provided that it enables that stated in clause 30.1.

31.             Rules regarding the Implementation of Interconnection

31.1	The Licensee shall take action to implement Interconnection according to all of the following:

(a)
Insofar as the Interconnection is implemented directly through the Network, the Licensee shall ensure that the technical and operational standards of the Network comply with the requirements for connection to the Public Telecommunications Network of another Licensee (hereinafter: “Other Operator”), and shall ensure that the operations of the Network shall properly integrate with the operations of the Public Telecommunications Network of the Other Operator and that the Interconnection shall not harm the proper operation of this Network or proper service to its Subscribers or to the Other Operator’s Subscribers;

(b)
The Licensee shall implement the Interconnection on equal terms vis-à-vis every Other Operator and shall refrain from discriminating when implementing the interconnection, including in relation to the following:

(1)	the provision of infrastructure installations and Network connection services;

(2)	the availability of the connection facilities;

(3)	method, quality and survivability of the connection;

(4)	switching alterations and adjustments in installations, protocols and at Network Interface Points;

(5)	payments for Interconnection;

(6)	billing and collection arrangements and transfers of information to Subscribers;

(7)	commercial terms for implementing the Interconnection;

(8)	provision of information regarding the Network and changes therein that relate to Interconnection;

Notwithstanding that stated, the Minister may, upon a written application from the Licensee, in special circumstances and when he is convinced that it is justified, permit the Licensee to deviate from the provisions of this subclause;

(c)
The Licensee shall make available to the Other Operator all essential information that the Other Operator requires in order to provide its services through the Licensee’s facilities; such information shall be provided subject to any law regarding protection of privacy or commercial confidentiality; if the parties do not reach an agreement as to the nature  and scope of the essential information, the Minister shall rule on the matter;

(d)
The Licensee shall provide information to the Other Operator about planned changes to its Network, which might affect Interconnection with the Public Telecommunications Network of the Other Operator, or about Interconnection between the Public Telecommunications Networks of the Other Operators; the Licensee shall provide the said information in a manner that shall enable the Other Operator to be reasonably prepared for the implementation of the said changes;

(e)
For the purposes of subclauses (c) and (d), the Licensee may make the provision of information to the Other Operator conditional upon the signing of a reasonable confidentiality agreement, intended to protect the rights of the Licensee under any law, including commercial secrets, intellectual property rights and the like, relevant to the information regarding the change in the Network that is to be delivered to the Other Operator;

(f)
The conditions for Interconnection between the Network and the Public Telecommunications Network of an Other Operator shall be regulated in an agreement between the Licensee and the Other Operator;  if the parties fail to reach an agreement, the Minister shall rule on the matter;

(g) (1)
The Licensee shall allow its Subscribers to receive all of the services offered to them by an Other Operator, and may allow Subscribers of an Other Operator to receive services from it, provided that receipt of such services is technically and legally possible.

(2)	The Director may order the Licensee to allow Subscribers of an Other Operator to receive services being provided by it, provided that the receipt of such services is technically and legally possible.

(3)
Notwithstanding that stated in subclause (1), the Director may, at the written request of the Licensee, exempt the Licensee from the obligation to allow its Subscribers to receive services from an Other Operator, due to technical or economic reasons or for other justified reasons.

(h)	The Licensee shall forward to the Director, at his request, a signed copy of any agreement between the Licensee and an Other Operator regarding Interconnection;

(i)
The Licensee shall forward to the Director, at his request, any information provided to an Other Operator pursuant to subclauses (c) and (d), and a copy of any confidentiality agreement pursuant to subclause (e);

(j)	The Licensee shall act in accordance with any additional instructions that the Minister might prescribe.

32.             Payment for Traffic Completion and Interconnection

32.1
If regulations have not been instituted regarding payment for Interconnection or payment deriving from use of Interconnection, and if no agreement has been reached between the Licensee and an other Licensee in this regard, the Minister shall decide on the payment as stated, according to his authority pursuant to section 5 of the Law; any sum that is not being disputed shall be paid in a timely matter, even before the Minister reaches a decision in that regard. If the Minister did not decide the payment for Interconnection or the payment deriving from Interconnection, the Licensee may charge a reasonable and non-discriminatory sum for these.

33.             Prohibition of Delaying Interconnection

33.1
The Minister shall give the Licensee a reasonable opportunity to voice its position regarding the Minister’s intention to instruct the Licensee regarding the mode of implementation of the Interconnection and the scope thereof, regarding operations, services and related arrangements for implementing Interconnection, and regarding the payments for Interconnection; if the Minister instructs the Licensee in relation to such matters, the Licensee shall not delay Interconnection to the Network in any manner, and shall fulfill its obligations in accordance with the instructions of the Minister, in good faith and properly, on the date prescribed for such and in full cooperation.

34.             Prohibition of Interconnection to the Palestinian Authority

34.1
The Licensee shall not implement direct Interconnection to a network of a communications operator in the territories of the Palestinian Authority, unless it receives the Director’s prior written authorization.

35.             Provision of Possibility of Use

35.1	The Minister may instruct the Licensee regarding the provision of the possibility of use of its Network, in accordance with his authority pursuant to section 5 of the Law.

35.2
The Licensee shall allow another Licensee, in accordance with the instructions of the Minister, to provide service via the Network; the Licensee shall ensure reasonable and equitable conditions for any other Licensee, in relation to all matters pertaining to the provision of services by it to the Licensee’s Subscribers, including in relation to the matters specified in clause 31, mutatis mutandis.

35.3	For the purposes of the provision of the possibility of Use, the provisions of clauses 31, 32 and 33 shall apply, mutatis mutandis.

36.             Infrastructure Service to an Interested Company

36.1
The Licensee shall refrain from giving preference to a Licensee that is an Interested Company over any other Licensee, in the provision of an Infrastructure Service, whether in terms of payment for the service or in terms of the conditions or availability of the service, or in any other manner.

36.2 (a)
At the written request of the Licensee, the Director may permit the Licensee exceptions to the provisions of clause 36.1, in respect of another Licensee or Broadcasting Licensee that is an Interested Company, provided that the following conditions have been fulfilled:

(1)	the other Licensee is not a material operator;

(2)	the Director is of the opinion that issuing the approval shall not substantially harm competition in the telecommunications sector.

(b)
Exceptions as stated in subclause (a) might permit the Licensee to provide an Interested Company with Use of its Network under preferred conditions, and they may be limited in time or by any other condition.

36.3
In this clause, “Interested Company,” and “Material Operator” – as defined in the Telecommunications Regulations (Proceedings and Conditions for Receiving a General License for the Provision of Fixed-line Domestic Telecommunications Services), 5760 – 2000.

Section C – Operation of the Network

37.             Operation Start Date

37.1
The Licensee shall begin providing all or a portion of services by no later than one year after the issue of the License. Notwithstanding that stated, if the Licensee is seeking to provide only Mobile Domestic Service, and applied to the Minister during the year since receiving the License to exercise his authority pursuant to section 4(A2)(4) of the Law, then it shall begin providing services on the date set by the Minister.

38.             Authorization to Operate

38.1
The Licensee shall begin providing its services through the Network subject to the receipt of written authorization from the Director to operate the Network and to begin providing service through it (hereinafter: “Authorization to Operate”).

38.2	The Licensee shall apply in writing to the Director to obtain an Authorization to Operate, by no later than thirty days prior to the planned start date of the provision of the services.

38.3	In its application, the Licensee shall report the status of the preparations to provide its services pursuant to the License, including reference to the following subjects:

(a)	the planned start date for providing the services;

(b)	the establishment of the Network in conformity with the Regulations, including in relation to Interconnection to the Public Telecommunications Network of an Other Operator;

(c)	the forwarding of a list of the Officers of the company, attaching the requisite documents in relation to the Officers, pursuant to the Regulations and in the format specified in Appendix A;

(d)	the maintaining of an insurance contract and a copy of an opinion as required pursuant to clause 98 of the License;

(e)	details of the employee responsible for handling public complaints as stated in clause 64 of the License;

(f)	details of the call center, as stated in clause 63 of the License;

(g)	the existence of an Engagement Agreement with Subscribers, as stated in clause 55 of the License;

(h)	publication of the service tariffs, as stated in clause 91 of the License;

(i)	the existence of a system to prevent fraud, pursuant to that stated in clause 66 of the License;

(j)	the existence of a system for documenting documents and recordings, pursuant to that stated in clause 119 of the License [sic];

(k)	access to emergency services, pursuant to that stated in clause 68 of the License;

(l)	any other detail as the Director shall so instruct.

38.4
Without derogating from that stated in clauses 38.1 and 38.2, if the Licensee wishes to begin providing Mobile Domestic Service through the Network, it is required to present a Use Agreement to the Director. For this purpose, “Use Agreement” – agreement regarding use of the Host Network.

39.             Operation in the Territory of the Judea and Samaria Civil Administration

39.1
The Licensee shall operate in the areas of Judea and Samaria pursuant to a permit from the Civil Administration; the permit shall be based, for the most part, on the provisions of This License, mutatis mutandis, including with regard to the need to receive a separate approval from the Civil Administration for the establishment of each telecommunications facility, insofar as required.

40.             Preparations to Ensure Functional Continuity during Emergencies

40.1
The Licensee shall appoint a functionary (including a first deputy and a second deputy) who shall be responsible for maintaining contact with the Ministry during an emergency; the Licensee shall issue to the Director, once a year, on January 1st, the details of the functionary and his deputies, as well as modes of contacting them.

40.2
A Licensee providing Domestic Service or Internet Access Service to more than 50,000 Subscribers shall be prepared to ensure functional continuity during emergencies as specified in Appendix E – Preparations to Ensure Functional Continuity during Emergencies.

Section D: Tests and Maintenance

41.             Definitions

41.1	In this section:

“Periodic Test”-	Test of the Network, or any portion thereof, that is conducted in accordance with the License provisions, at regular intervals and at least annually;

“Special Test” -
Test of the Network, or any portion thereof, that is conducted due to a maintenance or repair activity resulting from an electromagnetic interference, a malfunction, a complaint clarification, a technological change, a modification of the Engineering Plan; etc., which is being conducted at the Licensee’s initiative or at the demand of the Director;

“Routine Test”-	Testing of the Network or any portion thereof, that is conducted on a regular basis.

42.             Maintenance and the Performance of Tests

42.1	The Licensee is responsible for the maintenance of the Network.

42.2	The Licensee shall conduct Periodic Tests of the Network and shall submit the results of the tests, upon the Director’s request, within 30 days of the date of the request.

42.3
The Licensee shall establish and operate a control system to constantly monitor the Network’s performance, to periodically test the working order of the Network, and shall conduct, on an ongoing basis, Routine Tests of the Network or any portion thereof, as needed, according to a test program to be decided by the Licensee.

42.4
The Licensee shall conduct a Routine Test in relation to all matters pertaining to the quality of service as specified in Appendix D, including compliance with the relevent standards of the ITU-T, and shall furnish the results of the tests, upon the Director’s request, within 30 days of the date of the request.

42.5
The Director may instruct the Licensee to conduct a Special Test; the Licensee shall conduct the said test in the format and at the time to be decided by the Director and shall furnish its results to the Director, upon his request.

42.6
The Director or whoever is so authorized on his behalf shall be allowed to conduct the test themselves, if it is required in their opinion; the Licensee shall allow the Director or anyone else authorized on his behalf, after prior coordination, access to installations and equipment and shall place at their disposal testing equipment that the Licensee uses and professional manpower employed by the Licensee.

43.             Test, Malfunction and Maintenance Log

43.1	The Licensee shall maintain a test, malfunction and maintenance log (hereinafter: “Maintenance Log”), in which details of the malfunctions and tests of the Network shall be recorded.

43.2
The Licensee shall retain the related Maintenance Log at its offices at all times, for the twelve (12) preceding months, and shall allow the Director or anyone authorized on his behalf to peruse the log at any time, to check it, copy it in any manner and to forward it to the Director for his persual, upon his request.

44.             Repair of Deficiencies and Defects

44.1
The Director may notify the Licensee in writing about deficiencies and defects that he found and that cause harm to the standard of service, the level of survivability and the backup of the Network, harm to the level of safety or that cause interference with other systems that are operating properly, and this, including based on monitoring of the Network’s performance, Subscriber complaints, tests he conducted or based on test reports, documents and information provided to him by the Licensee.

44.2	The Director may instruct the Licensee about the deadlines by which the Licensee must repair the deficiencies and defects.

44.3
If the Licensee receives such notice, it must notify the Director, within the timeframe specified in the Director’s notice, about the repair of the deficiencies and defects, detailed as per the Director’s request.

Section E: Equipment Tests and Installation Approvals

45.             End Devices

45.1
The Licensee shall ensure that the Network shall support the End Devices for which it has a Type Approval or End Devices that are exempt from a Type Approval by virtue of the Law or the Ordinance, and shall enable the provision of the Licensee’s Services in a proper manner through such End Devices.

45.2
The Licensee shall make available to the Director the specifications of the End Devices that are compatible with the Network, and shall assist, in accordance with the Director’s requirements, in converting them to Israeli standards or to the Ministry’s specifications, or to standards and specifications as aforesaid; the Director shall present requirements that differ from the requirements of European standards only for the purpose of adapting the Licensee’s specifications to Israeli standards, to the Ministry’s specifications, for the purpose of integrating the Hebrew language, to prevent interference with other systems and interference from other systems, and in order to achieve compatibility with the Telecommunications Networks in Israel.

45.3	The Licensee may sell or lease End Devices to its Subscribers for connection to the Network, provided that all of the following are fulfilled:

(a)
The Licensee has notified the Subscriber that he is not obligated to purchase an End Device from the Licensee in order to receive service and that he may also purchase the End Device from any authorized reseller in Israel or from a reseller abroad, for which the equipment manufacturer has confirmed that it is has similar features and options as the End Device being marketed by the Licensee;

(b)
The Licensee shall not make the receipt of service contingent upon receiving maintenance services for End Devices from it, and shall inform the Subscriber that he may receive maintenance service for his End Device from any person, including for the End Device that it purchased or leased from the Licensee.

45.4
At the demand of the Director, the Licensee shall conduct tests to ensure that End Devices meet the Network specifications, at no charge; testing of End Devices as stated shall be completed within fourteen (14) days of the date of receipt of the Director’s demand. That stated above in no way derogates from the Minister’s authority to authorize the Licensee to conduct tests for the purpose of issuing a Type Approval for a payment.

The Licensee shall forward to the Director, upon his request, the standards and test specifications that are required for the purpose of issuing a Type Approval or for determining an exemption from a Type Approval by the Ministry or by any party on its behalf.

45.5
In the event that the Licensee is providing an End Device to a Subscriber when the operation thereof depends on the supply of electricity from the electricity system on the Subscriber’s premises, the Licensee shall inform the Subscriber that, during a blackout, the operation of the said End Device shall be interrupted, unless he installed a UPS (uninterrupted power supply) system for the supply of backup electricity (hereinafter: “UPS System”).

The Subscriber shall be so informed at the time of the purchase of the End Device and at the time of the installation thereof at the Subscriber’s premises, insofar as the sale or installation thereof, as the case may be, is being performed by the Licensee, and by way of a clear and conspicuous marking on the back of the End Device or on its packaging.

If the Licensee provided a UPS System for the End Device, the Licensee shall inform the Subscriber of the duration of the backup provided by the system and the duration of operation of the End Device.

For the purposes of this subclause: “End Device” – fixed-line End Device for the receipt of Telephony Service by the Subscriber, including a modem or adaptor.

45.6 (a)
During a sale conversation through a telephone conversation for the purchase or rental of an MRT End Device, without a transaction being transacted with an Applicant for the purchase of MRT Services (hereinafter – “Purchase Agreement”), and before the Applicant expresses his consent to engage in a Purchase Agreement with the Licensee, the Licensee’s representative shall ask for the Applicant’s consent to send him a printed Purchase Agreement via electronic mail or SMS or facsimile, without any handwritten changes, and bearing the Licensee’s logo, which provides a detailed description of the End Device and the inclusive price and, insofar as payment in instalments for the End Device was agreed upon between the purchaser and the Licensee – the number of payments and the rate of each payment, and which includes the date of the execution of the sale conversation and the details of the purchaser and of the Licensee’s representative, who must inform the purchaser that he must confirm in writing that he is accepting the terms of the Purchase Agreement as a precondition to it coming into effect. Insofar as the Applicant expressly states that he is not interested in receiving the said document in one of the three said ways during the sale conversation, then the Licensee shall be released from having to send it to the Applicant when conducting the sale conversation, and it shall be sent to him on the transaction execution date. If the Applicant asked to receive the said document via one of the ways specified above, the Licensee’s representative shall send it to him in the manner requested.

The Licensee shall retain a copy of the Purchase Agreement in its possession, and shall make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

The Licensee shall record, in addition, the telephone conversation held with the Applicant, and shall make the recording available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

(b)
A notice shall be sent to the Applicant asking the Applicant to confirm the execution of the transaction. The Applicant must expressly confirm the terms of the transaction, without any handwritten stipulations or qualifications or changes in relation to the terms of the Purchase Agreement, either via return electronic mail message or return SMS or facsimile, which includes his full name and ID number.

The Licensee shall retain a copy of the purchaser’s confirmation in its possession, and shall make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

(c)	Immediately after the Applicant sends his confirmation, as stated, the Licensee shall send him a document pursuant to the law[15] in the mode by which the Purchase Agreement was sent to him.

15 A tax invoice/receipt

(d)
When executing a transaction for the purchase of an MRT End Device in the presence of both parties, without executing a transaction for the purchase of MRT Services, and before the Applicant expresses his consent to engage in a Purchase Agreement with the Licensee, the Licensee’s representative shall submit a printed copy of the Purchase Agreement to the Applicant and enable him to peruse it.

When executing the transaction, the Applicant and the Licensee’s representative shall sign the Purchase Agreement submitted to the Applicant for his perusal by original signature.

After signing, as stated, the Licensee’s representative shall deliver the Purchase Agreement to the Applicant bearing the original signatures of the Licensee’s representative and the Applicant, as well as the document specified in subclause (c).

After completing all that stated in this subclause, the Licensee’s representative may obtain the Applicant’s signature on a Purchase Agreement identical to the one signed with original signatures, while using electronic means.

The Licensee shall retain a copy of the Purchase Agreement and the document specified in subclause (c) in its possession, and shall make them available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

The Licensee’s representative shall perform a reliable identification of the Applicant pursuant to the procedure prescribed by the Licensee. The Licensee shall retain in its possession a copy of an identification certificate of the Applicant and a copy of an identification certificate of the payer of the Bill, which were issued to the Licensee’s representative at the time of execution of the engagement.

(e)
Insofar as the Subscriber and the Licensee agreed on payment in installments for Goods that the Subscriber purchased or rented from it, and the Subscriber breached the Engagement Agreement before paying all of the payments for the said Goods, but rectified the breach within forty-five (45) days of the date the Licensee notified the Subscriber of the breach, then the Licensee is not allowed to collect the balance of the payments from the Subscriber for the Goods in a single payment, and the payment in installments shall continue as agreed upon between the Subscriber and the Licensee ab initio.[16]

46.             Maintenance Obligation

46.1
If a Subscriber purchases an End Device from the Licensee or its agents, and the Purchase Agreement includes maintenance services, the Licensee shall be responsible for maintaining the End Device that was purchased as stated; however, the Licensee shall not be responsible for maintaining End Devices that are purchased, as stated, after the maintenance period undertaken by the manufacturer, unless otherwise agreed between it and the Subscriber; if the maintenance services include insurance services, the insurance service shall be provided after receiving the permits required by any law.

46.2
If the Subscriber makes use of an End Device for the purpose of receiving service that was not purchased from the Licensee or its agents, the Licensee shall not be obligated to maintain this End Device; however, the Licensee may engage in an agreement with the Subscriber for the provision of maintenance services also for such a Device.

46.3
For the purposes of the maintenance obligation, as stated above, this also means the supply of spare parts and accessories for End Devices, including for End Device models being offered to the public by the Licensee or its agents, even if the Licensee is not providing repair services for those models.

16 Amendment no. 5.

Section F – Use of Frequencies in Wireless Segments

47.             Definitions

47.1
In this section, “the Manager” – a senior vice general manager for managing spectrum and the licensing of frequencies at the Ministry, or corresponding functionary in the Ministry who might replace him

48.             Allotment and Use of Frequencies

48.1	If the Licensee was allotted frequencies:

(a)
The Licensee shall be authorized to operate wireless telecommunications facilities only at those frequencies that have been approved by the Manager  for use by the Licensee, within the scope of individual licenses, within the framework of the conditions as it was so instructed by the Manager pursuant to the Ordinance, and according to the rules for an allotment of frequencies.

(b)
The Manager may instruct the Licensee with regard to restrictions, inter alia, in the operation of wireless telecommunications facilities on specific frequencies and in defined geographic areas, or with regard to restrictions on the operation of wireless telecommunications installations at frequencies allowed for use, concurrently with operators of other services or in coordination with them, all according to the Manager’s instructions.

(c)	The Licensee shall pay fees for an allotment of frequencies and licensing fees, insofar as they were prescribed by law.

(d)
The Manager may allot frequencies to the Licensee to replace frequencies that were allotted to it; if the Manager decided on alternative frequencies as stated, the Licensee shall effect the necessary changes, at its expense, that are required in order to use the alternative frequencies, within a timeframe as determined by the Manager;

(e)
The Manager may reduce the frequency band, without compensation or consideration, on which the Licensee is allowed to operate its wireless telecommunications facilities as stated above, if he found that such a reduction shall lead to more efficient utilization of the spectrum of frequencies in Israel, including considering the extent of the Licensee’s frequency utilization, the number of its Subscribers, and the average traffic per Subscriber, compared to the number of Subscribers and the average traffic per Subscriber of other wireless systems; the Manager shall not decide to reduce the frequency band as stated, until after having given the Licensee an opportunity to voice its arguments.

48.2
With regard to an allotment of frequencies, the Manager may consider the Licensee’s volume of activity cumulatively, together with the volumes of activity of Licensees that are Interested Companies in the Licensee, and it may consider them as a single Licensee.

49.             Conditions for Use of Frequencies

49.1	If the Licensee was allotted frequencies:

(a)
The Licensee shall use frequencies solely for the purpose of providing the Licensee’s Services. The Licensee is not allowed to transfer the right of use of the frequencies to other uses or for use by others, and shall not allow others to make use thereof.

(b)
The Licensee shall use frequencies pursuant to the Manager’s instructions; the Manager shall decide his instructions in this regard based, inter alia, on the use of frequencies by other parties, and on the plan that derives from preparations for emergencies or special situations on the home front.

49.2	The Licensee is not allowed to use frequencies that have been allotted to another party, except with the prior written permission of the Manager.

50.             Safety during the Use of Frequencies and Prevention of Interference

50.1	If the Licensee established a wireless telegraph station, as defined in the Ordinance:

(a)
then the Licensee shall establish and operate it in compliance with any law, including in compliance with the provisions of the Pharmacists’ Regulations (Radioactive Elements and their Products), 5740 – 1980 (hereinafter: “the Pharmacists’ Regulations”), and after having received a permit as required by the Pharmacists’ Regulations.

(b)
The Licensee shall submit to the Manager, during the month of January of every year, an updated annual report about the wireless telecommunications facilities being operated by the Licensee, which includes, inter alia, the location of each facility, broadcasting and reception frequencies, betterment of antennas, antenna orientation, the polarization of the antennas, the height of the antennas, the transmission outputs and the broadcasting bandwidth. However, in special instances, the Manager may demand that the Licensee submit an updated report to him at any time and within five (5) days, about the operation of wireless telecommunications facilities, radio channels and the use of frequencies.

50.2
The Licensee shall establish and operate the wireless telegraph station in a manner that prevents any reciprocal interference between it and other legally operating systems. Without derogating from the general purport of that stated, the Licensee shall take action in this regard, inter alia, as follows, and this, whether the interference is to the Licensee’s wireless telegraph station or whether it was caused by it to a wireless telegraph station of any other legally operating entity.

(a)	Prior to the activation of any wireless component, the Licensee shall conduct tests and measurements for the purpose of preventing any electromagnetic interference;

(b)
If the Licensee found that electromagnetic interference may be expected, or if interference was detected when activating the installation, then the Licensee shall take immediate action, and by no later than 24 hours after such detection, and this, for the purpose of coordinating a solution to prevent such interference and to prevent its recurrence. In the absence of a solution, the Licensee shall apply to the Manager in writing, or to whomever was so appointed by the Manager, in order to find a reasonable solution to the problem;

(c)
The Licensee shall cooperate with other Licensee in the event of interference to a duly operating system. If no solution is found for the interference between systems as stated, the Licensee shall take action, according to the Manager’s instructions regarding the implementation of changes in the operation of the wireless telegraph station or in the use of frequencies, or shall stop broadcasting on particular frequencies in a particular region;

(d)
The Licensee shall immediately respond to all of the Manager’s demands, and by no later than 24 hours after receiving the Manager’s demands, regarding the handling of interference and coordination with other Licensees or other entities duly operating in Israel, in territories of the Palestinian Authority and in neighboring and other countries, shall submit any information to the Manager that is necessary for this purpose, shall conduct electromagnetic measurements as required by the Manager, shall refrain from using frequencies as determined by the Manager, and shall act within the constraints as instructed by the Director, including with regard to transmission output on specific frequencies at specific sites, including the imposition of restrictions with regard to the height of antennas, antenna betterment, antenna types, polarization and orientation. Such coordination shall be implemented by the Licensee at his expense and under his responsibility, both pursuant to special instructions issued by the Manager and pursuant to the instructions in international treaties and bilateral agreements with countries and/or with the Palestinian Authority to which the State of Israel is a party.

50.3
The granting of This License shall not be construed as providing protection against other transmitters operating on the same frequency bands as those that have been allowed for use by the Licensee, or any protection against fake broadcasts by other legally operating transmitters, or protection against other transmitters operating on frequency bands that are identical to those allowed for use by the Licensee and other entities operating in conjunction with the Licensee, or outside the territory of the State of Israel, or in areas over which the State has no control, or from space. However, the Manager shall do everything in his power to find an adequate solution for the necessary protection, and to resolve reciprocal interference, if any.

Section G – Numbering

51.             Operation According to the Numbering Plan

51.1
The Licensee shall act in accordance with the Numbering Plan, and in accordance with the instructions of the Director regarding the activation and implementation of the Numbering Plan, including with regard to the activation of number portability. The Licensee shall integrate mechanisms in its Network that shall enable implementation of the provisions with regard to number portability, on the date and using the method prescribed in the Numbering Plan.

51.2
If the Numbering Plan contains no provision for a certain matter, and if the Director has not issued an instruction for the said matter, the Licensee shall be diligent about conducting itself in relation to that matter in compliance with accepted standards and recommendations, which are relevant to the Numbering Plan, which were prescribed by standards organizations around the world or other international organizations.

51.3
The Director may restrict the Licensee in its use of specific groups of numbers, according to the number range, dialing prefixes, access codes or telephone numbers, so as to ensure, inter alia, the efficient utilization of the ranges of numbers and dialing prefixes, or in order ensure that numbers are used in a manner compatible with the needs of Subscribers or to that customary worldwide.

51.4
On the matter of the allotment of dialing prefixes, number ranges and access codes pursuant to the Numbering Plan, the Director may deem the Licensee’s volume of activity cumulatively, together with the volumes of activity of other Licensees that are Interested Companies in the Licensee, and he may deem them as a single Licensee.

52.             Telephone Numbers and Ranges of Numbers

52.1	The Licensee may allot Telephone Numbers for the use of its Subscribers out of the range of numbers allotted for its own use, in accordance with the Numbering Plan and the provisions of the License.

52.2
The Licensee may not transfer numbers or groups of numbers, which are included in the range of numbers allotted for its use, for the use of any other party, except when implementing number portability or in accordance with the Director’s instructions.

52.3
The Licensee may not assign a telephone number to a Subscriber that has been assigned to another Subscriber, with the exception of a number that was assigned to a Subscriber who no longer receives the Licensee’s Services, and after a reasonable timeframe has elapsed, in accordance with the rules prescribed by the Director.

52.4
The Licensee shall publish the basics of its telephone number plan, including the dialing rules to Subscribers’ telephone numbers and the access code to services being provided to Subscribers through an access code. The Director may issue instructions to the Licensee with regard to the format of such publication.

For the purposes of this clause, “telephone number plan” – plan prepared by the Licensee pursuant to the Numbering Plan and the Directors’ instructions, for the purpose of assigning telephone numbers to Subscribers, and which includes an access code to its services and to the services of other Licensees.

Section H – Security-related Arrangements

53.             The Provision of Services to the Security Forces

53.1
Insofar as requested by representatives of the Security Forces, the Licensee shall provide special services to the Security Forces, as specified in provisions to be issued to it pursuant to the provisions of section 13 of the Law.

53.2
The Licensee shall enable the Security Forces to exercise, subject to any law, their powers in relation to any telecommunications activity within the scope the License, and shall be responsible for the existence, proper functioning and technological compatibility of the equipment and infrastructure required for the purpose of exercising the ability to execute that stated, all in coordination with the Security Forces and as specified in provisions to be issued to it by them pursuant to section 13 of the Law.

53.3	The Security Forces shall bear the cost, pursuant to the provisions of section 13 of the Law.

53.4
The Licensee shall be exempt from any obligation to indemnify the State by virtue of the provisions of section 98.2 or by virtue of any law, in respect of the provision of the special services to the Security Forces, provided that it had acted according to instructions issued to it pursuant to the provisions of section 13 of the Law.

54.             The Security Provisions

54.1
Insofar as requested by representatives of the Security Forces, the Licensee shall appoint a security officer pursuant to the provisions of the Public Bodies Security Arrangements Law, 5758 – 1998, and shall strictly comply with the security provisions to be issued to it by them.

54.2
Insofar as requested by representatives of the Security Forces, the Licensee shall prescribe suitable provisions in its incorporation documents, and shall take action so that a person shall not be appointed and shall not serve in a position or office, which are specified in the security provisions to be issued to it by the Security Forces, unless said person fulfills the following conditions:

(a)	he is a citizen and resident of Israel;

(b)	he has been issued security clearance by the General Security Services, according to which, there is no obstacle to fulfilling a role as stated.

54.3
The Licensee shall act to maintain the confidentiality of the activities of the Security Forces, and shall conduct itself in accordance with the security guidelines of those Security Forces, including with regard to the appropriate security classification for Officers and functionaries in the Licensee, and the safeguarding of all information that was defined as classified.

54.4
The Licensee shall take the steps necessary for the protection of its system, the system’s components and the databases being used for the provision of services and the operation and control over the system against activities by non-authorized parties, pursuant to the provisions to be issued to it by the Security Forces, insofar as issued.

Chapter D – Provision of Services to Subscribers
Section A – Engagement with Subscribers

55.             The Engagement Agreement

55.1	The Licensee shall prepare a draft of the Engagement Agreement that it intends to offer to its Subscribers, and shall submit it for the Director’s perusal, upon his demand.

55.2
The terms of the Engagement Agreement shall not contradict, explicitly or implicitly, the provisions of any law or the License; the aforesaid is not meant to prevent changes to the provisions of the Engagement Agreement that benefit the Subscriber compared to the provisions of the Law or the License.

55.3
The Engagement Agreement shall be in writing and shall be clear and easy to read and understand, and shall state clearly any condition or restriction regarding the Subscriber’s right to terminate the Engagement Agreement or regarding the Licensee’s duties towards the Subscriber; any stipulation in the Engagement Agreement shall be stated expressly and not by reference.

For the purposes of this clause: “writing” - including an electronic document that can be saved and retrieved by the Subscriber.

55.4	The Engagement Agreement shall clearly include, inter alia, the following:

(a)
The first part of the Engagement Agreement must clearly and precisely specify the principal details of the tariffs and services plan pursuant to the Engagement Agreement (hereinafter – “the Plan Basics”). If the Engagement Agreement includes one type of services, the Licensee shall be allowed to specify the Plan Basics on a maximum of two pages. If the agreement includes a number of types of services (fixed-line telephone, mobile telephone, international services, internet, etc.), then, subject to that stated above, the Licensee shall be able to add one page for each additional type of service. The Plan Basics document must be printed, without any handwritten alterations or additions, apart from that stated in clause (1), and all as specified hereunder:[17]

(1)
The name of the Licensee or its logo, the details of the Licensee's representative who executed the engagement, the date and mode[18] of execution of the transaction, the Subscriber's details, including his name, I.D. number, type of subscription,[19] address, e-mail address,[20] telephone number to which the agreement pertains, an additional telephone number of the Subscriber where notices shall be sent from the Licensee[21] regarding the usage ratio of a services[22] plan as stated in clause 90 and regarding disconnection of a Dormant Subscriber, as stated in clause 82,[23] and a description of Goods,[24] if included in the engagement; notwithstanding that stated at the beginning of clause (a), the details stated in this subclause, except for the Licensee’s name or logo, can be handwritten;

(2)	The duration of the commitment period, if one exists, and its expiration date. For the purposes of this subclause, “commitment” as defined in clause 87.5;

(3)
All of the tariffs according to which the Licensee bills the Subscriber for the services that it asked to receive when executing the engagement, including video call services and multimedia messages, and the rate of any fixed payment or one-time payment, including a fixed payment or one-time payment that is other than within the scope of a telecommunications service, including connection fees, as this term is defined in clause 85.1(a), SIM card fees, as this term is defined in clause 85.1(a1) and plan switching fees;

[17]	Amendment no. 5.
[18]
Transaction at a service station of the Licensee or through peddling, as this term is defined in the Consumer Protection Law, 5741 – 1981, or a transaction via telephone conversation or a transaction via the internet. Amendment no. 5,

[19]	Business subscriber or Split Business Subscriber or Non-Business Subscriber. Amendment no. 5.
[20]	Amendment no. 5.
[21]	Amendment no. 5.
[22]	Amendment no. 5.
[23]	Amendment no. 5.

Insofar as the Licensee is not charging for connection fees or SIM card fees or plan switching fees, this must be stated accordingly;

Insofar as the Engagement Agreement includes international services, such as a minutes package or a plan for calls abroad, the Licensee must specify its rates, the quota of minutes allotted in him, the three-digit international access code that must be dialed, the countries included in it, the type of targets in those countries (fixed-line, mobile) and the tariff for exceeding the quota in the plan;25

(3a)[26]	With regard to a cellular data package as defined in clause 90, the tariff for the unit of service not included in the package shall be displayed in the same values as those in the package;

(3b)	The quota of service units set by the Licensee for the service or for the Bundle of Services (“Quota of Units”), and the maximum duration of a call, if any;

(3c)
If the Licensee provides a service to Subscribers that is given at a discount or for free for a defined period (“Benefit”), and subsequently, at full price, or if a credit is given to Subscribers for End Devices that Subscribers surrendered to the Licensee, then the Licensee must specify the following in the Plan Basics:

(1)	the monthly sum of the Benefit/credit;

(2)	the duration of the period that the Benefit/credit is given;

(3)	the type of date from which the period of the Benefit/credit shall begin to be counted;[27]

(4)	the tariff for the service upon the expiration of the Benefit;

That stated above shall also apply when at issue is a Benefit being given within the scope of the tariff plan, and not necessarily for a particular service included in a plan;

(3d)	If a Subscriber switches from one tariff plan to another, and the Licensee issues the new Plan Basics to the Subscriber, the Plan Basics must also include the effective date of the new plan;

(3e)
Mode of provision of a cellular data service after the volume of the cellular data package has been fully utilized – suspension of the service or a slowdown of the speed, without any payment and without additional charge, until the end of the Billing Period or an allotment of additional paid packages, at the Subscriber’s choice on the execution date of the engagement. If the Licensee chose to slow down the speed, the maximum data download speed must be specified in the Plan Basics;

[24]	Amendment no. 5.
[25]	Amendment no. 5.
[26]	Amendment no. 5.

(3f)
Mode of provision of a voice and message service after the monthly Quota of Units for these services has been fully utilized – suspension of service until the end of the Billing Period or continuing to provide the services and charging the Subscriber according to tariffs set by the Licensee in the Plan;[28]

(4)
A description of all Goods purchased or rented at the time of execution of the engagement and their inclusive price and, insofar as payment in installments for the Goods was agreed between the Subscriber and the Licensee – the sum of each payment. Insofar as the Goods were given as a gift, this must be expressly stated;[29]

(5)	Information about the cancellation of any Benefit due to a switch to another tariff plan;[30]

(6)	Cancelled;

(7)
For a Business Subscriber – information regarding the increase of tariffs during the commitment period, if such a possibility exists as part of the conditions of the Engagement Agreement, including the date and amount of the tariff increase;

In this clause, “Business Subscriber” – as defined in section 51A or 51D or the Law, as the case may be;

“Commitment” – as defined in clause 87.5;

(8)	Information regarding the balance of payment[31] for an End Device purchased from the Licensee, in a previous agreement;

(9)	With regard to an Internet Access Service, the following information shall also be specified:

((a))	the upload and download speed in units of Mbps;

[27]	For example: as of the date the plan comes into effect, as of the date that the subscriber activates the SIM card.
[28]	Amendment no. 5.
[29]	Amendment no. 5.
[30]	Amendment no. 5.

((b))	the volume of the electronic mail box;

((c))	the existence of restrictions on the permitted volume of cellular data for use within the scope of the engagement and the terms of use when the volume is exceeded;

(10)
The Subscriber’s declaration that it read the Plan Basics document and received it at the time of execution of the agreement. The details of the representative on behalf of the Licensee who executed the engagement must be specified in the body of the declaration and the Subscriber’s original signature must appear at the end of the Plan Basics;[32]

(11)
For the purposes of subclauses (1) to (10) “Subscriber” – whoever has signed an Engagement Agreement with a Licensee for the receipt of Mobile Domestic Operator Service for a maximum of twenty-five telephone numbers or for the receipt of a Fixed-line Domestic Operator Service and his average monthly bill is less than NIS 2,000, or whoever engaged in an integrated Engagement Agreement for the receipt of Mobile and Fixed-line Domestic Operator Service for a maximum of twenty-five mobile telephone numbers and his average monthly bill is less than NIS 2,000, and all, except for Prepaid Subscribers;

(12)	A Split Business Subscriber must sign the Plan Basics;

(13)
The Licensee shall not include additional information or details in the Plan Basics beyond that specified in this clause, unless at issue are data in values of NIS or NIS per unit of consumption, which could have a direct impact on the height of the Subscriber’s monthly bill;

(14)
The tariffs for all of the services and the payments, as specified in subclauses (3), (3b), (3c), (4) and (5) must be presented in a table with two columns – “description of the service/Benefit/credit/Goods/payment” and “tariff for the service/sum of the Benefit/credit/payment;”[33]

(b) (1)
a separate printed page, on which the Subscriber shall be required to mark his choice regarding the accessibility of each telephone number to which the Engagement Agreement refers, to services, as specified in Appendix C.3 (hereinafter: “Service Access Form” or “Form”) and to sign[34] at the bottom of the Form. The Form shall be attached to the Plan Basics;[35]

[31]	Amendment no. 5.
32            Amendment no. 5.

(2)
A new Subscriber who did not mark his choice with regard to a particular service, whether blocked or open, in the place designated for this in the Form, shall be blocked from receiving that service. A new Subscriber who did not sign at the bottom of the Form shall be blocked from all services appearing on the Form;

In this clause, “new Subscriber” – a Subscriber who engaged with the Licensee after 15 Iyar 5777 (May 11, 2017);36

(3)
A Subscriber may request from the Licensee at any time, in writing or orally as a human response only,[37] to change his access[38] to the services specified in the Form (hereinafter in this clause: “Subscriber's request”). A first change shall be done free of charge. The Licensee shall execute the Subscriber’s request only after he has identified the Subscriber. The Licensee shall retain the request, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the submission date of the request;[39]

The Subscriber's request shall be executed within one workday of the date of the request;

(4)
The Licensee shall retain the Telephone Bill, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the preparation date of the Bill;[40]

(4a)	If the Subscriber marked his choices on the Service Access Form, the Licensee shall comply with the Subscriber’s choices immediately after being given the Form;

[33]	Amendment no. 5.
[34]	Amendment no. 5.
[35]	Amendment no. 5.
[36]	Amendment no. 5.
[37]	Amendment no. 5.
[38]	Amendment no. 5.
[39]	Amendment no. 5.

(4b)	Subscribers shall be required to complete a new Service Access Form with every switch from one tariff plan to another, only if his existing Form is not in the format presented in Appendix C3;[41]

(5)	The Licensee shall publish the Form on its website;

(6)
If the Director ordered an amendment to the version of the Service Access Form, the Licensee shall publish the updated Service Access Form on its website within the timeframe stipulated by the Director since the signing date of the amended License;[42]

(7)	Insofar as at issue is a Split Business Subscriber, only he shall complete and sign the Service Access Form, and only he is allowed to amend it;[43]

(8)
The Licensee shall block the access to services being provided pursuant to clause 2(e) in the Service Access Form, to any existing Subscriber who did not expressly choose, by completing the Form, the possibility of “open” to these services, within seven (7) workdays of 15 Iyar 5777 (May 11, 2017);[44]

(c)	the service conditions for the Subscriber, including quality of service indices to Subscribers as set forth in clause 2 in Appendix C;

(d)	the disconnection conditions from the Licensee’s Services or the conditions for complete disconnection;

(e)	the service tariffs of the Licensee that the subsciber joined, updated to the date of the engagement, including the date and conditions for the termination of the tariff plan;

(f)	the restriction regarding the rate of the arrears interest, linkage differentials and collection expenses as set forth in clause 94.3;

(g)	the conditions for changing the tariff of a service that the Subscriber has joined, as set forth in clause 92.1;

(h)	the details set forth in clauses 64 and 64A regarding the Ombudsman;[45]

[40]	Amendment no. 5.
[41]	Amendment no. 5.
[42]	Amendment no. 5.
[43]	Amendment no. 5.
[44]	Amendment no. 5.

(i)
a condition that states that, in case of a contradiction between the provisions regarding the tariffs and the Bundle of Services that are detailed in the agreement, and the provisions of the License in this regard, the provisions of the License shall prevail;

(j)
a notice regarding the Director’s authority to instruct the Licensee to amend the Engagement Agreement, and clarification that the Subscriber’s engagement in the Engagement Agreement with the Licensee constitutes agreement to said changes.

55.5	In an agreement in the presence of the Licensee's representative and the Subscriber, the Licensee shall act as follows:

(a)
The Licensee’s representative must perform a reliable identification of the Applicant pursuant to the procedure prescribed by the Licensee. The Licensee shall retain in its possession a copy of an identification certificate of the Applicant and a copy of an identification certificate of the payer of the Bill, which were issued to the Licensee’s representative at the time of execution of the engagement.[46]

(a1)	[47]Before signing the agreement, the representative shall present the Applicant[48] with a printed copy of the Engagement Agreement and shall allow him to review it;

(b)
At the time of the engagement, the Applicant and a representative of the Licensee shall sign the original copy of the Engagement Agreement that was presented for the Applicant's review. After the said signature, the Licensee’s representative shall give the Subscriber a copy of the Engagement Agreement upon which the Licensee representative's and Applicant's original signatures appear;

(c)
After executing that stated in subclauses (a) and (b), the Licensee’s representative may ask the Subscriber to sign an additional copy of the Engagement Agreement identical to the one originally signed, by using electronic means;

[45]	Amendment no. 5.
46             Amendment no. 5.

(d)
The Licensee shall keep a signed copy of the Engagement Agreement and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the date of the engagement.[49]

(e)
If the Subscriber requests to make changes to the conditions of the Engagement Agreement, including a request to replace an existing plan with a new plan,[50] to receive additional services, to expand a service,[51] or to join a service package, the Subscriber shall receive a printed notice at the time of the change that bears the Licensee's name or logo, which shall specify the request submission date,[52] details of the change executed, the date they become effective and the full name of the Licensee’s representative and the Subscriber and their original signatures. The Licensee is not permitted to make any change, as stated, including replacement of an existing plan with a new plan, without receiving the express consent of the Subscriber as stated above.

The Licensee shall retain the signed notice, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the submission date of the request.53

55.6	Cancelled[54]

55.7
Notwithstanding that stated in clause 55.5, the Licensee may have a Subscriber sign an Engagement Agreement also by a computerized graphic signature, instead of an original signature, and for this matter, the provisions of Appendix C shall apply instead of that stated in clause 55.5.

In this regard, “computerized graphic signature” – a signature that is digitally saved as a graphic file.

56.             Remote Sale Transaction

56.1
In a Remote Sale Transaction, as this term is defined in section 14.C. of the Consumer Protection Law, 5741 – 1981, which is being transacted via a telephone conversation, the Licensee shall act as follows:

(a)	The Licensee shall record the telephone conversation held between the Applicant and the Licensee’s representative.

47           Amendment no. 5.
49           Amendment no. 5.
50           Amendment no. 5.
51           Amendment no. 5.
52           Amendment no. 5.
53           Amendment no. 5.
54           Amendment no. 5.

(b)
During the sale conversation, and before the Applicant expresses his consent to engage in an agreement with the Licensee, the Licensee’s representative must ask for the Applicant’s consent to send him the Plan Basics via electronic mail or SMS or facsimile, and the Service Access Form, and must inform him that he must confirm in writing that he is accepting the terms of the Engagement Agreement as a precondition to it coming into effect. Insofar as the Applicant expressly states that he is not interested in receiving the said documents in one of the three said ways during the sale conversation, then the Licensee shall be released from having to send them to the Applicant when conducting the sale conversation, and these shall be sent to him, together with the rest of the provisions of the engagement terms document, on the transaction execution date. If the Applicant asked to receive the said documents via one of the ways specified above, the Licensee’s representative must send them to him in the manner requested during the sale conversation.

(c)	In a Service Access Form sent via electronic mail or SMS, every service must be computer-marked as “blocked” or as “open,” as the Applicant chose during the said telephone conversation.

(d)
The electronic mail message or the SMS shall ask the Applicant to confirm the execution of the transaction and the choices marked in the Service Access Form. The Applicant must expressly confirm the terms of the transaction, without any handwritten stipulations or qualifications or changes in relation to the terms in the engagement terms document, either via return electronic mail message or return SMS, which includes his full name and ID number.

(e)
If the Applicant asked to receive the Plan Basics and the Service Access Form via facsimile, the Licensee’s representative shall send the said documents via facsimile, according to number given to the Licensee’s representative during the conversation.

The Applicant must expressly confirm the terms of the transaction, without any written stipulations or qualifications or changes in relation to the terms in the said documents, in his handwriting, his marking and his signature on the Plan Basics and on the Service Access Form, and he must send the two said documents via facsimile to the facsimile number given to him by the Licensee’s representative during the conversation between them.

The Licensee shall send the rest of the provisions of the engagement terms document via regular post to the Applicant, on the transaction execution date.

(f)
A Remote Sale Transaction via telephone shall be completed and shall come into effect, and the Licensee shall be allowed to charge the Applicant pursuant to its terms, only after the Licensee has received the reply notice from the Applicant via electronic mail or SMS confirming the signing of the Engagement Agreement, or the said documents via facsimile, being duly marked and signed.

(g)	The Licensee shall retain the following in its possession:

(1)	the recording of the telephone conversation between the Applicant and the Licensee’s representative;

(2)	the electronic mail message or the SMS that the Licensee sent to the Applicant, including the Plan Basics and the Service Access Form attached thereto;

(3)
the electronic mail message or the SMS confirming the execution of the transaction that the Applicant sent to the Licensee, as its response to the electronic mail message or the SMS that the Licensee sent to the Applicant, being presented consecutively;

(4)
if the transaction was executed via facsimile, the Licensee shall retain the Plan Basics bearing the Applicant’s handwritten signature and the Service Access Form bearing the Applicant’s handwritten markings and signature, in its possession;

(5)	the rest of the provisions of the engagement terms document, updated to the agreement signing date with the Applicant.

(h)
The Licensee shall make the recordings and the documents specified in clause (g) available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the effective date of the transaction.

(i)	The rules specified in this clause shall also apply when at issue is the execution of a change in an existing plan or a replacement of an existing plan with a new plan.

For the purposes of this clause, “change” – the receipt of an additional service, the expansion of a service, subscribing to a service package.

The Licensee is not allowed to make any change, including a replacement of an existing plan with a new plan, without receiving the Subscriber’s express consent, in the manner specified in clause 62.7(b).55

(j)[56]
Notwithstanding that stated, if a Subscriber requests to make changes that do not entail an extension of the Subscriber's commitment period or creating said period, the Licensee shall include a notice in the first Telephone Bill after the request date specifying the details in subclause (b), except for the name of the Licensee’s representative. For this subclause, “commitment” – as defined in clause 87.5.

56.2	In a Remote Sale Transaction, as this term is defined in section 14.C of the Consumer Protection Law, 5741 – 1981, via the internet, the Licensee shall act as follows:

(a)
In its advertisement of a tariff plan on its website, the Licensee must clearly include all of the details specified in subclauses 55.4(c) through 55.4(j), and the Plan Basics and the Service Access Form.

(b)
During the registration process for a tariff plan, as stated, the Licensee must include a presentation of the Plan Basics to the Applicant and a box that the Applicant must mark before completing his registration, as stated, whereby marking that box shall constitute a declaration that he read the information included in the Plan Basics. Insofar as the Applicant shall not mark the box as stated, it must not be possible to complete registration.

(c)
As part of the tariff plan registration process, as stated, the Licensee must include an online Service Access Form that the Applicant can mark, and retrieve at any time, and change his choices on it as he wishes.[57]

55             Amendment no. 5.
[56]	Amendment no. 5.
[57]	Amendment no. 5.

(d)
The Licensee shall send a copy of the engagement terms document to the Subscriber who executed a “Remote Sale” transaction via the internet, immediately after executing the transaction. A copy of the Engagement Agreement signed between the Subscriber and the Licensee must be sent to the Subscriber via electronic mail message, which shall include the Engagement Agreement as an attached file.

(e)
The Licensee shall retain the engagement terms document, as stated, in its possession, and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date by the Subscriber.

(f)	The rules specified in this clause shall also apply when at issue is the execution of a change in an existing plan or a replacement of an existing plan with a new plan.

For the purposes of this clause, “change” – the receipt of an additional service, the expansion of a service, subscribing to a service package.

The Licensee is not allowed to make any change, including a replacement of an existing plan with a new plan, without receiving the Subscriber’s express consent, in the manner specified in clause 62.7(b).58

57.             Amendment to the Engagement Agreement

57.1	The Director may order the Licensee to amend the Engagement Agreement, after having given the Licensee a fair opportunity to voice its arguments.

57.2
If an Engagement Agreement was amended pursuant to the Directors’ instructions or pursuant to the court’s ruling for uniform contracts, if submitted for its approval, then the engagement between the Licensee and a Subscriber shall be done according to the amended Engagement Agreement as of the date of the amendment.

57.3	The provisions of clause 55 shall apply, mutatis mutandis to an amendment to the version of the Licensee’s Engagement Agreement.

[58]	Amendment no. 5.

58.             Cancelled.

59.             The Obligation to Connect Applicants and the Prohibition of Stipulations

59.1
The Licensee shall connect any Applicant to the Network by no later than the date prescribed in the Engagement Agreement with the Subscriber, unless the Director has given his approval to the Licensee to not connect an Applicant, under circumstances that he deems justifiable.

59.2
The Licensee may not make the connection of an Applicant, the provision of services or the setting of tariffs contingent upon unreasonable, discriminatory or unfair conditions and, without derogating from the general purport of that stated:

(a)	The Licensee is not permitted to obligate a Subscriber to purchase an End Device from it or from its agent;

(b)	The Licensee is not permitted to obligate the Subscriber to receive maintenance or insurance services from it for the End Device in his possession;

(c)	The Licensee is not permitted to limit the supply of spare parts for End Devices that were purchased from it or from its agent, to Subscribers or to another provider of maintenance services.

Section B – Conflicts of Interest and Harm to Competition

60.             Prohibition of Conflicts of Interests

60.1
The Licensee, any body in which the Licensee is an Interested Party, an Officer in the Licensee or an Interested Party in the company holding the License or an Officer in an Interested Party therein, shall not be party to any agreement, arrangement or understanding with a Competing Operator or an Interested Party or an Officer therein, or an Officer in an Interested Party in a Competing Operator, or any other body in which a Competing Operator is an Interested Party, which is designed or is liable to reduce or harm competition in relation to any matter pertaining to End Devices or any Telecommunications Services.

For the purposes of this clause, “competing operator” – operator other than the Licensee.

61.             Prohibition of Harm to Competition

61.1
The Licensee shall not conduct any activity, by way of act or omission, and shall not be a party to any agreement, arrangement or understanding that is designed or is liable to reduce or harm competition in the telecommunications sector or in the broadcasting sector.

61.2
If the Minister finds that the actions of the Licensee could cause significant harm to the competition in the telecommunications sector or in the broadcasting sector, then the Minister may instruct the Licensee, after having given it a fair opportunity to voice its arguments, with regard to actions that it must take in order to prevent the harm.

61.3
If the Minister finds that a tariff or payment set by the Licensee contravenes the provisions of the Law or the License, or that it is liable to harm the competition or consumers, then the Minister shall notify the Licensee of this, specifying the required amendment and the effective date of the amended tariff to Subscribers. The Licensee shall comply with the Minister’s instruction and shall furnish the Minister with written notification specifying the amended tariff or payment.

61.4
If the Licensee billed a Subscriber according to a tariff or payment that contravenes the provisions of the License and the tariff or payment has been amended as stated, then the Licensee shall take action to refund the overcharge to the Subscriber, with linkage differentials and interest, as defined in clause 94.

Section C – Standards of Service to Subscribers

62.             Obligation to Maintain the Service

62.1
The Licensee shall make available to its Subscribers all of the services specified in Appendix B, in accordance with the conditions specified in the said appendix, and shall maintain all of its services throughout all days of the year during all the hours of the day and night, both in peacetime and in times of emergency, subject to clause 40, in accordance with the Technical and Quality of Service Requirements, in an orderly and normal manner and at a quality that shall not be inferior to that stated in the service quality indices specified in Appendix C and in Appendix D to the License.

62.2
Without derogating from the provisions of clause 87.3, the Licensee shall provide Service and the Bundle of Services to every Applicant, on equal and non-discriminatory terms, and at a non-discriminatory tariff.

62.3
If the Director found that a service or a Bundle of Services might harm competition or consumers, he shall give notice of this to the Licensee, noting the date on which the Licensee is to stop offering the service or the Bundle of Services to its Subscribers.

62.4	The Licensee shall provide its services:

(a)	With regard to Mobile Domestic Service, wherever there is coverage by the Host Network;

(b)
With regard to Fixed-line Domestic Service, wherever the Licensee has deployed infrastructure, apart from in relation to Broadband Telephone Service, which shall be provided to every Subscriber to broadband service of a Domestic Operator;

(c)	With regard to International Telecommunications Service, it shall be provided to every Subscriber of a Domestic Operator.

62.5
If the Licensee shall provide any service to any person or body for a payment, the service shall be available to every Subscriber as stated in clause 62.4, while complying with the minimum requirements pertaining to Quality of Service, without discrimination, within 24 months of the start date of the provision of the service for  payment.

62.6
Upon written application from the Licensee, the Director may permit the Licensee exceptions to the provisions of clause 62.5 and clause 62.4, after being convinced that there is a substantive difficulty in providing the service to all who request it, and that the particular characteristics of the service contain special and extraordinary grounds that justify this.

62.7 (a)
The Licensee shall not provide and shall not expand, whether for a consideration or for no consideration, any of its services that the Subscriber has not expressly asked to receive or expand, apart from a service being provided for free to all Subscribers, and it shall not enable the provision or expansion of a service by a service-provider that the Subscriber has not expressly asked to receive or expand from the Licensee.

For the purposes of this clause, “service-provider” – whoever provides a service through the Network, when the payment in respect of the service is paid through the Telephone Bill.59

(b)	An express request shall be submitted in one of the following ways[60]:

(1)	a document signed by the Subscriber that is sent to the Licensee;

(2)	an electronic mail sent by the Subscriber to the Licensee;

(3)	a telephone call between the Subscriber and the Licensee’s representative;

(4)	an SMS sent by the Subscriber to the Licensee;

(5)	an order of a service on the website of the Licensee or of a content-provider. A service order shall be done in accordance with the provisions of Appendix C.4 of the License;

(6)	an internet chat call with a representative of the Licensee;[61]

[59]	Amendment no. 5.
[60]	Amendment no. 5.
[61]	Amendment no. 5.

(c)
The Licensee shall retain the documentation of the Subscriber’s express request in its possession and shall make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the date of the Subscriber’s express request.[62]

In this regard, “documentation” –

For subclause (b)(1) - a copy of the document;

For subclause (b)(2) - a copy of the electronic mail;

For subclause (b)(3) - a recording of the telephone call;

For subclause (b)(4) - a copy of the Subscriber's Telephone Bill that lists under the "call details," the details of the SMS sent by the Subscriber and a printout of its contents as received in the Licensee’s system;63

For purposes of subclause (b)(5) - a log from the short message service center (SMSC) of the Licensee in which the fact of the sending of the 2 SMSs from the Licensee to the Subscriber are documented, as part of the procedure of ordering a service. If the service was ordered on the Licensee's website or cellular portal by using a user code and password as set forth in clause 1.3 of Appendix C4 of the License – a printout of the log from the internet server that attests to the execution of the service order process and a printout of the log-in of the typing the user code and password by the Subscriber.

For the purposes of clause (b)(6) – a printout of the calls via internet.64

Notes taken by the Licensee’s representative in the Licensee's information systems do not constitute documentation.

62.8
The Licensee is not allowed to collect payment from the Subscriber for a service or an expansion thereof[65] unless it has documentation regarding the Subscriber's explicit request to receive the service or the expansion thereof.[66]

62.9
If the Subscriber is charged for a service or for an expansion of a service[67] and notifies the Licensee that he did not request the service or an expansion thereof,[68] the Licensee shall refund him the entire sum that was charged for the service or the expansion thereof,[69] if the Licensee does not have the documentation regarding the Subscriber's explicit request to receive the service or an expansion thereof.[70] The manner of handling the Subscriber's objections and the granting of the refund shall be executed in accordance with the provisions regarding "overcharging" specified in clause 95 of the License.

[62]	Amendment no. 5.
[63]	Amendment no. 5.
[64]	Amendment no. 5.
[65]	Amendment no. 5.
[66]	Amendment no. 5
[67]	Amendment no. 5
[68]	Amendment no. 5
[69]	Amendment no. 5.
[70]	Amendment no. 5.

63.             Call Center

63.1
The Licensee shall operate a staffed call center for the receipt of calls from its Subscribers, and the Licensee shall operate additional means that shall enable its Subscribers to contact it in order to receive information and to make inquiries, as set forth in Appendix C to the License.

63.2
The Licensee shall publicize, including on its website and in the Telephone Bill to Subscribers, its address and mode of contacting the call center, including via facsimile or electronic mail; the Licensee shall notify the Director and its Subscribers about any change in its address or a change in the details for calling the call center.

63.3
The Call Center shall be manned by a skilled and professional employee team, with suitable qualifications to handle calls. Should a complaint be received regarding a malfunction that caused a complete discontinuance of services to the Subscriber, the said team shall take immediate action to locate the malfunction and to begin taking measures to immediately repair it.

63.4	The Licensee shall specify the details of the malfunction in the maintenance log as stated in clause 63.3 and the measures taken to rectify it, all as stated in clause 44.

64.             Ombudsman

64.1	The Ombudsman shall be directly subordinate to the CEO of the Licensee or to the board of directors, including to one of the board committees.

64.2	Subject to the provisions of clause 64A relating to the settlement of disputes, the roles and authorities of the Ombudsman shall be as follows:

(a)	to clarify complaints of Subscribers and Applicants concerning the Licensee’s Services;

(b)	to clarify complaints of Subscribers concerning Bills that the Licensee submitted to them and to decide them;

(c)	to clarify disagreements arising between the Licensee and a Subscriber concerning the interpretation or execution of the Engagement Agreement and to decide them.

64.3
The Licensee must display a link called “Ombudsman” on its website’s home page, in a conspicuous way and location.[71] Pressing on the said link must lead to a target page that specifies the roles and authorities of the Ombudsman, and details for four (4) options for sending a complaint to him as follows:

(a)	ordinary post;

(b)	electronic mail address;

(c)	online form on the Licensee’s website, to which various types of files may be attached;

(d)	facsimile.

64.4
The Licensee shall specify the roles and authorities of the Ombudsman in every Bill that it submits to a Subscriber, and the address, facsimile number and electronic mail address through which a Subscriber can send a written complaint to him.

64.5
The Licensee shall specify on its website and in every Bill that it submits to a Subscriber, the details that a Subscriber must complete in a complaint that it intends to send with reference to each of the four (4) options specified above.

64.6
If a complaint is sent to the Ombudsman via electronic mail or using an online form, an automatic notice acknowledging its receipt must be sent to the Subscriber, immediately after receiving the complaint. The acknowledgement notice must include the reference number assigned to the complaint in the Licensee’s system, the date of receipt of the complaint, the contents of the complaint as sent by the Subscriber and the deadline by which a written response to the complaint shall be sent.

64.7
The Licensee must retain a copy of the complaint and of the written response sent to the Subscriber in its possession, and make them available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the date of receipt of the complaint and of the date the response was sent.[72]

[71]	A link entitled “contact us” shall not be deemed a substitute for the said link.
[72]	Amendment no. 5

64A.          Dispute Settlement

64A.1
The Engagement Agreement shall state that all disagreements that arise between the Licensee and a Subscriber regarding the interpretation or implementation of the Engagement Agreement shall be forwarded for clarification by the Licensee's Ombudsman.[73]

64A.2.	The Engagement Agreement shall state that an application to the Ombudsman[74] in accordance with article 64A.1, shall not:

(a)	prevent the Subscriber from bringing the matter before the competent court;

(b)	derogate from the authority of the Licensee to act in accordance with the provisions of clause 79 regarding suspension or disconnection of service as a result of a breach of the Engagement Agreement.

65.             Protection of Subscriber Privacy

65.1
Without derogating from the provisions of the Law, the Wiretapping Law, 5739 –1979, the Protection of Privacy Law, 5741 – 1981, or any other law regarding protection of a person’s privacy, the Licensee shall not be allowed to wiretap a telephone or any other communication of a Subscriber without the Subscriber's written consent, other than for the purposes of control over the quality of the service or the prevention of fraud.

65.2
Subject to the provisions of clause 54, the Licensee, its employees, agents and any person acting on its behalf shall not be allowed to disclose lists or documents containing a Subscriber’s name and address or any other information regarding a Subscriber, including account details, call traffic, times and destinations, to any person other than to the Subscriber or to a person authorized by the Subscriber for this.

65.3	Notwithstanding the provisions of clause 65.2, the Licensee may do the following:

(a)
provide details of the Subscriber to another Licensee for the purpose of the collection of monies due to it from the Subscriber for services provided to it via the Network, provided that the details so provided are essential for the purpose of collecting money and accounting and the other Licensee has undertaken to maintain the privacy of  the Subscribers;

(b)	provide the details of a Subscriber, to the extent that such details are in its possession, to another party, under the authority of law.

[73]	Amendment no. 5.
[74]	Amendment no. 5.

66.            Prevention of Fraud

66.1
The Licensee shall take appropriate and reasonable steps to prevent fraud and shall establish a system for control and monitoring in order to ensure, as far as possible, that services for which a Subscriber is charged are in fact being made from the Subscriber’s End Device that is connected to the Network, and shall credit the Subscriber with a refund for charges collected from it in respect of services that he did not consume, plus linkage differentials and interest, as defined in clause 94.2. The control and monitoring system must make use of advanced and efficient means to identify illegal traffic and to prevent it in real time or close to real time.

66.2
The Licensee shall disconnect service at a Subscriber’s request, after notification is received at the service center that there is a concern that someone else is using the service without authorization; the Subscriber is permitted to give notification as stated by telephone or in writing, including fax and electronic mail; upon receipt of the telephone notification or immediately after receipt of written notice as stated, the Licensee shall verify its reliability, and shall disconnect the service; the disconnection and reconnection of service as stated shall be done at no charge.

66.3	The Licensee shall cooperate with other Licensees in identifying and preventing fraud.

The Director may issue instructions regarding the institution of measures to prevent fraudulent acts and to identify and handle fraudulent acts, and the Licensee shall comply with the Director’s instructions in this regard.

67.             Subscribers’ Bills

67.1
The Bill that the Licensee shall submit to the Subscriber shall be clear, concise, legible and comprehensible; the Bill shall include precise itemization of the required payments in accordance with the types of payments and the rules detailed in Chapter F of the License.

67.2	The Licensee may collect payments for its services from the Subscriber through another party.

67.3 (a)
Without derogating from all other provisions of the License regarding the manner in which the Subscriber's Bill shall be prepared and the method of billing, the Licenseeshall act in accordance with Israeli Standard 5262, that concerns the credibility of the charge and full disclosure in Telephone Bills (hereinafter in this clause – “theStandard”).

(b)	Notwithstanding that stated in subclause (a) –

(1)	With regard to the provisions of clause 2.2.2 of the Standard, the rounding of sums method shall be implemented according to the following:

((a))
an amount in a Bill shall be rounded to the nearest number that ends with two digits after the decimal point of the Shekel, and an amount that ends with five tenths of an Agora (three digits after the decimal point), shall be rounded up.

((b))
An amount for payment of a single call shall be rounded to the nearest amount that ends with two[75] digits after the decimal point of the Shekel, and an amount that ends with five tenths[76] of an Agora (three[77] digits after the decimal point), shall be rounded up.

(2)	Cancelled.[78]

(3)
The price of a phone call (voice) that includes a variable tariff, shall be presented in a Bill to a Subscriber as the average price per minute, which shall be calculated in accordance with the amount for payment for that call, divided by the total minutes in the call.

In this section, "variable tariff"- a tariff that changes during the course of the call based on different criteria, such as, a tariff that gradually reduces as consumption increases, or a tariff that varies as a result of changing from "peak time" to "off-peak time" during the course of the call or vice versa.

[75]	Amendment no. 5.
[76]	Amendment no. 5.
[77]	Amendment no. 5.
[78]	Amendment no. 5.

(4)
In addition to the provisions at the end of clause 2.2.4 of the Standard regarding a Service Bundle, the Bill shall include a detailed list of the services that are included in the bundle, as well as the total tariff to be paid for the bundle.

67.4
A Bill that is sent to a Non-Business Subscriber shall also be prepared pursuant to the provisions of Appendix C.2 (hereinafter in this clause: "Bill Format for a Non-Business Subscriber and for a Split Business Subscriber"79).

67.5
A Bill submitted to a Business Subscriber shall include the details as stated in subclauses 9B (1) to 9B (4) in Appendix C.2. In this section, "Business Subscriber" - except for the Subscribers detailed in subclauses (b) and (d) of the definition of "Business Subscriber" in clause 1 of the License.

67.6
A Business Subscriber may request that the Licensee send him a Telephone Bill in a Non-Business Subscriber Format (hereinafter in this clause: "request"). If the Subscriber makes such a request, the Licensee shall begin sending him Bills in accordance with said format, by no later than two Billing Periods after the date of the Request. The Licensee shall publish bi-annually, a notice in the Telephone Bill that is submitted to Business Subscribers, whereby a Business Subscriber may request that the Licensee prepare the Telephone Bill being submitted to it in accordance with the Non-Business Subscriber Bill Format. In addition, a Business Subscriber may request details in writing from the Licensee regarding the mode of calculation of a "one-time charge." The Licensee shall submit the said details in writing to the Business Subscriber regarding a "one-time charge" within thirty (30) days of the date that the Subscriber requested this from customer service or from the Ombudsman.[80]

67.7	The Subscriber shall receive the Bill, at its choice, via one of the following modes:

(a)	regular post;

(b)	electronic mail with an attached file;

(c)	SMS with an attached link;

(d)	the Licensee’s website;

(e)	other electronic means at the choice of the Licensee.

[79]	Amendment no. 5.
[80]	Amendment no. 5.

The Licensee must present the five (5) said modes for the Subscriber’s choice on the Service Access Form. If the Subscriber does not select one of the modes, then the Bill must be sent to him by regular post. The Subscriber may change the mode for receiving the Bill at any time, by way of an oral or written request.

The Licensee shall document the Subscriber’s request, as stated, and make this documentation available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the submission of the request.

If the Subscriber submitted his request during the first half of the Billing Period, then the Licensee shall send him the Bill immediately following the date of his request in the mode selected by the Subscriber. Otherwise, the Licensee shall send the Bill to the Subscriber in the mode selected by the Subscriber after the upcoming Bill.

The Licensee is not allowed to demand any payment from the Subscriber for issuing the Bill, which includes “itemized calls,” either regularly or on a one-time basis, and sending it to him, at his request, through electronic means. The Licensee may demand reasonable payment in respect of “itemized calls” from any particular date, which was sent to the Subscriber at his request, regularly or on a one-time basis, only in the event that the Bill was received by the Subscriber as specified in subclause (a).81

67.8
If the payment specified in the Telephone Bill is paid by instruction to debit a bank account or credit card, the said payment shall not be paid before ten (10)[82] days have elapsed since the date that the Telephone Bill was sent to the Subscriber.

67.9	In relation to Subscribers receiving their Bills via regular post, the Licensee may act as follows in relation to the sending of Bills:

(a)
The Licensee shall send a separate letter to every such Subscriber by regular post or via electronic mail message asking the Subscriber to choose, within thirty days (30) of the date the letter or the message was sent, the way by which his monthly Bill shall be sent to him, out of the following ways:

(1)	regular post;

(2)	electronic mail with an attached file;

[81]	Amendment no. 5.
[82]	Amendment no. 5.

(3)	SMS with an attached link;

(4)	the Licensee’s website;

(5)	other electronic means at the choice of the Licensee.

(b)	The Licensee must enable every Subscriber, as stated, to respond to the letter to him via regular post, without payment, and via electronic mail and facsimile.

(c)	The Licensee is obligated to operate at least two electronic means out of that specified above in subclause (a).

(d)
The Licensee must specify in its letter to a Business Subscriber and to a Split Business Subscriber, in a framed notice, in boldface and at a font size of at least 16, that, insofar as it shall not choose the mode by which it shall receive the Bill, the Bill shall be sent to it in the mode to be decided by the Licensee, and this, without derogating from the provisions of section 13.B.(a) of the Consumer Protection Law, 5741 – 1981.

(e)
The Licensee must specify in the notice to a Non-business Subscriber, in a framed notice, in boldface and at a font size of at least 16, that, insofar as he shall not choose the mode by which he shall receive the Bill, the Bill shall be sent to him by regular post.

(f)	The Licensee is not allowed to send the Bill by way of an SMS to an End Device that is blocked to the receipt of SMSs and to an End Device that is not a smartphone.

(g)	The Licensee is not allowed to change the mode of sending the Bill to a Non-business Subscriber who did not respond to the request that the Licensee sent to him.

(h)
If the mode of sending the Bill to a Subscriber was changed, the Licensee shall send a notice to the Subscriber before sending the first Bill in the new mode, by way of SMS, informing him of the details of the change. Any Subscriber blocked from receiving SMSs must receive the said message in the Bill following the execution of the change.[83]

[83]	Amendment no. 5.

68.             Public Emergency Services

68.1
The Licensee shall enable all of its Subscribers free and rapid access to public emergency services, at any time and free of charge, such as: Magen David Adom, the Israel Police Force, the Fire Department and the Homefront Command Center. The Licensee shall coordinate with the providers of public emergency services the manner by which access to their services shall be provided.

68.2
The Licensee shall enable the public emergency service centers[84] to indentify the telephone number of a Subscriber that dials them,[85] free of charge and at any time, including a Subscriber with a “no caller ID” number, a Subscriber that implemented blocking of the call and a Subscriber that dials from a private switchboard.

The Licensee may implement the aforesaid through a Licensee that routes the call to the public emergency service center.

The Licensee shall notify a Subscriber who requested an “no-caller ID” number that the number is not unidentified to a call to public emergency service call centers.

69.             Blocking Service to Harassing Subscribers

69.1
Notwithstanding that stated in clause 68.1, the Licensee shall block a harassing Subscriber’s access to public emergency services; if the blocking to public emergency services only is not technically possible, the Licensee shall block the harassing Subscriber’s access to all of the Licensee’s Services. For the purposes of this clause, “harassing Subscriber” - a Subscriber that calls a particular emergency hotline, without a justified reason, more than 10 times during one day, through the End Device in his  possession.

69.2
Notice regarding a harassing Subscriber shall be given in writing to the Licensee by a senior employee of a public emergency service (hereinafter: “the Employee”), verified by an affidavit signed by the Employee (hereinafter: “the Complaint”). The Complaint shall include, inter alia, the name of the harassing Subscriber, his phone number, as far as these details are known to the complainant, as well as details of the times of the calls of the harassing Subscriber and the content of the calls that indicates that the calls were made without a justifiable reason. If the Complaint does not include the harassing Subscriber’s phone number, the Licensee shall act in a reasonable manner to identify the harassing Subscriber based on the details in the Complaint.

[84]	Israel Police-100, Magen David Adom-101 and the Fire Department-102 and Homefront Command Center 104.
[85]	Excluding a subscriber whose End Device allows him to dial emergency centers only, for example a handset without a SIM card on a GSM network.

69.3
The Licensee shall block the harassing Subscriber’s access to the emergency services as set forth in clause 69.1, after giving the harassing Subscriber prior notice. The notice shall be given 3 workdays before blocking the service, in one of the following manners:

(a)	a call from the Licensee’s service center to the Subscriber’s End Device;

(b)	sending an SMS to the Subscriber’s End Device;

(c)	sending a registered letter to the Subscriber; except a Prepaid Subscriber whose address is unknown.

69.4
The blocking of service to a harassing Subscriber who is a Prepaid Subscriber whose address is unknown, shall be done no later than 24 hours after receiving the Complaint or identification as stated in clause 69.2.

69.5
Notwithstanding that stated in clause 69.1, the Licensee shall not block a Subscriber’s access to a public emergency service, if the circumstances of the calls made, based on the explanation the Subscriber provides to the Licensee, shows that there was justification for the calls and that he should not be deemed a harassing Subscriber; the Licensee shall forward the reasons for not blocking the harassing Subscriber’s access, to the Director within 10 workdays of the receipt of the Complaint or the identification as stated in clause 69.2.

69.6
If the Licensee blocks the harassing Subscriber’s access to the emergency calls as stated, he may collect from the Subscriber all charges and may also be entitled to collect payment from him in respect of removing the blocking.

69.7	The Licensee is permitted to remove the blocking after the harassing Subscriber provides him with a written undertaking that he shall not repeat the harassment in the future.

69.8
The Licensee shall record the manner of identification of the harassing Subscriber, the manner of notifying the harassing Subscriber or, alternatively, when notice was not given to the harassing Subscriber, the reason for not giving notice; in addition, it shall record the manner in which the blocking was removed.

69.9
The Licensee shall specify in a Harassing Subscriber report, as stated in clause 112.3(i), the number of harassing Subscribers whose access to the public emergency service or to all services has been blocked pursuant to this clause, as well as the number of Subscribers whose blocking has been removed and the number of Subscribers whose access was not blocked pursuant to this clause and the reasons for this.

69A.          Personal Message Service

69A.1
The Licensee shall provide a personal message service (in this section: “the Service”), at all times and free of charge, whether itself or through another Licensee, to all of its Subscribers who have MRT End Devices that support the Service and in accordance with the "personal message" service file.

In this section:

"Another Licensee" – an MRT operator that provides service through its network to the Licensee and pursuant to a hosting agreement with the Licensee;

"Personal Message" – an announcement, warning and short explanation from the Security Establishment that is sent immediately, selectively and specifically to Subscribers with MRT End Devices that support the use of cell broadcast ("CB") technology.

"The Security Establishment" – representatives of the Ministry of Defense and Home Front Command who are responsible for a personal message system;

"Service File “Personal Message”” – a service file approved by the Director, including amendments that shall be executed in the service file;

69A.2	In order to execute that stated in clause 69A.1, the Licensee shall act as stated in Appendix B.1 and in the service file regarding this service and as follows:

(a)	adaption of the Network and its components so that it shall support the provision of the personal message service;

(b)	assistance and resource allocation to execute the connection of the Security Establishment’s personal message system to the Network;

(c)
operation and maintenance of the Service components in the Network, in accordance with written directions that shall be presented to the Security Establishment; without derogating from the aforesaid, the Security Establishment may instruct the Licensee to change the said instructions, however, this shall not derogate from the Licensee's responsibility to repair and connect it to the Network;

(d)
the execution of technical trials to examine the integration between the system and the Network and a drill of the Network and system operation, in accordance with the instructions of the Ministry and the Security Establishment.

69A.3
The Licensee shall report to the Security Establishment any gap in the ability to provide the Service and shall act to restore the ability as soon as possible, in accordance with the written operating procedures that it shall formulate and present to the Security Establishment.

Without derogating from the aforesaid, the Security Establishment may instruct the Licensees to change the operating procedures if they find them to be lacking, however, this provision does not diminish the Licensee’s responsibility as aforesaid.

69A.4	The Licensee shall notify the Security Establishment in advance of any change in the Network that may affect availability for provision of the Service.

69A.5
The Licensee may not make commercial use of the CB feature without informing the Security Establishment at least 30 days in advance before operating the Service, and the Security Establishment may notify the Licensee in writing, within 15 days about its objection to the provision of the service or about conditions for providing the said Service. In this case, the Licensee shall not operate the Service or shall only be able to operate it in accordance with the conditions prescribed by the Security Establishment, as the case may be.

The aforesaid does not detract from the License's obligation to receive the Director's approval for the said service.

69A.6	The Licensee shall assist in launching the Service to its Subscribers in all of the following ways:

(a)	by written publicity on the Licensee’s website;

(b)	by direct mail to Subscribers through the monthly Bills upon the launch of the Service;

(c)
by providing a response to Subscriber inquiries to choose the necessary definitions on his MRT End Device; for models of MRT End Devices that were not marketed by the License, the License shall make a reasonable effort to give its Subscribers an answer as stated;

(d)	The Licensee shall enable the Security Establishment to reasonably use its existing distribution channels in order to notify the Subscribers of the Service.

70.          Information Service for Clarifying Telephone Numbers

70.1
Without derogating from the provisions of clause 65, the Licensee shall provide, either by itself or through another on its behalf, an information service for clarifying the telephone number of any Subscriber of another Licensee, apart from Subscribers with unlisted numbers (hereinafter: "Information Service"), as follows:

(a)	to the general public and free of charge, through a website through which the service shall be provided;

(b)	to its Subscribers, at a reasonable price, through a telephone call center to which the access shall be provided by a network access code defined by the Director in the Numbering Plan;

(c)	the Information Service shall be provided by all of the above methods based on the same information characteristics that the Subscriber shall provide for the purpose of receiving the service.

70.2
In addition to that stated in clause 70.1, the Licensee may offer, at a reasonable price, either by itself or through another on its behalf, an Information Service, through any other means, including through a national access code or through a short message system service (SMS).

70.3	For the purpose of executing that stated in subclauses 70.1 and 70.2:

(a)
The Licensee may query any database of a Domestic Operator (hereinafter in this clause: "another licensee"), or receive information from the database of another licensee through any other method and with the consent of the other licensee, all subject to the obligation regarding protection of the Subscriber's privacy;

(b)	For the purpose of providing the Information Service by another licensee in accordance with its general license, the Licensee shall allow any other licensee access to the Licensee's database;

(c)
The Licensee shall reguarly update the database, so that every name, address or telephone number of a Subscriber that has been added, changed or removed, shall be updated in the database within one workday of the execution of the update in the Licensee's system that is used for the purpose of providing telephony service.

For the purposes of this clause –

"database"- a pool of data that includes the name, address and telephone number of every Subscriber that is not unlisted, including a Subscriber that is a business.

70.4 (a)
The Licensee shall request the consent of every new Subscriber in order to include their details in the database; if the Subscriber consents to the aforesaid, the Licensee shall include the Subscriber's details in the database.

(b)	The Licensee shall fulfill the first request of any Subscriber who asked to remain unlisted, at no charge.

70.5 (a)
The conditions for the provision of a directory assistance service for clarifying telephone numbers being provided pursuant to clause 70 shall be determined by the Licensee, provided that they are fair and nondiscriminatory, including with regard to the order of presentation of the data to anyone calling the service; the service shall be provided twenty-four (24) hours a day, every day of the year, except on Yom Kippur; in this subclause, "order of presentation of the data"- if the answer to a person’s query to the service consists of a number of different data, the data shall be presented in random order;

(b)
A directory assistance service for clarifying telephone numbers as stated in clause 70.1(b) and an Information Service through a telephone center to which the access shall be provided by a national access code as set forth in clause 70.2 shall meet the following service indices:

(1)	at all times, in the event of heavy traffic of calls requesting the service,[86] the ratio of callers who shall receive service shall not be less than 90%;

(2)	the average waiting time of a caller until the start of receiving service[87] shall not exceed 30 seconds;

(3)	the maximum waiting time of a caller until the start of receiving service shall not exceed 60 seconds.

70.6	Subclause 70.1(b) shall become effective no later than one year after the Licensee began providing service, pursuant to clause 38.4.

70.7
The Licensee, either itself or through another, including together with another Licensee, shall publish a service[88] for clarifying telephone numbers that is being provided by the Licensee at no charge (hereinafter: “free information service"); the publication shall include at least the Licensee’s website.[89]

71.             Service File

71.1
If the Licensee desires to operate a service that is included in the list of services in Appendix B and marked “future,” it shall submit a written application to the Director by no later than thirty (30) days before the date it intends to begin providing the service.

71.2
If the Licensee desires to operate a new service that is not included in the list of services in Appendix B that it intends to provide to its Subscribers, it shall submit a written application to the Director by no later than thirty (30) days before the date it intends to begin providing the new service.

71.3
The Director shall notify the Licensee within thirty (30) days of the receipt of the Licensee’s application as stated in clauses 71.1 and 71.2, if it is allowed to begin providing the service or if it must submit a service file for the Director’s approval, as a precondition for starting the service.

71.4
The Licensee shall submit a service file for the Director’s approval upon his request; if the Licensee shall not submit a service file according to the Director’s instruction, or if the Director does not approve the service file, the Licensee shall not begin providing the service.

[86]	Busy Hour Call Attempts
[87]	Start of receiving service-an answer by a telephone operator or by the IVR system that requests the information from the caller in order to locate the requested telephone number etc.
[88]	Amendment no. 5.
[89]	Amendment no. 5.

71.5
The Director’s decision regarding the service file submitted to him shall be given within sixty (60) days of the day that the Licensee submitted all of the documents and information to the Director that he required for the purpose of approving the service file. In special cases, the Director may extend the dates set forth in this clause, in a written and detailed  notice to the Licensee.

71.6
The Director may require the Licensee to submit for his approval a service file for an existing service that does not require a service file, and he may also require the Licensee to submit a new service file for his approval for a service for which a service file has already been approved.

71.7
The service file shall be submitted to the Director in the format and at the time set forth by the Director and shall include, inter alia, provisions regarding the following: the name of the service, a detailed description of the service and the supply method, the service tariff, an engineering description, and all as specified in Appendix B; the Director may issue instructions regarding additional matters that must be included in the service file.

71.8
If the service file is approved, the Licensee shall provide the service in accordance with the conditions of the approved file, and the approved service file shall be deemed an integral part of the License.

71.9
The Licensee shall publish the approved service file, with the details and in a manner set forth by the Director, and the Director may publish it himself, as long as he does not do so until after the Licensee has begun providing the service. The announcement to the public shall not include information that is a trade secret, that has been indicated by the Licensee and marked as trade secrets attached in a separate annex to the service file.

71.10	Each new service that the Licensee shall begin providing in accordance with this clause shall be deemed part of Appendix B; the Director shall update Appendix B from time to time.

71.11	The provisions of this clause shall apply, mutatis mutandis, to a trial through the Network.

71A.          Erotic Service

71A.1	An erotic service being provided through the Network, shall be done in accordance with the provisions of Appendix B.6.

For the purposes of this clause -

"erotic service" - as defined in clause 1 in Appendix B.6.

71B.          Premium Service

71B.1	The Licensee may provide premium services in one of the following two ways:

(a)	premium service, for which the payment is charged according to a premium tariff and is collected through the Telephone Bill, shall be provided in accordance with the provisions of Appendix B.5;

(b)	premium service, for which the payment is charged according to a regular tariff (hereinafter in this subclause: "the service") shall be provided as follows:

(1)	as a service within the Licensee’s network through a network access code[90];

(2)	by dialing a fixed-line telephone number to which the access shall be enabled for any Subscriber of any General Licensee.

For the purposes of this clause,

"Fixed-line telephone number" - a number format of geographic numbers and national fixed-line numbers or a number format asterisk plus 4 digits (*XXXX), in accordance with that defined in the Numbering Plan91;

"Premium Service" and "Regular Tariff" as defined in Appendix B.5.

72.              International Roaming Service through the Network of an MRT Operator in a Neighboring Country

72.1
The Licensee shall act so that, in an area in which there is reception that allows the holding of a proper call through a Subscriber’s MRT End Device, both from the Network and from the network of an MRT Operator in a neighboring country, the Subscriber shall receive Mobile Domestic Service through the Network. The Licensee shall perform the action itself without requiring any action on the part of the Subscriber.

[90]	"Network access code" as defined in the Numbering Plan.
[91]	For example: numbers in the format 03-XXXXXXX and 07Z-xxxxxxx or *XXXX.

72.2
The Licensee shall block the possibility of a Subscriber receiving international roaming service through a network of an MRT Operator in a neighboring country ("the Service"), unless the Subscriber explicitly requested to receive the Service, and after it was explained to him that within the scope of receiving the Service, the MRT End Device in his possession may roam in the area bordering a neighboring country, involuntarily, to the network of a neighboring country, and he was given information about the tariffs for the Service; if the Subscriber requests to receive the Service as stated –

(a)	The Licensee shall explain to him how he may manually select, through the MRT End Device in his possession, the MRT network from which he shall receive service;

(b)	The Licensee shall allow the Subscriber to select whether to block access to receipt of data communications service through an MRT network of a neighboring country.

72.3	In this clause, "neighboring country" – Jordan and Egypt;

"Proper call" - a call that takes place in accordance with the minimal reception definitions prescribed in international standards according to which the Network operates.

73.              Offensive sites and content

73.1
The Licensee shall notify its Subscribers about offensive sites and offensive content as defined in section 4.I of the Law, as stated in section 4.I(b)(1) of the Law; said notification shall be done in the manner set forth in section 4.I(c) of the Law.

73.2
The Licensee shall notify its Subscribers as stated about the existence of internet content that is unsuitable for children and teenagers (such as pornographic sites), and shall include details of ways in which the access to such content by children and teenagers can be blocked; said notification shall be done in the manner set forth in section 4.I(c) of the Law.

73.3
The Licensee shall offer its Subscribers as stated, in all of the ways set forth in section 4.I(c) of the Law, an effective service for filtering offensive sites and offensive content at no extra cost to the payment that it collects for the Internet Access Service, and all as set forth in section 4.I(d) of the Law, provided that the said service shall be based on an analysis of the information and not solely according to a "black list" of sites.

In this clause,

“The Licensee” – Licensee that provides Mobile Domestic Service or Internet Access Service, or both.

“Subscriber” – Subscriber to a Mobile Domestic Service, or Internet Access Service, or both.

Section D - Suspension or Disconnection of Service and Termination of an Engagement92

74.             Definitions

74.1	In this section –

“Termination of Service”	-	permanent disconnection of any of the Licensee’s Services to all of the Subscribers;

“Suspension of Service”	-	temporary halting of any of the Licensee’s Services or of all of the Licensee’s Services, which are being provided to a Subscriber;

“Disconnection of Service”	-	permanent disconnection of any of the Licensee’s Services, which are being provided to a Subscriber;

“Termination of an Engagement”	-	disconnection of all of the Licensee’s Services being provided to a Subscriber, and termination of the Engagement Agreement with him.[93]

75.             Termination of Service

75.1	The Licensee shall be allowed, with the Minister’s approval, to terminate the provision of service, including as a result of one of the following:

(a)	the service has been rendered obsolete for technological reasons;

(b)	economic reasons;

(c)	the service has been abused and could cause substantive financial damage to the public, or a portion thereof, or to the Licensee.

In its application to terminate a service, the Licensee shall specify the number of Subscribers using that service, the measures that the Licensee intends to take in order to prevent any damage or loss to them, including the provision of an alternative service to the terminated service, and any other necessary information.

[92]	Amendment no. 5.
93             Amendment no. 5.

75.2
When granting authorization to terminate a service as aforesaid, the Minister shall consider, inter alia, issuing an instruction to the Licensee to provide an alternative service to replace the terminated service, or to continue providing the service for an additional period to be determined by the Minister.

76.             Prohibition of Suspension or Disconnection of Service

76.1	The Licensee is not allowed to suspend or disconnect a service that it is obligated to provide pursuant to This License, unless that stated in this section, or that stated in clause 40 has transpired.

76.2	To dispel any doubt, if the Licensee began providing any service to its Subscriber, the service shall be deemed a service that it is obligated to provide, and that stated in clause 62.4 shall apply.

77.             Suspension of Service at a Subscriber’s Request

77.1
A Subscriber may request from the Licensee to suspend service in respect of all of the Licensee’s Services, once a year, for a period of not less than thirty (30) days and not more than ninety (90) days.

77.2	A Subscriber may submit a request to suspend a service in the following ways:

(a)
in writing, including by way of ordinary post, facsimile, electronic mail or online form on the Licensee’s website, to which various types of files may be attached, and the Licensee may enable the submission of a request by way of internet chat calls;

(b)	orally, during a call to the telephone call center or at a service station of the Licensee;

77.3
The Licensee must document the Subscriber’s request and make this documentation available for delivery or forwarding to the Director, upon his request, and this, within five (5) workdays of the submission date of the request.

77.4
The Licensee shall carry out a suspension of service, disconnection of service or termination of engagement by no later than one workday after the day on which the request was submitted; if the Subscriber indicated a future date in its request for executing the suspension of service, disconnection of service or termination of the engagement, the Licensee shall carry out the request on the date specified by the Subscriber.

77.5	The Licensee must document in its information systems the date and time of the execution of the Subscriber’s request.

77.6
If a suspension of service was executed for a Subscriber, the Licensee shall resume the provision of the service by no later than one workday after the day on which the Subscriber’s request was submitted, unless the Subscriber requested a later date for resuming the provision of the service.

77.7
If the Subscriber requested a suspension of service for all of the Licensee’s Services, the Licensee shall save the Subscriber’s telephone number for him throughout the entire period of the suspension, and shall not transfer it to another party.

77.8
The Licensee is not allowed to collect payment from the Subscriber for suspension of service, for resuming the provision thereof, and is not allowed to collect payment from the Subscriber for the period of the suspension of all of its services.

77.9
After the provision of the service to the Subscriber is resumed, the Licensee shall charge the Subscriber according to the plan tariffs and conditions, pursuant whereto the Subscriber had been charged prior to the suspension of the service, unless the plan tariff and rates were changed for all Subscribers to that plan during the period of the suspension of service.

78.             Disconnection of Service at a Subscriber’s Request

78.1	A Subscriber may request disconnection of service from the Licensee; the Subscriber may submit its request in writing or orally, as stated in clause 77.2.

78.2
The provisions of the above clauses 77.3 through 77.5 shall apply to a disconnection at a Subscriber’s request, and the Licensee is not allowed to collect payment from the Subscriber for disconnection of the service.[94]

[94]	Amendment no. 5.

78A.          Termination of an Engagement at a Subscriber’s Request

78A.1	A Subscriber may notify the Licensee of termination of the engagement between them; the Subscriber may deliver its notice in writing or orally, as stated in clause 77.2.

78A.2	The provisions of the above clauses 77.3 through 77.5 shall apply to termination of an engagement at a Subscriber’s request.

78A.3
The Licensee shall send notice to the Subscriber about the termination of the engagement within two workdays of the date of the Subscriber’s request to carry out the termination of the engagement. The notice must include, inter alia, the date of execution of the termination of the engagement and the deadline for sending the last final Bill, which relates to the last Billing Period of his being a Subscriber of the Licensee (“Final Bill”).

78A.4	A Subscriber who terminated the engagement with the Licensee must receive a Final Bill on the closest possible date, and by no later than two months after the termination date of the engagement.

The Final Bill must specify the execution date of the termination of the engagement and it must bear the heading “Final Bill.”

78A.5
That stated in this clause in no way derogates from a termination of engagement by way of number portability, according to a Numbering Plan relating to number portability – consolidated version, of 22.8.2005, inclusive of amendments thereto.

78B.          Saving the Telephone Number upon Termination of an Engagement

78B.1
If a termination of an engagement between the Licensee and a Subscriber was executed, whether at the initiative of the Licensee or at the Subscriber’s initiative, the Licensee shall save the telephone number for the Subscriber, at no charge and without any conditions or restrictions, and shall not deliver it to another party and shall not return it to the pool of numbers designated for allotment, either of the Licensee or of another licensee that had initially allotted it, and this, for a period of fourteen (14) days after the termination date of the engagement.

78B.2
If the Subscriber asked to retrieve his telephone number within the said timeframe, the Licensee shall carry out the Subscriber’s request immediately, and it is allowed to charge the Subscriber for the timeframe between the termination of the engagement and its resumption with that same telephone number that was returned to him, according to the terms of the tariff plan he had subscribed to prior to the execution of the termination of the engagement, and to continue to charge him pursuant to the terms of the said tariff plan.

78C.          Suspension or Disconnection of Service or Termination of an Engagement –  General Provisions

78C.1
The Licensee must display a link called “Suspending/Disconnecting of Service” on the home page of its website, in a conspicuous manner and location, the pressing of which shall redirect to the following three possibilities:

(a)	suspension of service;

(b)	disconnection of service;

(c)	termination of an engagement.

78C.2	The Licensee shall display the following details in each of the three said possibilities:

(a)	brief explanation of the selected possibility;

(b)
the modes of communication for the purpose of submitting a request in each of the said possibilities, including the telephone number, address, facsimile number, electronic mail address, the online form and internet chat calls, insofar as the Licensee chose this possibility, through which a Subscriber can submit such a request;

(c)
the details that the Subscriber must specify in his request, including the telephone number relevant to the request, the Subscriber’s ID number, the last four (4) digits of the means of payment, electronic mail address, insofar as the Subscriber uses electronic mail for the purpose of submitting his request, and the Subscriber’s specified date for carrying out his request;

(d)
the date of execution of the Subscriber’s request, the termination date of the billing in the Telephone Bill and the deadline for sending a Final Bill to the Subscriber in the instance of termination of an engagement.

78C.3	The Licensee shall publish on every Telephone Bill, the telephone number, address, facsimile number and electronic mail address through which the Subscriber can submit requests as stated.

78C.4
If the Subscriber submitted his request via electronic mail, the Licensee shall send, immediately upon receiving the request, a reply electronic mail notice acknowledging the receipt of the request. The notice shall include the reference number assigned to the Subscriber’s request in the Licensee’s system, the receipt date of the request, and the contents of the request as sent by the Subscriber.

78C.5
If the Subscriber submitted his request via online form, the Licensee shall display on the device screen through which the online form was sent (computer or compatible MRT End Device) a notice acknowledging receipt of the request; the notice shall contain the details specified in clause 78C.4.

78C.6
If the Subscriber’s request, which was submitted via online form, included one of the details specified in subclause 78C.2(c) and it is erroneous, the Licensee shall mark the erroneous detail on the online form and the Subscriber shall be requested to resubmit his request with the correct detail.[95]

79.             Suspension or Disconnection of Service Due to Breach of Agreement

79.1	The Licensee may suspend or disconnect service to a Subscriber if one of following transpires:

(a)	the Subscriber did not pay a payment that he owes for a service that he received, by the payment due date in his Engagement Agreement with the Licensee;

(b)	The Subscriber breached a condition of the Engagement Agreement between him and the Licensee, which has been deemed a fundamental condition;

(c)	The Subscriber has unlawfully used or has permitted another party to unlawfully use the End Device in his possession.

79.2
Service to a Subscriber shall not be suspended or disconnected in the instances specified in clauses 79.1(a) and (b), until after the Licensee has given the Subscriber prior written notice of at least ten (10) days before the expected suspension or disconnection; the notice shall state that the Subscriber is being granted an opportunity, within a reasonable timeframe that shall be specified in the notice, to rectify the act or omission in respect whereof the Service shall be suspended or disconnected.

[95]	Amendment no. 5.

79.3	Notwithstanding that stated in Paragraph 79.2, the Licensee may suspend[96] the Subscriber’s service without notice should one of the following occur:

(a)	The Subscriber did not pay his Bill that he was billed for the third time within a period of twelve (12) months for service, by the date specified in the payment notice;

(b)	There is reasonable concern about an act of fraud through the Subscriber’s End Device or though the features of his End Device;

(c)	Cancelled.[97]

79.4
The Licensee may suspend[98] Service to the Subscriber if it becomes evident that the End Device in the possession of the Subscriber, through which the Subscriber receives Service, causes interference with the provision of Service to other Subscribers, or interference with the operation of the Network, provided that the Licensee gave the Subscriber written notice of at least twenty-one (21) days before the expected suspension[99] date; in the notice, the reason for the expected suspension100 shall be specified and that the Subscriber is being given an opportunity, within the timeframe to be specified in the notice, to repair the End Device in a way that shall prevent interference as stated.

79.5
Insofar as the Licensee suspends service for all of its services, due to a Subscriber’s breach of agreement, the Licensee shall stop collecting a monthly or other fixed periodic payment from the Subscriber on the date of the suspension of service, as stated, and this, until the provision of all services is resumed; during the Billing Period in which the service was suspended as stated, the Licensee shall collect a fixed payment from the Subscriber according to that specified in clause 85.3(c) or according to that specified in clause 85.3(d), as relevant.101

80.             Disconnection of Service due to Maintenance Operations

80.1
The Licensee may temporarily disconnect or limit services that it is obligated to provide, if it is necessary to perform essential operations of maintenance or of establishment of the Network (hereinafter: “Disconnection due to Maintenance”), provided that all of the following are fulfilled:

(a)	the duration of a Disconnection due to Maintenance does not exceed six (6) consecutive hours;

[96]	Amendment no. 5.
[97]	Amendment no. 5.
[98]	Amendment no. 5.
[99]	Amendment no. 5.
100	Amendment no. 5.
101	Amendment no. 5.

(b)
the number of Disconnections due to Maintenance does not exceed two (2) during one year. Notwithstanding that stated, during the first two years after the granting of the License, the number of disconnections shall not exceed four (4) during one year;

(c)	prior notice of at least four (4) days before the planned disconnection is issued to the Director;

(d)	prior notice has been issued to Subscribers, at least four (4) days prior to the planned disconnection, including via means of public communications;

(e)	the Licensee has done all in its power, within reason, so that the Disconnection due to Maintenance shall take place at low-load hours of the day.

80.2
The Director may require the Licensee to present a detailed explanation of the circumstances that necessitate Disconnection due to Maintenance, and the Director may require the Licensee to postpone the said Disconnection if he finds, after considering the Licensee’s arguments, that vital public interest dictates the said postponement.

80.3
If Disconnection due to Maintenance is required that exceeds six (6) hours, the Licensee shall request the Director’s approval in advance; the request shall specify the required maintenance operations and the actions taken by the Licensee in order to expedite these operations and to minimize the duration of the Disconnection due to Maintenance.

80.4
If Disconnection due to Maintenance is required urgently for the purpose of performing essential and immediate activities, the Licensee shall inform the Director immediately, including by telephone, or facsimile, about the urgent disconnection or limitation; the Licensee shall inform its Subscribers about Disconnection due to Maintenance as stated as soon as possible, including through the public address system operating through the Network, insofar as this is possible, and also through the public media.

80.5	Notwithstanding that stated in clause 80.1, the Licensee is not obligated to notify the Director or its Subscribers about a Disconnection due to Maintenance if one of the following is fulfilled:

(a)	The duration of the Disconnection due to Maintenance does not exceed half an hour;

(b)	The Disconnection due to Maintenance is being done between 24:00 Saturday night and 05:00 on the following Sunday morning.

81.             Blocking of End Devices and MRT Services Due to Theft or Loss102

81.1
The Licensee shall retain in its IMEI (International Mobile Equipment Identity) System, the IMEI number of the End Device that the Subscriber is using, apart from MRT End Devices operating with iDen technology (hereinafter in this clause – “End Devices”).103

81.2	If the Subscriber notified the Licensee that his End Device has been stolen or lost, the Licensee shall perform the following:

(a)	During the conversation with the Subscriber who is delivering his notice as stated, the Licensee shall take action to reliably identify the Subscriber.

(b)	The Licensee shall raise the possibility to the Subscriber of immediately filing a complaint at a police station about the theft or loss of the End Device.

(c)	The Licensee shall request an alternate telephone number from the Subscriber through which he may be contacted.

(d)
The Licensee shall immediately perform a “suspension of service” at no charge for all of the services being provided for consumption, including international services, by blocking the Subscriber’s SIM card, apart from incoming calls, if the Subscriber asked to not block these calls, immediately upon receiving the notice about the theft or loss of the End Device, and shall notify the Subscriber of this.

(e)
Notwithstanding that stated, the Licensee shall perform a “suspension of service” at no charge for all of the MRT services being provided to the Subscriber, including incoming calls, after three (3) days have elapsed since the receipt date of the notice regarding the theft or loss of the End Device.

102	Amendment no. 5.
103	Amendment no. 5.

(f)
If the Subscriber notified of the theft or loss of the End Device while he is located abroad and is receiving international roaming services, the Licensee shall immediately perform “suspension of service” at no charge for all of the MRT services being provided to the Subscriber, by blocking the Subscriber’s SIM card, including with regard to incoming calls, unless the Subscriber asked to not block these calls.

(g)
The Licensee shall block the End Device at no charge, by blocking the IMEI number of the said device, as last received in the Licensee’s MRT System, and this, immediately after twelve (12) hours have elapsed since the time of the Subscriber’s notice about the theft or loss of the End Device. The Licensee shall advise the Subscriber, when receiving his notice about the theft or loss of the End Device, that the blocking of the End Device by blocking his IMEI number, shall be carried out at the time as stated.

(h)
The Licensee shall immediately remove the blocking from the End Device, at no charge, according to the request of an authorized party; “authorized party” for the purposes of this clause, is a police officer who received authorization from a police officer at the rank of brigadier-general to contact the Licensee and to instruct him about removal of the blocking. The Licensee shall mark in its information system, using a special marking, End Devices for which an “authorized party” requested removal of blocking, but shall not disclose any information about removal of the blocking, as stated.

(i)	The Licensee shall again block the End Device after authorized to do so by the “authorized party.”

(j)	The Licensee shall resume the provision of all of the services to the Subscriber immediately upon delivering a new SIM card to the Subscriber.

(k)
The Licensee shall specify in the Subscriber’s Telephone Bill immediately after the date it received the Subscriber’s notice about the theft or loss of the End Device, or in the following Telephone Bill, the date and time of the Subscriber’s report, the date and time of the suspension of the MRT Services to the said End Device, as specified in clauses 81.2.(d) through 81.2.(f), and the date and time of the execution of the blocking of the End Device, in the event that the equipment was not found.

(l)
The Licensee must retain documentation of the Telephone Bill, which includes the said notices, and make this documentation available for delivery or forwarding to the Director, upon his request, and this, within five (5) workdays of the production of the Bill.

(m)
On a daily basis, the Licensee shall forward a computer file to all MRT Operators, including MRT Operators on Another Network, and to “the authorized party,” which includes information about all End Devices, the IMEI number of which it has blocked on that day, about all End Devices for which the blocking of the IMEI number has been removed on that day at the Subscriber’s request, about all End Devices for which the blocking of the IMEI number has been removed on that day at the request of “the authorized party,” and about all End Devices, the IMEI number of which has been reblocked, with the approval of “the authorized party,” after the blocking thereof had been removed earlier at its request. The Licensee shall forward the said computer file daily, by 23:00, in relation to all End Devices that were blocked or unblocked as stated up until 23:00.

(n)
On a daily basis and by 24:00, the Licensee shall update the list of End Devices in its information system that it blocked on that day and, by 24:00, shall update the list of End Devices that were blocked by other MRT Operators on that day, and for which a report about them was delivered to it by way of computer files sent to it by other MRT Operators. The list must include the following details in relation to each End Device:

(1)	its IMEI number;

(2)	name of the manufacturer;

(3)	model of the End Device;

(4)	blocking date and time;

(5)	name of the Licensee that ordered the blocking.

(o)
The Licensee shall at all times enable the performance of a search on its website according to the IMEI number of the End Device, when the IMEI number has been blocked due to a notice of theft or loss.

(p)
The Licensee shall retain an updated list in its possession, with the details as specified in subclause (n), of all End Devices that have been blocked, and deliver or forward it to the Director, upon his request. The said list must be identical at all of the MRT Operators.

(q)	The Licensee shall publish the following information on its website:

(1)	recommended actions that Subscribers should take if their End Device is stolen or lost, including:

((a))	setting a password to prevent use of the End Device by any unauthorized person;

((b))
installing applications in the End Device, insofar as at issue is a smartphone, which enable the location of the End Device to be identified, and enable remote blocking of access to information in it, or deletion thereof;

((c))	performing backups of vital information to a computer or through cloud services, such as: photos, videos, lists of contacts and e-mail messages.

(2)	actions that Subscribers should take once they realize that their End Device has been stolen or is lost.104

81.3
The Licensee shall provide the details of End Devices it has blocked to every general Licensee providing Mobile Domestic Service (hereinafter: “Another MRT Operator”), by no later than one workday after the execution of that stated in clause 81.2.

81.4	The Licensee is not allowed to provide service to MRT End Devices that have been blocked by it or by Another MRT Operator.

Notwithstanding that stated, if it has been found that the blocking of the IMEI number shall cause suspension of service to other End Devices with the same IMEI number, the Licensee may choose to not execute the blocking as stated.

104	Amendment no. 5.

81.5
The Licensee shall remove the blocking of an MRT End Device that it has blocked, after receiving a request from the Subscriber; the removal of the blocking shall be done by no later than one workday after the Licensee has verified the credibility of the request, unless the Subscriber has specifically noted a later date.

81.6
The Licensee shall publish its obligations to all its Subscribers regarding the possibility of blocking MRT End Devices, the format for registering the IMEI number of the MRT End Device with the Licensee and the application procedure for the purpose of executing a blocking; the publication shall be done at least in the Engagement Agreement and on the Licensee’s website.

81.7
The Licensee shall detail in a bi-annual report, the number of IMEI numbers that were blocked and the number of IMEI numbers for which blocking was removed, and the number of IMEI numbers that were not blocked pursuant to this clause and the reasons for it.

82.             Disconnection of Service105 to Dormant Subscribers

82.1
The Licensee is allowed to disconnect service to a Dormant Subscriber.106 If the Licensee wishes to disconnect107 service to a Dormant Subscriber, it must give the Dormant Subscriber prior notice of this intention as set forth below (hereinafter in this clause "notice"). The service disconnection108 date shall not be less than thirty (30) workdays after the date the notice is sent.

82.2	In the notice, the Licensee shall specify the telephone number that it intends to disconnect109 from service.

82.3	The notice to a Dormant Subscriber shall be sent as follows:

(a)	For a Subscriber whose name and address are known to the Licensee, in any of the following ways -

(1)	by a letter sent by regular mail;

(2)	by two SMSs that shall be sent to the Dormant Subscriber at intervals of at least two weeks between messages.

105	Amendment no. 5.
106	Amendment no. 5.
107	Amendment no. 5.
108	Amendment no. 5.
109	Amendment no. 5.

(b)	For a Subscriber whose name and address are unknown to the Licensee - by four SMSs that shall be sent at intervals of at least one week between messages;

(c)
Notwithstanding that stated in subclauses (a)(2) and (b), if the Subscriber's End Device does not support the receipt of SMSs, the Licensee shall send the Subscriber voice messages instead of SMSs, if the Subscriber's End Device supports the receipt of voice messages.

(d)	The Licensee shall retain documentation of the sending of a notice to a Dormant Subscriber as follows:

(1)	a copy of the letter sent via ordinary post;

(2)	a printout of the log from the short message service center (SMSC), as specified in clause 62.7(c).110

82.4
The Licensee shall not disconnect111 service to a Dormant Subscriber to whom a message was sent if the Dormant Subscriber notified the Licensee that he does not wish to disconnect from112 services. The Subscriber may send such a message either by telephone or in writing, including by facsimile or electronic e-mail;

Notwithstanding the aforesaid, the Licensee may disconnect113 service to a Dormant Subscriber who notified the Licensee that he is not interested in disconnecting from114 the service, after sending the Subscriber at least two messages, as stated in clauses 82.3 and 82.5, and, in the second message, the Licensee notified the Subscriber that if, within one year of the second message, the Subscriber shall not use the service, then the service shall be disconnected115 to the Subscriber, and this, without sending any further notification to the Subscriber.

82.5
The Licensee shall not be allowed to send a Subscriber an additional notice regarding its request to disconnect116 service, except after one year of the date when the previous notice was sent to the Subscriber in this regard.

110	Amendment no. 5.
111	Amendment no. 5.
112	Amendment no. 5.
113	Amendment no. 5.
114	Amendment no. 5.
115	Amendment no. 5.
116	Amendment no. 5.

82.6
The Licensee shall save the telephone number of the Dormant Subscriber to whom service was disconnected117 for at least four (4)118 months, free of charge,119 from the date of disconnection120 of service, before returning the number to the telephone number pool of the Licensee itself or of another general Licensee that had originally assigned the telephone number to the Dormant Subscriber. If, during this period, a written request is received from the Dormant Subscriber to renew the service, the Licensee shall renew the service under identical conditions to those that applied before the service was disconnected,121 free of charge.

82.7
In the event of disconnection122 of service to a Dormant Prepaid Subscriber, that has a remaining balance to his credit, the Licensee shall refund the Dormant Subscriber the remaining balance within 30 days after receiving a written request from the Dormant Subscriber that proves that he is the owner of the line to which service was disconnected,123 if the request is received by the Licensee no later than six months after the service disconnection124 date.

Disconnection as stated shall not be taken into account in relation to the number of disconnections as required pursuant to clause 80.1 (b).

117	Amendment no. 5.
118	Amendment no. 5.
119	Amendment no. 5.
120	Amendment no. 5.
121	Amendment no. 5.
122	Amendment no. 5.
123	Amendment no. 5.
124	Amendment no. 5.

Section E – Provision of Service Through Another Entity

83.             Engagement with Another Entity

83.1
If the Licensee requested to provide all or a portion of any of the services pursuant to This License through another entity on its behalf, the Licensee shall apply to the Director and request his approval; the Licensee shall attach the agreement between it and the other entity to its application; the provision of this clause shall not apply to an engagement between the Licensee and an End Device reseller or any party acting on the Licensee’s behalf for the purpose of marketing its services.

83.2
The Director may approve the application, reject it or make his approval contingent upon conditions that must be fulfilled, including amendments to the agreement; the Director shall consider, inter alia, to what extent the terms of the engagement with the other entity ensure the existence of fair competition, the standards of service to the public, the provisions of This License and the Licensee’s obligations pursuant thereto; the Director shall not approve an engagement with another entity that contravenes the Licensee’s obligations pursuant to This license.

83.3
An engagement with another entity in no way derogates from the Licensee’s obligations and responsibility to execute all or a portion of any of the services pursuant to This License, and in no way derogates from the authorities of the Minister, the Director or any party on their behalf.

83.4	To dispel any doubt, it is clarified that this clause shall not apply to the signing of a usage agreement pursuant to clause 38.3.

83A.          Joint Service Bundle

83A.1	In this clause –

“Bundle of Services”	-
a number of services being marketed to a Subscriber as a package, which includes at least one service being provided by the Licensee and one service being provided by another Licensee, which is not “Bezeq”;

“Joint Bundle of Services”	-	a number of services being marketed to a Subscriber as a package, which include a service or Bundle of Services being provided by the Licensee and at least one service being provided by “Bezeq.”

83A.2
If Bezeq markets a Joint Service Bundle, as defined in clause 9A.1 of its General License for the Provision of Fixed-Line Domestic Telecommunications Services, then the Licensee shall allow Subscribers to separately purchase each service, a Bundle of Services or a package of services being marketed by it, which are included in the said Joint Bundle of Services, and this, under conditions that are identical to the conditions under which the services as stated are being marketed within the framework of that Joint Bundle of Services.

83A.3
Commercial information about a particular Subscriber that was forwarded to the Licensee by Bezeq for the purpose of providing any of its services, which is included in the Joint Bundle of Services that the Subscriber purchased from Bezeq, shall be used by the Licensee solely for the purpose of providing that service.

83A.4	The Licensee may market a Joint Bundle of Service to Subscribers and to perform the collection operations involved in this, provided that the following conditions are fulfilled:

(a)
a Bundle of Services in a similar format exists that is being marketed to Subscribers as a package by a Licensee that is not a member of the group to which the Licensee belongs, whether the services are being provided by that Licensee or are being provided by another Licensee (“Competing Bundle”), or there is a group that contains Licensees that are providing all of the services included in the Joint Bundle of Services to Subscribers (“Competitive Group”);

For the purposes of this subclause – “group” – a number of companies when the relations between them is that of Parent Company, Subsidiary or Sister Companies, as defined in clause 1 of the License.

In this regard – “company” – including another corporation.

(b)
the Licensee has submitted a written application to the Director to market a particular Joint Bundle of Services (hereinafter in this clause: “the Application”). The Application shall include the components of the Joint Bundle of Services, shall specify whether it is intended for Non-Business Subscribers or Business Subscribers, and all of the following:

(1)	the details of the Licensee that shall be providing each of the services included in the bundle;

(2)	the payment that the Licensee shall transfer in respect of each service to the Licensees whose services shall be provided in the bundle;

(3)	the conditions under which the bundle shall be marketed to Subscribers, including the tariff for each service therein and the inclusive tariff of the said bundle;

(4)	the tariff that the Licensee shall collect from the Subscriber for a service included in the bundle, when it is purchased other than through the bundle;

(5)	the planned marketing launch date for the bundle and the planned duration of its marketing;

(6)	details of a Competing Bundle or a Competitive Group, as stated in subclause (a);

(7)
with regard to a Competitive Group – a detailed economic analysis that supports the Application and substantiates the claim about the contribution of the bundle to the advancement of competition in the telecommunications or broadcasting sector, as the case may be.

(c)
The Director notified the company in writing that he is not objecting to the marketing of the bundle or the Director did not issue notice that he objects to the marketing of the bundle within the defined timeframe.

In this regard – “the defined timeframe” –

(1)
for an Application based on the existence of a Competing Bundle – 7 workdays after the Application receipt date by the Manager, or 5 workdays after the date on which the Director received additional information that the Licensee was requested to forward, whichever is later;

(2)
for an Application based on the existence of a Competitive Group – 45 workdays after the Application receipt date by the Manager, or 15 workdays after the date on which the Director received additional information that the Licensee was requested to forward, whichever is later.

83A.5
If the Licensee submits an Application, the Director shall consider the Application, while taking into account, inter alia, the state of the competition in the telecommunications or broadcasting segment, as the case may be, and, in relation to an Application as stated that is based on the existence of a Competitive Group, the Director shall not approve it unless he is convinced that approval of the Joint Bundle of Services could Contribute to competition in the telecommunications or broadcasting segment, as the case may be.

83A.6	The Director shall be allowed to approve an Application, reject it or approve it conditionally.

83A.7
If the Licensee does not begin marketing a Joint Bundle of Services within 30 days of the Director’s notice that he is not objecting to the marketing of the bundle, or of the elapse of the defined timeframe, as specified in subclause 83A.4(c), then the approval of the Application shall be voided.

83A.8
The Joint Bundle of Services shall be marketed by the Licensee for a minimum period of two months. The Licensee shall notify the Director that it discontinued the marketing of a particular Joint Bundle of Services that it had marketed and this, by no later than 48 hours after the discontinuance.

83A.9
If the Licensee began marketing a Joint Bundle of Services and wants to amend any of the details that were included in the Application relevant to that bundle, pursuant to subclause 83A.4(b), the Licensee shall submit a new Application to the Director pursuant to the said clause. Notwithstanding that stated, if the Licensee began marketing a Joint Bundle of Services and wants to change the bundle’s tariff, or the tariff of a service included therein, it shall not be required to submit a new Application to the Director for approval of the bundle, but shall be required to notify the Director about the change as stated by no later than 48 hours after it made the change.

83A.10
In relation to a Joint Bundle of Services that does not include services of Bezeq, apart from broadband access service to internet service-providers, the Licensee shall not be required to submit a new Application to the Director pursuant to clause 83A.4, it shall not be required to notify the Director about a discontinuance of its marketing pursuant to clause 83A.8, and shall not be required to notify that it made a change in its tariffs pursuant to clause 83A.9.

83A.11 (a)
The Licensee shall allow Subscribers to separately purchase any service, Bundle of Services or package of services that are included in the Joint Bundle of Services under conditions identical to the conditions under which services as stated are being marketed in the Joint Bundle of Services.

(b)
Notwithstanding that stated in subclause (a), in relation to the marketing of a Joint Bundle of Services that does not include services of Bezeq, apart from broadband access service to internet service-providers, the Licensee shall not be obligated to allow Subscribers to separately purchase the services, the Bundle of Services or the package of services that are included in the said Bundle, under the same conditions at which it is marketing the bundle.

83A.12	The Licensee shall forward a report to the Director, upon his request, about the number of Subscribers who subscribed to each Joint Bundle of Services, in the format that the Director shall define.

83A.13
If the Director shall find that a particular Joint Bundle of Services is harming competition in the telecommunications sector or in the broadcasting sector, as the case may be, he is allowed to order the Licensee to immediately stop marketing it, and he is allowed to issue instructions about the date for discontinuing the provision of that bundle.

Chapter E - Payment for Services
Section A - General

84.          Definitions

84.1	In this Chapter:

“Time Unit”	-	a time unit of 1 second, or portion thereof;
“Service Segment”	-	Fixed-line Domestic Service or Mobile Domestic Service;
“Duration of the Service”	-	duration that a Subscriber receives a service, whether the engagement was at the Subscriber’s initiative or was done by another party;
“Domestic Operator Tariff”	-	call tariff using a Basic Telephone Service of a Fixed-line Domestic Operator;
“Interconnection Regulations”	-	Communications Regulations (Telecommunications and Broadcasting) (Payment for Interconnection), 5770 – 2000;
“Payment for Call Completion”
a payment payable by the initiator of a call, starting from an End Device connected to one Public Telecommunications Network and ending at another Public Telecommunications Network or at an End Device connected to a Public Telecommunications Network as stated, for completing the call on the other Public Telecommunications Network.

85.             Types of  Payments

85.1	The Licensee shall be allowed to collect payments from its Subscribers for:

(a)
one-time installation fee125 for each Service Segment (hereinafter: “Connection Fee”) for the connection of an End Device in the possession of the Subscriber, to the Network126; notwithstanding that stated, the Licensee may collect a Connection Fee for its reconnection after removal of a blocking pursuant to clause 69.6, for connection after termination of an engagement pursuant to clause 78A.127

(a1)	SIM card fee – a one-time payment for a SIM card;128

(b)	a fixed monthly payment;

(c)	payment for the Duration of the Service as specified in clause 87.10;

(d)	Payment for Call Completion as defined in clause 88;

(e)	payment for the Licensee’s Services, specified in Appendix B to the License.

85.2	The Licensee is not allowed to collect from a Subscriber:

(a)	payment for initiating a call;

(b)	minimum price per call;

(c)	cancelled.129

85.3130	The Licensee shall collect payments from Subscribers in accordance with the following:

(a)
In a One-time Transaction, the payment for the services that are to be provided shall be executed by way of a Prepaid payment; the Licensee shall be allowed to collect all of the payments for this type of transaction retroactively.

(b)
In an Ongoing Transaction, the payment for the services that were supplied shall be executed by way of a Postpaid payment; however, the Licensee may collect a Prepaid payment in an Ongoing Transaction, at the Subscriber’s request, provided that the payment shall be made in cash through vouchers to be issued to the Subscriber by the Licensee.

125	Amendment no. 5.
126	Amendment no. 5.
127	Amendment no. 5.
128	Amendment no. 5.
129	Amendment no. 1 [Inception: this amendment shall come into effect by no later than July 1, 2016].
130	Amendment no. 1 [Inception: this amendment shall come into effect by no later than July 1, 2016].

(c)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the Subscriber for a Bundle of Services, the Licensee shall charge the Subscriber, in respect of the Billing Period during which an engagement was terminated or all of its services were suspended at the Subscriber’s request, including when porting a number, as the fixed payment as stated, according to the higher of the following:

(1)
The ratio between the number of days from the start of the Billing Period until the termination of the engagement or the suspension date, as stated, on the date defined by the Subscriber in his request, or until a maximum of one workday after the submission date of his request to terminate an engagement or to suspend all of the Licensee’s Services, insofar as the Subscriber did not define a date for terminating the engagement or for the suspension, as stated, and the inclusive number of days in the Billing Period;

(2)
The higher ratio between the services included in the Bundle of Services and the number of units of the service consumed since the beginning of the Billing Period up until the termination date of the engagement or the suspension date, as stated, on the date defined by the Subscriber in his request, or until a maximum of one workday after the submission date of his request to terminate an engagement or to suspend all of the Licensee’s Services, insofar as the Subscriber did not define a date for terminating the engagement or for the suspension, as stated, and the number of units allotted for the Billing Period.

(d)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the Subscriber without a Bundle of Services, the Licensee shall charge the Subscriber the fixed payment as stated, in respect of the Billing Period during which an engagement was terminated or all of its services were suspended at the Subscriber’s request, including when porting a number, according to that specified in clause 85.3(c)(1).

(e)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the Subscriber, the Licensee is not allowed to collect any payment from the Subscriber for the timeframe before the activation of the SIM card.

(f)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the Subscriber, as a result of a Subscriber’s switching from one tariff plan to another tariff plan, the Licensee shall charge the Subscriber, as the fixed payment as stated, for the period as of the start of the Billing Period until the transaction execution date, according to the tariffs in the previous tariff plan, according to that specified in clause 85.3(c) or according to that specified in clause 85.3(d), as the case may be, while, for the period subsequent to the transaction execution date and until the end of the Billing Period, according to the ratio between the number of days from the day after the transaction execution date and until the end of the Billing Period, and the inclusive number of days in the Billing Period, according to the tariffs in the new tariff plan.131

85A.          Connection fee

85A.1
Connection fees shall be uniform, regardless of the type or model of the End Device, the type of SIM card, the generation of the network technology to which the Subscriber’s End Device shall be connected, etc.

85A.2	The Licensee is not allowed to collect a connection fee from a Subscriber as long as the connection of the End Device to the Network has not been completed, including activation of the SIM card.

85A.3	The Licensee is not allowed to discriminate against a Subscriber during the collection of a connection fee because he did not purchase the End Device from it.

85A.4
Connection fees shall not be included in the price of the End Device and they shall be presented separately in the Engagement Agreement, in the Subscriber’s Telephone Bill and in advertisements of a tariff plan on the Licensee’s website, insofar as advertised.132

85B.          SIM card fee

(a)	The SIM card fee must be reasonable relative to the cost of the SIM card to the Licensee.

131	Amendment no. 5.
132	Amendment no. 5.

(b)
The SIM card fee shall be uniform, regardless of the type or model of the End Device, the type of SIM card, the generation of the network technology to which the Subscriber’s End Device shall be connected, etc.

(c)
The SIM card fee shall not be included in the price of the End Device, and shall be presented separately in the engagement agreement, in the Subscriber’s Telephone Bill and in advertisements of a tariff plan on the Licensee’s website, insofar as advertised.

(d)
Insofar as the Licensee shall charge the Subscriber for a SIM card fee, it shall be allowed to collect the payment from him only as a one-time payment in the first Telephone Bill after the delivery or sending of the SIM card. If the Licensee does not do so, it shall not be allowed to collect the said payment from the Subscriber subsequently, and it shall not be allowed to collect the said payment from the Subscriber, or any other payment, if he does not return the SIM card as a result of termination of the engagement between them.

(e)	The Licensee is not allowed to collect a SIM card fee from the Subscriber in respect of a replacement of the SIM card, due to a malfunction in it.

(f)	The Licensee is not allowed to discriminate against a Subscriber during the collection of a SIM card fee because he did not purchase the End Device from it.

(g)
Insofar as a Subscriber has a SIM card that was issued to him by the Licensee, which had been used by the Subscriber in the past and was disconnected due to the termination of the engagement, and the Subscriber asks to activate it in order to resume being a Subscriber of the Licensee, the Licensee shall do so and it shall not be allowed to collect a SIM card fee from the Subscriber.133

86.             Collection of a Subscriber Fee in Installments

86.1
The Licensee is permitted to collect the Collection Fee as stated in clause 85 in a number of payments, on the dates agreed upon with the Subscriber and at the ratio prescribed in the Engagement Agreement.

133	Amendment no. 5.

Section B – Setting and Advertising of Tariffs

87.             Setting of the Tariffs and their Rates

87.1	Subject to clause 87.5, the Licensee shall set a tariff for each service and Bundle of Services that it provides to its Subscribers.

87.2
The Licensee may define Service Bundles according to types of services included in the Bundle, according to periods, or according to any other method. The Licensee may set a separate tariff for each of the services included in the Bundle, or may set an all-inclusive tariff.

87.3
The Licensee shall offer each service and Bundle of Services under equal conditions and at a uniform tariff according to the type of Subscriber; for the purposes of this clause, “type of Subscriber” – a group of Subscribers whose characteristics provide reasonable grounds to justify its being distinguished from another group.

87.4
The Licensee shall allow each Subscriber to switch, without discrimination, from one Bundle of Services to another Bundle of Services that it is offering at that time. The Licensee shall include a provision to this effect in its Engagement Agreement with Subscribers. In this provision, it may prescribe dates available when switches may be made and may prescribe conditions, including payment, in respect of implementing the switch.

87.5	If the Licensee engages with a Non-Business Subscriber in relation to a service or Bundle of Services in an engagement that includes a commitment, the following provisions shall apply:

(a)	The terms of the engagement, apart from the tariffs in the engagement, shall be final, known and defined in advance for the entire Commitment Period;

(b)	The tariff for each service shall be defined in the engagement, shall be uniform and denominated in New Shekels for duration of the Commitment Period;

For the purposes of this clause,

"Uniform" - each tariff before V.A.T. that the Subscriber must pay as defined on the engagement date, shall not able to be increased for the duration of the Commitment Period.

“Commitment” – the Subscriber’s commitment to comply with the terms pertaining to the volume of consumption of services, the height of the payment and the payment terms during a defined period, when noncompliance with those terms during that period involves a payment, including the return of a benefit or an exit fee.

Notwithstanding the aforesaid, the Licensee may provide its services to Subscribers at lower tariffs than those predefined in the Engagement Agreement during a limited timeframe, to all of its Subscribers or to a type of Subscriber.

87.6	The Licensee shall not make an engagement with a Subscriber, or a Subscriber’s switch from one Bundle of Services to another, contingent upon the purchase of a service or an End Device from it.

87.7	Cancelled.134

87.8	Charging for a service shall be done according to the following rules:

(a)	The Licensee may not collect any payment from a Subscriber for a call not initiated by the Subscriber (hereinafter: an “Uninitiated Call”).

(b)	Notwithstanding that stated in subclause (a), the Licensee may collect payment from a Subscriber for an Uninitiated Call in the following instances:

(1)	a collect call that the Subscriber accepted;

(2)	a call made by dialing a number with a special prefix for a toll-free service for the person initiating the call, that was allotted to the Subscriber in accordance with an agreement with him;

(3)	the Subscriber's portion of a call that was made by dialing a special prefix for the partially toll-fee service call, that was allocated to the Subscriber in accordance with an agreement with him;

(4)	a call made from a Subscriber’s line to another line as a result of activating a “follow me” service (or a similar service) on the Subscriber’s line.

134	Amendment no. 5.

(5)	a call being transferred to the Subscriber via an International Roaming Service;

(c)	The Licensee is not allowed to collect payment from a Subscriber who has initiated a call to these services:

(1)	public emergency services;

(2)	collect call service;

(3)	toll-free service for the caller;

(4)	partially toll-free call service – that portion of the payment payable by the call recipient, when a Subscriber to the Licensee’s Mobile Domestic Service is initiating a call to this service.

(5)	any other service as shall be prescribed in the administration’s order.

(d)
The Licensee may charge a Subscriber, who initiates a call by dialing services or the following access codes, for a payment that does not exceed the tariff that the Licensee collects from the Subscriber for a call whose destination is on the network of a Fixed-line Domestic Operator:

(1)	partially toll-free call service135

(2)	speed dial service for businesses136

87.9	In relation to tariffs defined by duration, the charge shall be determined as follows:

The tariffs shall be denominated in NIS per minute and shall be measured in units of time; the mode of determining the payment shall be as follows:

(a)
For the purpose of determining the payment, the duration of the call shall be from the time that the connection is made between the Subscriber initiating the call (hereinafter: “the Calling Subscriber”) and the Subscriber receiving the call (“the Recipient”), until the call is terminated, which is the time that an instruction was received to terminate the connection from the Calling Subscriber or from the Recipient; the length of time in establishing the connection, until the time when contact is in fact established, and the length of time  to disconnect, from the moment an instruction is received to terminate the communication up until actual disconnection, are not included in the counting of the duration of the call.

135	In accordance with the service file "partially toll-free calls" (1-700 service).
136	In accordance with the Director's provision "speed dial for businesses - asterisk and four digits", dated May 4, 2008.

For the purpose of this subclause, a recipient, includes voicemail.

"Voice Mail"- a device or mechanism that is part of a Public Telecommunications Network, designed to allow the Calling Subscriber to leave a voice message for the Recipient.

(b)
For a call that is being transferred to Voice Mail, the Licensee shall play an introductory recorded message to the Calling Subscriber, that is at least 2 seconds long (in this subclause: "a message"), and shall allow the Calling Subscriber, at his discretion, to disconnect the call without a charge, during the course of the Message, or within a reasonable length of time that shall not be less than 1 second after its conclusion ("the reasonable time"). In this instance, the timing of the connection of the call to the Recipient shall be as defined in subclause (a) above, as beginning after the reasonable time.

The wording of the Message shall be "the call is being transferred to voice mail" and it shall be played in a clear manner and at a reasonable pace.

In this subclause, "a call that is being transferred to voice mail" – except for a call that originated outside of Israel.

87.10	When setting tariffs for the Licensee’s Domestic Services, the following rules shall be followed:

(a) (1)	A call tariff that a Subscriber shall pay for a domestic call, being completed on the network of a Mobile Domestic Operator shall be a uniform tariff;

(2)	A call tariff that a Subscriber shall pay for a domestic call, being completed on the network of a Fixed-line Domestic Operator shall be a uniform tariff;

(b)
Notwithstanding that stated, the Licensee may set a tariff for an call within the Licensee’s Network that differs from the call tariffs that are not calls within the Licensee’s Network, provided that the call is between Subscribers of a Service Segment amongst themselves, and provided that the Licensee shall operate measures, with the Director’s approval, that enable its Subscribers to differentiate between a call on the Licensee’s Network and a call that is not on the Licensee’s Network.

(c)	The payment for each Unit of Time, at the very least, during the first minute of the call, shall be fixed;

(d)
The tariff for a call to a Special Telephone Service or for a call to a Special National Telephone Service, as defined in the Numbering Plan, shall be identical to the call tariff whose destination is on the network of a Fixed-Line Domestic Operator, apart from services with a special dialing prefix, as specified in clause 87.8, and services for which another tariff has been defined in Regulations pursuant to the Law or at the order of the administration.

(e)
The principles set forth in this clause with regard to the setting of tariffs shall apply whether the Licensee sets a tariff based on the duration of the call or whether a tariff has been set in any other way (e.g. flat rate).

87.11 (a)	In this article:

"Limited Package" - a package of minutes that is limited to a number of minutes, in accordance with the engagement plan with the Subscriber.

"Unlimited Package" - a package with unlimited minutes for which the Subscriber pays.

"Toll-free Number"- a telephone number when a call to it from any network does not involve any payment from the initiator of the call;

"Special Telephone Number with a Composite Tariff" - a national or Network telephone number with an unusual numbering format, for which the call tariff to it is a composite tariff;

"Special Telephone Number with a Regular Tariff" - a national137 or Network138 telephone number with an unusual numbering format, for which the call tariff to it does not exceed the regular tariff;

"Unusual Numbering Format" - a numbering format that is not a regular numbering format;

137	A telephone number that can be accessed from any network.
138	A telephone number that can be accessed only from the Licensee's Network.

"Usual Numbering Format" - a numbering format of geographic numbers and national numbers in accordance with the definitions in the Numbering Plan.139

"Composite Tariff" - a tariff comprised of a regular tariff plus a tariff for a service being provided by the Licensee or by any party on its behalf or by a service-provider;

"Regular Tariff" - a tariff per call minute to telephone numbers with a regular Numbering Format, in accordance with the Subscriber's tariff plan.

(b)	The Licensee shall not charge a Subscriber that calls destinations with Toll-Free Numbers and shall not count the minutes of the call to these destinations as part of a Limited Package.

(c)
The Licensee may charge a Subscriber that calls destinations with Special Telephone Numbers at a Regular Tariff and shall count the minutes of the call to the said destinations as part of a Limited Package or as part of an Unlimited Package. To dispel any doubt, the Licensee may not charge a Subscriber any additional payment for calls to destinations with Special Telephone Numbers at a Regular Tariff beyond the fixed payment that he pays for a package of minutes, as long as the Subscriber has not exceeded his quota of minutes in the package. If the Subscriber exceeds his quota of minutes in the package, the Licensee may charge him for calling the said destinations in accordance with a tariff that does not exceed the Regular Tariff. In addition to the aforesaid, the Licensee may not differentiate in the tariffs that it charges the Subscriber between a call to telephone numbers with a Regular Numbering Format and a call to Special Telephone Numbers at a Regular Tariff, including by defining separate call minute packages;

(d)
If the charge for calls to destinations with Special Telephone Numbers is done according to a Composite Tariff, the Licensee shall count the minutes of the calls to the said destinations as part of a Limited Plan or as part of an Unlimited Plan, for which the Subscriber pays.

The Licensee may charge the Subscriber for the services being provided as part of calling telephone numbers that are charged according to a Composite Tariff, whether the charge is per call minute or whether at issue is a fixed charge for a call, in addition to the defined payment for the package of minutes.

139	For example: numbers in the format 03-XXXXXXX, 05Y-XXXXXXX and 07Z-XXXXXXX.

87.12	When setting tariffs for the Licensee’s International Services, the following rules shall be followed:

(a)	The Licensee shall not set different tariffs for a particular destination, but rather, shall differentiate between a fixed-line destination and a mobile destination in the same country;

(b)	When charging Subscribers for calling the particular destination, the following rules shall be followed:

(1)	a call tariff that a Subscriber shall pay who is calling from a Network of a Fixed-line Domestic Operator shall be a tariff set for a Subscriber to that destination;

(2)
a call tariff that a Subscriber shall pay who is calling from a Network of a Mobile Domestic Operator shall be the call tariff to that destination from the network of a Fixed-line Domestic Operator, with an addition that shall not exceed the difference between the Interconnection fee to the network of a Mobile Domestic Operator and the Interconnection fee to the network of a Fixed-Line Domestic Operator,140 which are prescribed in the Interconnection Regulations.

88.             Payment for Completion of a Call in Another Public Telecommunications Network

88.1
The payment that the Licensee may collect for call completion in a network of another Public Telecommunications Network shall not exceed the interconnect tariff prescribed in the Interconnection Regulations.

89.             Completion of a Short Message Service (SMS) in a Network of Another Public Telecommunications Network

89.1
The payment that the Licensee may collect from a Subscriber for transferring an SMS from an End Device connected to the Network to an End Device connected to the Public Telecommunications Network of another Licensee (hereinafter: “Another Network”), shall not exceed the payment that the Licensee collects from Subscribers for transferring any SMS within the Licensee’s Network, with an additional payment that shall not exceed the tariff for transferring an SMS that is prescribed in the Interconnection Regulations, if prescribed.

For the purposes of this clause – “SMS” – telecommunications message that includes writing, including letters or symbols.

140
The Interconnection Regulations prescribe a “Peak Payment” and a “Reduced Payment” for Interconnection service to the network of a Fixed-line Domestic Operator; the difference in the Interconnection Fees shall be calculated according to the “Reduced Payment.”

Section B1 – Service Package in Israel141

90.             Notice of Utilization of Services142 in Israel

90.1	Cancelled.143

90.2	Notices regarding Utilization of a Service Package

(a)
If a Subscriber purchases a service or a package of services for which a unit quota has been set, the Licensee shall notify the Subscriber by SMS of his utilization ratio of the Quota of Units, when the Subscriber utilizes 75% and 100% of the Quota of Units in the service package or of each of the services included therein. The SMS shall be sent to the Subscriber as close as possible to the time that the Subscriber reaches each of the said utilization ratios. The SMS shall be sent to the Subscriber’s telephone number and to an additional telephone number, insofar as the Subscriber defined one at the time of his engagement with the Licensee. The SMS shall be sent at no charge, and shall include the utilization ratio of the package or the service, the date when the Subscriber reached the said utilization ratio, while specifying the date and time when the utilization ratio was determined, the tariff for exceeding the service package or each of the services included therein, insofar as a deviation is permitted, and the last day of the Billing Period. The said information shall be specified as relevant according to the following:

(1)	call minutes;

(2)	SMSs;

(3)	cellular data (in MB);

(4)	integrated call minutes and SMSs;

(5)	integrated call minutes, SMSs and cellular data.

In this regard, “service package” – a number of services being marketed to Subscribers as a package at a fixed monthly payment, including domestic calls, an international call service, SMS service or cellular data service, when an inclusive Quota of Units is defined for the package,144 or if a particular Quota of Units has been defined for each of the services included therein,145 or if the Subscriber set a consumption maximum for the package in order to control consumption.

141           Amendment no. 5.
142           Amendment no. 5.
143           Amendment no. 5.

(b)	Insofar as at issue is a international call service, the Licensee shall send notices as stated to the Subscriber via the international system through which the calls are routed abroad.

(c)
Insofar as at issue is a telephone line blocked from receiving SMSs, then voice messages shall be sent to the Subscriber instead of SMSs. After hearing the voice message for the first time, the Subscriber shall be given an option to hear it again by pressing a particular key, and the message shall be replayed for the Subscriber as many times as he wants.

(d)
The Licensee shall enable every Prepaid Subscriber to receive updates at any time, free of charge, of the balance available to him and the expiration date of the budget available to him, by dialing a designated telephone number, after which the Subscriber shall receive the said information either by voice message or by SMS.

90.3	Consumption of a Cellular Data Service by a Subscriber who Purchased Cellular Data Service

(a)
When the Subscriber reaches 100% utilization of the quota defined for the cellular data service, the Licensee shall suspend the cellular data service or slow the surfing speed. The Licensee shall sent an SMS to the Subscriber at no charge, advising him about the suspension or slowdown of the service. If the Licensee enables the Subscriber to continue surfing at a slower surfing speed, then it is not allowed to charge the Subscriber for any additional payment beyond the fixed monthly payment for the cellular data service.

(b)
The Licensee may continue providing the cellular data service to a Subscriber for an additional payment after he utilizes 100% of the quota defined for the cellular data service, provided that the Subscriber requested this explicitly, as specified in clause 62.7, during the Billing Period when he utilized 100% of the quota defined for the cellular data service; the Licensee shall document the Subscriber’s explicit request as stated, shall retain the documentation in its possession, and shall make it available for delivery or forwarding to the Manager, upon his request, within five (5) workdays of the submission of the request.

144
For example: in a package including 100 units of call minutes, SMSs and cellular data (in MB) for NIS 15, the Subscriber shall receive an SMS according to his consumption in relation to all of the aforesaid services. For example: an SMS shall be sent after 75 units have been utilized and an additional warning message after 100 units have been utilized.

145
For example: in a package including 100 call minutes, 100 SMSs and 50 MB of cellular data for NIS 20, the Subscriber shall receive an SMS according to his consumption in relation to each of the aforesaid services. For example: an SMS shall be sent after 75 call minutes have been utilized and an additional warning message after 100 call minutes have been utilized.

When engaging in the engagement with the Licensee, the Subscriber may refuse to continue receiving the cellular data service for an additional payment after he utilizes 100% of the quota defined for the cellular data service prior to the end of the Billing Period.

This shall be conspicuously stated in the advertisements of the relevant plans on the Licensee’s website, insofar as they are advertised on the website, and by a representative of the Licensee when conducting a sale conversation.

(c)
If a Subscriber purchases a package that includes cellular data, which is comprised of a basic cellular data package and additional cellular data packages for utilization after he utilizes all of the basic cellular data package before the end of the Billing Period, for which a quantity of service units and a price has been defined for each, the Subscriber may, at any time, completely cancel the purchase of the additional cellular data packages that it purchased, in writing or orally, and the Licensee shall stop providing him the additional cellular data packages and shall no longer charge him in respect thereof as of the date of his request and thereafter.

This shall be conspicuously stated in the advertisements of the relevant plans on the Licensee’s website, insofar as they are advertised on the website, and by a representative of the Licensee when conducting a sale conversation.

(d)
If a Subscriber purchases a package that includes a basic cellular data package, the Subscriber may ask the Licensee to block the access to the cellular data service at any time, in writing or orally, and the Licensee shall comply with his request.

90.4	Consumption of a Cellular Data Service by a Subscriber who did Not Purchase a Cellular Data Service

(a)	The Licensee shall block cellular data for a Non-Business Subscriber who did not purchase a cellular data service with a surfing volume defined in an agreement between him and the Licensee.

(b)
If the Licensee blocks the cellular data service as stated in subclause (a), the Subscriber may contact the Licensee via telephone call with a service representative for the purpose of reconnecting the cellular data service, and the Licensee shall charge the Subscriber according to the surfing volume that he ordered or consumed. The Licensee’s representative must advise the Subscriber of the cellular data tariff per 1 MB. The Subscriber’s request and documentation thereof shall be done as stated in clause 62.7.146

146	Amendment no. 5.

Section B2 – International Roaming Service Package147

90A.          Charges for International Roaming Service

90A.1	Definitions148 in this clause:

"Arrangement" -	-	a package or plan that includes cellular data or calls or SMSs;149
“Cellular Data Arrangement”	-	package or plan that includes cellular data;150
“Call or SMS Arrangement”	-	package or plan that includes calls or SMSs;151
"Cellular Data Arrangement Offer152"-	-
an offer of three packages or various plans that include a cellular data service, insofar as  the Licensee has any, which were offered to the Licensee's Subscribers in the month preceding the month in which the package offers were sent to the Subscriber;

“Call or SMS Arrangement Offer”	-
an offer of three packages or various plans including a call or SMS service, insofar as the Licensee has any, which were offered to the Licensee's Subscribers in the month preceding the date on which the arrangement offer was sent to the Subscriber.153

"Package"	-
a limited quantity of service units that can be used during a limited period through an International Roaming Service abroad, which is sold at a fixed predefined price and is valid for particular destinations

"Abroad or Destination"	-	a country, including a vessel at sea and an aircraft;

147	Amendment no. 5.
148	Amendment no. 5.
149          Amendment no. 5.
150          Amendment no. 5.
151          Amendment no. 5.
152          Amendment no. 5.
153          Amendment no. 5.

"Mb"	-	Mbyte
“Blocked Subscriber”	-	Subscriber who did not request constant access to cellular data services on the Service Access Form;
“Open Subscriber”	-	Subscriber who requested constant access to cellular data services on the Service Access Form;154
“Cellular Data Service” or “Cellular Data”	-	cellular data service abroad;
"Plan"	-
a tariff plan for a limited period or for a specific trip abroad. for consumption of services through an International Roaming Service abroad (for example: voice service, sending and receiving SMSs and cellular data) to destinations included in the plan, and the payment for the services shall be made according to consumption; the service tariffs included in the plan are different from the tariffs for those services for a Subscriber who did not subscribe to the plan; a plan can define a fixed payment that does not depend on consumption.

“Full tariff”	-	tariff per call minute, per SMS and per 1 MB other than within the scope of an arrangement;
“Discount tariff”	-	tariff per call minute, per SMS and per 1 MB within the scope of an arrangement.155

154          Amendment no. 5.
155          Amendment no. 5.

90A.2	Notices about Utilization of an International Roaming Service Package and about a Full Tariff for Calls and SMSs156

(a)	An Arrangement that a Subscriber purchases shall come into effect on the date defined by the Subscriber at the time of his purchase.157

(b) (1)	The Licensee shall send SMSs to a Subscriber who purchases an Arrangement, when the Subscriber utilizes 75% and 100% of each of the following:

((a))	the number of service units or the defined sum of money defined for payment in respect of consumption of the services;

((b))	the period of validity of the Arrangement.

(2)
The SMSs shall be sent at no charge, as close as possible to the time that the Subscriber reaches the said utilization ratio; the SMSs shall include notice to the Subscriber that he reached the utilization ratios as stated, the number of service units remaining, the number of days remaining until the expiration of the validity of the Arrangement, the calculation date of the utilization (date and time), and the tariff for exceeding the Arrangement, insofar as a deviation is permitted.

(3)	In this clause, “service units” shall be according to the following:

((a))	calls – call minutes;

((b))	SMSs – the number of SMSs sent;

((c))	cellular data – the cellular data volumes in MB or GB.

(4)	In Packages bundling call services, SMSs or cellular data, the utilization ratio of the Package shall be calculated according to the said service units.

(5)
The Licensee shall send an SMS to a Subscriber who did not purchase a Call or SMS Arrangement, or if the said Arrangement that he purchased does not include the Destination he contacted, at no charge, immediately upon the Subscriber reaching any Destination as stated, which shall state that outgoing calls, incoming calls and the sending of SMSs shall involve payment according to the Full Tariff. The SMS shall also include a Call or SMS Arrangement Offer.

156	Amendment no. 5.
157	Amendment no. 5.

(6)
The Licensee shall document the SMSs referred to in this clause, as specified in clause 62.7(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the day they were sent.158

(c)	Notwithstanding that stated in clause 90A.2(b)(1)159 –

(1)
The Licensee shall be exempt from sending SMSs to a Subscriber regarding  the utilization of the Package that he ordered, as set forth in subclause 90A.2(b)(1),160 provided that all of the following have been fulfilled:

(a)	Cancelled;

(b)	The Subscriber specifically agreed in writing to waive the receipt of SMSs as stated in subclause 90A.2(b)(1);161

(c)
The Licensee proved, to the satisfaction of the Director, that a technological constraint that is not under its control prevents it from receiving a real-time indication or close to real-time indication with respect to the execution of calls by direct dialing.

(2)
If a Subscriber uses an MRT End Device that does not support an SMS service, including tablets with SIM cards and cellular modems, the Licensee shall require the Subscriber, when he orders the Package. an alternative means of communication to an SMS (such as WhatsApp, Viber, Skype applications, e-mail or voice mail) ("alternative means"); if the Subscriber provided alternative means, the Licensee shall send the messages regarding utilization of the Package as stated in subclause 90A.2 (a) by the alternative means.162

158	Amendment no. 5.
159	Amendment no. 5.
160	Amendment no. 5.
161	Amendment no. 5.
162	Amendment no. 5.

90A.3
Blocking of Cellular Data Service to a Non-Business Subscriber, to a Split Business Subscriber with Cellular Data via International Roaming, to a Blocked Business Subscriber and to a Subscriber without a Cellular Data Arrangement

(a)
If a Non-Business Subscriber or a Split Business Subscriber that is charged in respect of Cellular Data Service via international roaming (hereinafter – “Split Business Subscriber with Cellular Data Service via International Roaming”) or a Blocked Business Subscriber purchases a Package that includes Cellular Data, the Licensee shall block the access to the Cellular Data Service after the full utilization of the Package or upon the expiration of the validity of the Package, whichever is earlier, at no charge, and the Subscriber shall not be required to pay any payment whatsoever for the Cellular Data Service beyond the payment known in advance for the Package that he purchased. The Licensee shall send an SMS to the Subscriber, at no charge, about the blocking as stated, shortly before the blocking date. The SMS shall include a Cellular Data Arrangement Offer.

If a Non-Business Subscriber or a Split Business Subscriber with Cellular Data Service via International Roaming or a Blocked Business Subscriber purchases a Package that includes Cellular Data, which is comprised of a basic Cellular Data Package and additional Cellular Data Packages for utilization after the full utilization of the basic Cellular Data Package, for which a number of service units and a price has been defined for each of them, or which is comprised of a basic Cellular Data Package, when after its full utilization or until it expires, the Subscriber is charged according to a Discount Tariff, the Subscriber may completely cancel the purchase of the additional Cellular Data Packages that he purchased or the additional Cellular Data according to a Discount Tariff that he purchased, at any time, in writing or orally, and the Licensee shall stop providing him the additional Cellular Data Packages or the additional Cellular Data at a Discount Tariff and shall no longer charge him in respect of Cellular Data as of the date of his request and thereafter.

The Licensee shall document the Subscriber’s explicit request as stated, as specified in clause 62.7(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the submission of the request.

When engaging in the order of the service from the Licensee, a Non-Business Subscriber or a Split Business Subscriber with Cellular Data Service via International Roaming or a Blocked Business Subscriber may refuse to continue receiving the Cellular Data Service for an additional payment after he utilizes 100% of the basic Package defined for the Cellular Data Service, as specified in clause 90A.2(b)(1).

This shall be conspicuously stated in the advertisements of the relevant Plans on the Licensee’s website and by a representative of the Licensee when conducting a sale conversation.

(b)
The Licensee shall block the access to Cellular Data Service to any Subscriber, at no charge, immediately upon his arrival Abroad, unless the Subscriber has fulfilled the conditions specified hereunder:

(1)	the Subscriber has a Cellular Data Arrangement;

(2)	the Subscriber asked to be an Open Subscriber.163

(c)
If a Subscriber does not fulfill one of the conditions specified in subclause (b), and the Licensee did not block the Subscriber to Cellular Data Service, then the Licensee shall not charge the Subscriber in respect of Cellular Data Service.

(d)
The Licensee shall block, at no charge, the access to Cellular Data Service, as stated in subclause (b) and shall not charge a Non-Business Subscriber or a Split Business Subscriber with Cellular Data Service via International Roaming or a Blocked Business Subscriber in respect of Cellular Data Service, as stated in subclause (c), at any time that the Subscriber, as stated, who purchased a Cellular Data Arrangement, reaches a Destination that is not included in the Cellular Data Arrangement. The Licensee shall again reinstate the Cellular Data Service immediately and automatically to the Subscriber, as stated, and without the Subscriber having to perform any manual operation, at any time that the Subscriber is located in a Destination that is included in the Cellular Data Arrangement.

163
An “open” status on the Service Access Form, without a Cellular Data Arrangement, is relevant solely to a Business Subscriber; a Non-Business Subscriber and a Split Business Subscriber with Cellular Data via International Roaming, without a Cellular Data Arrangement, shall be blocked from Cellular Data as the default mode.

(e)
The Licensee shall send an SMS to the Subscriber as stated, at no charge, about the blocking as stated in subclauses (b) and (d), shortly before the blocking date, and shall specify the reason for the blocking and the ways to contact the Licensee in order to open the blocking. The SMS shall include a Cellular Data Arrangement Offer.

(f)
The ordering of Cellular Data Service by a Blocked Business Subscriber, while he is Abroad, after his access to the Cellular Data Service had been blocked, in order to enable him access to Cellular Data Service without purchasing a Cellular Data Arrangement, shall be carried out through a telephone conversation with a representative of the Licensee, who shall advise the Subscriber about the Full Tariff for Cellular Data per 1 MB. The access to the Cellular Data Service shall be opened after the Subscriber confirms the Full Tariff for Cellular Data that was quoted to him. Clause 62.7 shall apply to documentation of the order, and the documentation shall also include the Subscriber’s verified identification particulars and his confirmation, as stated.164

90A.4        Cancelled.165

90A.5	Blocking of Cellular Data Service to an Open Business Subscriber166

(a)
The Licensee shall send an SMS, at no charge, to an Open Business Subscriber who did not purchase a Cellular Data Arrangement, or if the Cellular Data Arrangement that he purchased does not include the country to which he arrived, immediately upon his arrival Abroad, which shall include a warning about possible consumption of chargeable Cellular Data Service without the Subscriber initiating any action to consume Cellular Data, and the message shall also include the tariffs for Cellular Data without a purchase of a Cellular Data Arrangement. The SMS shall also include a Cellular Data Arrangement Offer.

The Licensee shall document the sending of the said SMS to the Business Subscriber, as specified in clause 62.7(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the sending of the SMSs.

164	Amendment no. 5.
165	Amendment no. 5.
166	Amendment no. 5.

(b)
The Licensee shall send SMSs, at no charge, to an Open Business Subscriber who purchased only a basic Package whereby the tariff after the full utilization of the Package is a Discount Tariff or a Full Tariff, and the messages shall include notice regarding the Package utilization ratio, as stated in clause 90A.2(b), and the tariff, as stated.

The Licensee shall document its sending of the said SMSs to the Business Subscriber, and about the Subscriber sending the said SMSs to the Licensee, if sent, as specified in clause 62.7(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the sending of the SMSs.167

90A.6
The Licensee shall notify its Subscribers in the Telephone Bill following the signing date of the License amendment, with respect to the possibility of requesting to be blocked to Cellular Data Service by filling out a "Service Access Form" that is displayed on the Licensee's website. The Subscriber may send the said form to the Licensee by regular mail, e-mail, fax or by an online form on the Licensee's website, insofar as the Licensee's website supports this possibility.

90A.7
The Licensee shall display information on its website about the Subscriber's ability to block access to Cellular Data Service also through the End Device, insofar as blocking as stated does not block the possibility of cellular data in Israel.

90A.8
The Licensee shall display information on its website about services that consume chargeable data volume, even without the Subscriber initiating any action, for example: automatic synchronization of e-mail and updates of various applications.

90A.9
Charges for International Roaming Services according to a tariff per unit shall be done retroactively in the Telephone Bill, after consuming the services and not in advance. If a Subscriber purchases an Arrangement that includes a payment that is known in advance, the charge in respect of this payment shall be executed during the Billing Period when the transaction came into effect.

167	Amendment no. 5.

90A.10	Without derogating from the aforesaid in clause 56, clause 62.7 shall apply to a "remote sale transaction" of services through an International Roaming Service.

90A.11
The Licensee shall send an SMS to every Subscriber who executes a Remote Sale Transaction for the purchase of services through an International Roaming Service, that includes the main points of the transaction, as soon as possible, free of charge, and by no later than the end of the day on which the Remote Sale Transaction was made.

Insofar as the transaction for the purchase of calls or SMSs does not include Destinations abroad, the said SMS shall advise that outgoing calls and the sending of SMSs to Destinations Abroad shall be charged according to the Full Tariff.

The Licensee shall document the sending of the said SMS, as specified in clause 62.7(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the transaction execution date.168

In addition, the Licensee shall note information regarding the said "Remote Sale Transaction" in the Telephone Bill following the date of the execution of the transaction, in accordance with the Billing Period of the Subscriber, that includes the telephone number for which the transaction was executed, the date of the transaction, the quantity and types of services that were purchased through an International Roaming Service, the number of days allocated for the use of the services, the starting date and time of the provision of the services, the price of the services purchased, the price according to which the charge shall be executed for consuming the services beyond the Package, insofar as a Package is purchased and the manner of rounding up every amount consumed (hereinafter: "the transaction details").

The Licensee shall retain a copy of the Telephone Bill that specifies the transaction details in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the Bill preparation date.169

90A.12
In an engagement for the purchase of services through an International Roaming Service that was done in the presence of the Licensee's representative and the Subscriber, the Subscriber shall be given, at the time of executing the transaction, a printed confirmation that includes the transaction details. The Licensee shall retain a copy of the confirmation as stated in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the transaction execution date.170

168	Amendment no. 5.
169	Amendment no. 5.

90A.13
The Licensee shall publish on its website all of the Arrangements being marketed171 to Non-Business Subscribers, as well as the tariffs of all International Roaming Services for Subscribers without an Arrangement, for all of the Destinations for which the Licensee has an international roaming agreement. The Licensee shall not charge a Subscriber for an International Roaming Service that was done at a Destination that was not published by it as stated before the charge.

90A.14	The tariff for a Cellular Data Service shall be noted by the Licensee, in every place where it is noted, in units of NIS per 1 MB.

90A.15	The Cellular Data tariff per 1 MB for a Subscriber that does not have a Cellular Data172 Arrangement shall be lower than the price of the least expensive Package offered by the Licensee.

90A.16	The purchase of a Cellular Data173 Arrangement, in Israel or Abroad, does not change the default listed in the updated service order form except for the period of that Cellular Data174 Arrangement.

91.             Publication of Tariffs

91.1
The Licensee shall make available full and detailed information to any Applicant on its website, at its service offices and customer service centers, free of charge, about the latest tariffs for all of its services, including the payment for Call Completion; the Director may instruct the Licensee with regard to the mode and format for publishing the tariffs, as stated.

91.2	The Director may, at any time, require the Licensee to furnish him with details of the tariffs that it charges.

170	Amendment no. 5.
171	Amendment no. 5.
172	Amendment no. 5.
173	Amendment no. 5.
174	Amendment no. 5.

Section C – Amendments to Tariffs

92.             Change in Tariffs

92.1
Subject to that stated in clause 87, the Licensee may change a tariff or the number of service units being allotted for a Billing Period (hereinafter – “the Number of Units”) of any service or Bundle of Services  (hereinafter in this clause – “service”) that it defines, provided:

(a)
that it sent written notice to the Director between fourteen (14) and twenty-one (21) days before the effective date of the change, in which it specifies the name of the service, the tariff or the new Number of Units, and their effective date, and the tariff or Number of Units prior to the change.

The obligation to send notice of a change to the Director shall not apply to a change defined from the outset in the Engagement Agreement, when the Subscriber subscribed to the service or to the Bundle of Services.

(b)
that it sent prior written notice to every Subscriber who subscribed to the service, specifying the name of the service, the tariff or the new Number of Units, and their effective date, and the tariff or Number of Units prior to the change, between fourteen (14) and twenty-one (21) days before the effective date of the change.

Notwithstanding that stated, with regard to a tariff reduction, the Licensee may send the notice to the Subscriber up to one month after the reduction.

For the purposes of this section, “change” means – any change in tariff that could cause an increase or decrease in the pre-VAT payment that a Subscriber must pay for the Licensee’s Services or any reduction in the number of service units allotted for a Billing Period, without a change in tariff.

(c)
Notice as stated in subclause (b) shall be sent to a Subscriber to a Mobile Domestic Service who has access to the receipt of SMS services via SMS, to a Subscriber to a Mobile Domestic Service who is blocked from the receipt of SMS services, by voice message, and to a Subscriber to a Fixed-line Domestic Service via SMS or electronic mail message or voice message. After hearing the voice message for the first time, the Subscriber shall be given an option to hear it again by pressing a particular key, and the message shall be replayed for the Subscriber as many times as he wants.

(d)	The Licensee shall retain documentation of the sending of the notice as follows:

(1)	a printout of the log from the server of the short message service center (SMSC), or a printout of the electronic mail message, as the case may be, as specified in clause 106A;

(2)	recording of the voice message as specified in clause 113A.

The Licensee shall make the documentation of the sending of the notice available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the sending thereof.

(e)
The obligation to send notice of a change to a Subscriber shall also apply to a change defined from the outset in the Engagement Agreement, when the Subscriber subscribes to a service or to a Bundle of Services or to the tariff plan.

(f)
The Licensee shall specify in the Telephone Bill that a change came into effect during his Billing Period, under the “bill details,” as specified in clause 9(a) in Appendix C.2,  the tariff or the new Number of Units and the effective date, and the tariff or Number of Units prior to the change.

The Licensee shall make a copy of the Telephone Bill available for delivery or forwarding to the Director, upon his request, within five (5) workdays of its production date.

(g)
Insofar as the Licensee provided a service to a Subscriber that is other than a voice or SMS or cellular data service, at a discount or for free for a defined period, including a service that is other than a telecommunications service, the Licensee shall send an SMS to the Subscriber about the change in the tariff, as specified in clause 92.1(b), in which the Subscriber shall be asked to send a reply SMS to the said SMS, which includes the digit zero (0), and this, if he is no longer interested in continuing to receive the service for a charge. If the Subscriber sends an SMS to the Licensee, which includes the digit zero (0), then it is no longer allowed to continue or to start charging the Subscriber in respect of the said service at the end of the said period. Documentation of the sending of the SMS by the Licensee to the Subscriber shall be done as specified in clause 62.7(c), and the contents of the SMS shall be documented.

The Licensee shall make the said documentation available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the sending of the SMS.175

93.              Inception of a Change in a Tariff

93.1
If a change is made in a tariff for a service pursuant to the provisions of the License, the change shall not apply to payments for a service that the Subscriber consumed prior to the date of the change; the provisions of this clause shall not apply in the instance of an amendment to a tariff pursuant to the instructions of the Minister pursuant to clause 61.3.

94.             Late Payments

94.1
The Licensee may obligate a Subscriber to pay arrears interest, linkage differentials and collection expenses on payments for a service that the Subscriber did not pay on the due date as specified in the payment notice sent to the Subscriber, in accordance with the Engagement Agreement between them (hereinafter: the “payment due date”).

94.2
The rate of the arrears interest shall not exceed the rate prescribed in the definition of “linkage differentials and interest” in section 1 of the Adjudication of Interest and Linkage Law, 5721 – 1961, plus linkage differentials for the period between the payment due date and the actual payment date of the specified sum.

94.3
The Licensee may obligate a Subscriber to pay collection expenses on a payment for a service that it provided to the Subscriber that was not paid on the payment due date (hereinafter: "the sum of the debt"), provided that at least fourteen (14) days have elapsed since the payment due date, except in the instance of non-payment due to refusal by a bank or credit card company to pay a charge that the Licensee has been authorized to collect; the ratio of the collection expenses that the Licensee shall collect shall be reasonable and proportional to the extent of the debt and the actions that the Licensee is forced to take to collect the sum of the debt as stated. In this regard, "collection expenses" - including legal handling that the Licensee or anyone on the Licensee's behalf performs for the purpose of collecting the sum of the debt before referring to the courts.

175	Amendment no. 5.

Section D – Miscellaneous

95.             Overcharging

95.1
The Licensee is allowed to collect payments from a Subscriber only in conformity with that specified in its Engagement Agreement with the Subscriber, and in conformity with the provisions of clauses 85.3(c) – 85.3(f)176;

(b)
[sic] If a Subscriber submits a complaint to the Licensee that the Licensee collected a sum in excess of the sum that it is allowed to collect pursuant to the Engagement Agreement (hereinafter – “Overcharge”), the Licensee shall clarify the Subscriber’s complaint within ten (10) workdays of the date of receipt of the complaint. For the purposes of this clause, “complaint” – whether written or oral, including a Subscriber’s inquiry to the Licensee to clarify the details of the charges; “date of receipt of the complaint” – in relation to a written complaint – the date of receipt of the complaint by the Licensee and, in relation to an oral complaint – the day the complaint was voiced to the Licensee.

The Licensee shall document the contents of the complaint in its information system immediately upon its submission, and the outcome of the clarification of the complaint, immediately upon completing the clarification, and shall make this documentation available for delivery or forwarding to the Director, upon his request, within five (5) workdays of completing the clarification of the complaint.177

(c)
If the Licensee found that it had overcharged the Subscriber, the Licensee shall refund the Subscriber for the overcharge in a single payment, unconditionally, and shall refund the VAT in respect of the said sum, plus “linkage differentials and interest,” as defined in section 1 of the Adjudication of Interest and Linkage Law, 5721 – 1961, from the collection date and until the date of the actual refund (hereinafter: “sum of the refund”) as specified hereunder:

(1)
If the sum of the refund is higher than NIS fifty (50), the refund shall be transferred directly to the Subscriber’s means of payment (bank account or credit card) within four (4) workdays of the end of the period prescribed in subclause (b). Notwithstanding that stated, the Licensee may refund the said refund to a Business Subscriber by crediting the next Telephone Bill, if the Business Subscriber expressly agrees to this;

176	Amendment no. 5.
177	Amendment no. 5.

(2)
If the sum of the refund is NIS fifty (50) or less, the Licensee shall refund the sum of the refund by crediting the next Telephone Bill after the end of the period prescribed in subclause (b). If the sum of the refund exceeds the sum for payment in the next Telephone Bill as stated, the balance shall be transferred directly to the Subscriber’s means of payment, within four (4) workdays of sending the Telephone Bill to the Subscriber; the matter of the offset of the balance of the refund from the Telephone Bill or the matter of the transfer of the balance of the refund to the means of payment shall be stated in the relevant Telephone Bill;

(3)	Notwithstanding that stated in subclauses (1) and (2), the sum of the refund to a Prepaid Subscriber shall be refunded by increasing the balance available to the Subscriber.178

(d)
The Licensee shall issue a written response to the Subscriber of his complaint within twenty-one (21) workdays of the date of receipt of the complaint. The response to the complaint shall include details of the rationale for rejecting the complaint and, insofar as the rationale relates to the terms of the Engagement Agreement, then the Licensee shall attach it to its response, and refer to the clause therein pursuant whereto the charge was included in the Telephone Bill, and details of the mode of its calculation, or specifying the sum of the refund and details of its mode of calculation.

(e) (1)	The Licensee shall document any Subscriber complaint in its information system regarding an Overcharge, that was submitted in writing or orally.

(2)
The Licensee shall retain a copy of its response, as stated in subclause (d), in its possession; if the Licensee sent its response via electronic mail or facsimile, the Licensee shall retain a copy of its response and a copy of the transmission confirmation (hereinafter – “Copy of its Response”).

(3)
The Licensee shall make the complaint and the Copy of its Response available for delivery or forwarding to the Director, upon his request, within five (5) workdays of sending the response to the Subscriber.179

178	Amendment no. 5.
179	Amendment no. 5.

Chapter F - Payments from the Licensee, Liability, Insurance and Guarantee
Section A - Liability and Insurance

96.             Definition

96.1	In this section:

“Use of the License”	-
the establishment of the Network, its installation, development, fulfillment, maintenance or operation, and the provision of service through it, whether by the Licensee itself or through another party on its behalf, including its employees, contractors, agents or representatives.

97.             Liability of the Licensee

97.1
By making use of the License, the Licensee shall take all reasonable measures to prevent personal injury to a person or damage or loss to his property and, if injury, damage or loss has been caused as stated as a result of the Use of the License, the Licensee shall repair the damage at its expense and shall compensate the injured party, all pursuant to all laws, with the exception of in an instance whereby the Minister has granted it immunity as specified in section I of the Law.

97.2	To dispel any doubt, that stated in this clause in no way imposes liability on the Licensee beyond the tortious liability prescribed in the regular torts law nor does it detract therefrom.

98.             Drawing Up of an Insurance Contract

98.1
The Licensee, at its own expense, shall draw up an insurance contract with a licensed insurer in accordance with the provisions of clause 99, and it shall be presented to the Director together with the notice with regard to the start date of the provision of service pursuant to clause 38.1.

98.2
The Licensee shall indemnify the State for all financial liability, as set out in clause 98.1, that the State shall incur vis-a-vis any third party as a result of the Use of the License; indemnification in accordance with this clause shall be insured by the Licensee under liability insurance, as this term is defined in the Insurance Contract Law, 5741 – 1981.

98.3
The Licensee shall insure itself, including its employees and contractors, against any financial liability as set out in clause 98.1, which it is liable to be adjudged pursuant to any law as a result of personal injury to a person or damage to his property being caused due to Use of the License, and against any loss or damage that shall be caused to all or a portion of the Network from Use of the License, and including against third-party risks.

98.4
The Licensee shall furnish the Director with a legal opinion, written by an attorney specializing in insurance, that confirms that the insurance policy covers all of the requirements set out in clauses 98.2 and 98.3; the Licensee shall attach a copy of the insurance contract and its annexes to the said legal opinion; the said documents shall be submitted to the Director, together with the insurance contract.

99.             Conditions in the Insurance Contract

99.1	The insurance contract shall specify the period of insurance and shall stipulate that at the end of the defined period, the insurance shall be automatically extended.

99.2
The Licensee shall present to the Director, upon his request, confirmation from the insurer that the insurance contract is valid, that the Licensee is not in arrears in payments of the insurance premiums and that there are no pending notices regarding a termination, suspension, restriction, amendment or expiration of the insurance contract.

99.3
The insurance contract shall contain a stipulation that, in any instance whereby the insurer shall decide to terminate the insurance contract as a result of a default in the payment of the premiums, it must inform the Director in advance, and no less than ninety (90) days before it intends to actually terminate the contract (hereinafter in this paragraph “termination notice”).

99.4
If a termination notice is sent as stated in clause 99.3, the Licensee shall take immediate action to remove the cause for the termination, or shall take immediate action to obtain an alternative insurance contract as stated in clause 99.6, and notify the Director of the actions it has taken in this regard; if the cause for the termination is default in the payment of premiums by the Licensee, the Director may pay the premiums in its stead, and may confiscate the bank guarantee or any part thereof to cover the sums incurred due to payment of the premiums, or collect them in any other way.

99.5	If the Licensee wants to terminate the insurance contract, it shall inform the Director of this at least forty-five (45) days before it intends to actually terminate the contract.

99.6
If the Licensee agrees to the termination of the insurance contract by the insurer, or if it itself has requested to terminate the insurance contract, the Licensee shall draw up an insurance contract with another licensed insurer so that the new insurance contract shall come into effect simultaneously with the expiration of the previous contract; the new insurance contract shall be submitted to the Director, together with a legal opinion as stated in clause 99.4, at least thirty (30) days before it comes into effect, and the provisions of this section shall apply thereto.

100.          Remedy for Breach of Insurance Conditions

100.1
Should the Licensee not arrange an insurance contract, or if it becomes clear that the insurance contract that it arranged has been terminated or has expired, and the Licensee has not arranged a new insurance contract as stated in clause 99.6, the Director may execute the insurance in its stead and pay the insurance premiums, and may confiscate the bank guarantee to cover sums incurred because of the insurance, or collect them in any other way; all of the above without derogating from his authority to terminate, restrict or suspend the License because of the Licensee’s failure to execute the insurance in conformity with the conditions of This License.

Section B - Guarantee for Fulfilling the License Conditions

101.          Rate of the Guarantee and the Date of its Issue

101.1	The Licensee shall deposit a bank guarantee and shall attach a deed of covenant to extend the guarantee, as stated in regulation 18 of the Regulations.

102.          The Guarantee and its Objective

102.1
The guarantee furnished by the Licensee pursuant to clause 101 (hereinafter: “the Guarantee”) shall be used to secure the fulfillment of the License conditions by the Licensee, to secure payment of pecuniary sanctions and to compensate and indemnify the State for any damage, payment, loss or expense that might be incurred by the State, whether directly or indirectly, as a result of noncompliance with all or a portion of the conditions of the License, in a timely manner and in their entirety, or as a result of the revoking of the License, its limitation or suspension.

103.          Confiscation of the Guarantee

103.1	Without derogating from the general purport of that stated in clause 102.1, the Director may confiscate the Guarantee, in any one of the circumstances specified hereunder:

(a)	if the Licensee failed to arrange an insurance contract in accordance with clauses 98 and 99, failed to pay the insurance premiums, or if an insurance contract was terminated or expired;

(b)
if a lawsuit or a demand for payment of compensation is filed against the State in respect of damage caused due to a breach of a condition of the License, due to defective performance of the License or due to the revoking of the License, and if expenses were caused to the State due to a lawsuit or demand as stated; the Guarantee shall be confiscated to cover the sum of a claim as stated only after the judgment in that lawsuit has become conclusive; notice of a demand or lawsuit as stated shall be delivered to the Licensee immediately upon receipt;

(c)	if expenses or damages were incurred by the State as a result of the revoking of the License;

(d)	if the Licensee failed to comply with the License provisions relating to the Guarantee;

(e)	if the Licensee failed to pay a fee imposed on it pursuant to the Law or the Ordinance;

(f)	if the Licensee has not paid the license fee by its payment due date;

(g)	if a pecuniary sanction is imposed on the Licensee and the sum required has not been paid on time, provided that a sum exceeding the sum of the sanction shall not be confiscated;

103.2
The Director may confiscate the Guarantee in accordance with this section also due to an expected breach of the License conditions that justifies, at his discretion, early confiscation of the Guarantee.

103.3	For the purposes of this section, “confiscation of the Guarantee” – in whole or in part.

104.          Mode of Confiscation of the Guarantee

104.1
The Director may confiscate the guarantee, provided that he warned the Licensee that if, within the timeframe specified in the warning, the Licensee does not rectify the act or omission that is the subject of the warning, it shall forfeit the Guarantee as stated.

104.2	If the Guarantee is confiscated, the Licensee shall issue a new Guarantee or supplement the balance up to the sum of the original Guarantee;

104.3
If the Director decided to confiscate the Guarantee, the Licensee may appeal the decision to the Minister within fifteen (15) days of the day it was brought to its attention. If an appeal is filed, the forfeiture of the Guarantee shall be postponed until the Minister’s decision on the appeal.

105.          The Period of Validity of the Guarantee

105.1	The validity of the Guarantee shall be in accordance with the provisions of the Regulations.

106.          Reservation of Remedies

106.1	The confiscation of the Guarantee in no way derogates from the authority to revoke, restrict or suspend the License.

106.2
The sum of the Guarantee in no way limits the scope of the Licensee’s liability to the State for full payment of the damages caused to it, and when the payment obligation applies to the Licensee in accordance with the License or any law.

106.3
The confiscation of the Guarantee in no way derogates from the possibility of suing the Licensee in any other way for the payment of damages that it is obligated to cover in accordance with This License, or of exercising other remedies pursuant to any law.

Chapter G - Supervision and Reporting
Section A - Supervision of the Licensee’s Operations

107.          Authority to Oversee

107.1	For the purposes of this section and section B, “the Director” – as defined in the Supervision Regulations.

107.2
The Director or any party he authorized for this purpose, may supervise the Licensee’s operations in relation to all matters concerning the performance of the License and compliance with the provisions of the Law, the Ordinance and the Regulations pursuant thereto.

108.          Safeguarding of Confidentiality

108.1
The Director and anyone who is engaged on his behalf in overseeing the Licensee shall not disclose any information or document (for the purposes of this clause – “Information”), which came into their possession by virtue of their roles, to any person who has not been authorized to receive them, unless the Information has been publicized. The duty of confidentiality shall apply to any person to whom Information has been given pursuant to the provisions of this chapter.

108.2
The Director may forward Information to the Antitrust Commissioner, the Consumer Protection Commissioner, the Central Bureau of Statistics, and to any other authority that is authorized to receive the Information in order to carry out their duties and to exercise their lawful authorities.

109.          Entry into Premises and Perusal of Documents

109.1	For the purpose of carrying out the supervision as stated in this section, the Director, or any person who is engaged on his behalf in performing supervision of the Licensee, may:

(a)	enter any facility or office used by the Licensee for the purpose of providing its services according to This License at any reasonable time;

(b)	perform measurements and inspections;

(c)	instruct the Licensee to perform measurements and inspections for him and report their results to him;

(d)
peruse any record, document, plan, accounting ledger, register, database or computer file of the Licensee or of anyone who engages on its behalf in matters over which the Director has the authority to oversee; the Director may examine and copy these in any way he deems fit;

(e)	instruct the Licensee to forward reports to him, upon his request, for the purpose of setting policy, at such time, in the format and in the mode that he shall instruct.

110.           Cooperation

110.1
The Licensee shall cooperate with the Director, or with any person who is engaged on his behalf in performing supervision in relation to all matters pertaining to the performance of supervision of the Licensee’s operations and, inter alia, shall provide to them, upon their request, any information in its possession or under its control that they require in order to carry out the supervision.

Section B - Reporting and Rectification of Deficiencies

111.          Obligation to Submit Reports

111.1	The Licensee shall submit the reports specified in This License to the Director, in the format and on the dates prescribed in this section.

111.2	Each report shall reflect the correct and relevent facts pertaining to the subject of the report, being updated to the period of the report.

111.3
Each report shall be submitted in two (2) copies, printed and prepared in a manner that is easy to read, shall specify the date of its preparation and shall be signed by the Licensee or by any authorized signatory. The report shall be submitted in the format to be advised by the Director, including with regard to the contents, structure and mode of submission of the report.

111.4
The Director may require the Licensee to redraft or supplement a report it has submitted, including if the Director has found that it omits necessary details or other details that, in the Director’s opinion, the Licensee should have included in the report.

112.          Types of Report and their Submission Dates

112.1
The Licensee shall submit the annual reports to the Director upon his request, or at least annually, at the end of the calender year, and by no later than ninety (90) days, which describe the activities during the period from January through December, of the previous year:

(a)	audited financial statements, signed by an accountant;

(b)	report on Subscribers, including the following data:

(1)	the inclusive number of Subscribers;

(2)	the number of Subscribers to Domestic Telephony Service, and all, as the case may be;

((a))	segmented by Business and Non-Business Subscribers;

((b))	segmented by Postpaid and Prepaid;

((c))	segmented by new and existing Subscribers and Subscribers that disconnected.

(3)	the volume of revenue in each service, segmented by types of services;

(c)	report on the use of frequencies in accordance with Chapter 3, section F;

(d)	Appendix A – “The Licensee’s Details” updated, at the beginning of January, as specified in clause 17.1;

(e)	report on the blocking of MRT End Devices, as stated in clause 81.7.

112.2	The Licensee shall submit the following reports to the Director on a quarterly basis, and by no later than one month after the end of the quarter:

(a)	unaudited quarterly financial statements, signed by an accountant;

(b)	unaudited quarterly revenue report, signed by an accountant, which includes all income subject to royalties;

(c)
traffic report in respect of an International Telephone Service, containing details of the number of outgoing and incoming minutes used, in relation to each country, segmented by fixed-line and mobile destinations, and differentiating between outgoing traffic from Israel and incoming traffic, and traffic as stated to and from the Palestinian Authority.

112.3	The Licensee shall submit the following reports to the Director, upon his request:

(a)	report on the Network’s development works as stated in clause 26;

(b)
report on malfunctions, containing a summary and analysis of the malfunctions that occurred in the Network, details about the number of malfunctions and the cumulative duration of each type of malfunction, an analysis of the malfunctions, and details of the measures to repair them.

(c)
report on the quality of service – an analysis of the Licensee’s compliance with the requirements in clauses 42 and 43 and in Appendix C “Standards of the Services to Subscribers, during the period of the report;

(d)
report on complaints, containing details of the written complaints submitted by Subscribers with respect to service, including the subject of the complaints, the dates they were received and of the issue of a written response, the mode of handling them, and details of the Ombudsman’s activities;

(e)	details of the Licensee’s tariffs;

(f)	an updated engineering program.

(g)
report on liens – the Licensee shall report immediately to the Director in any instance of the imposition of an attachment or lien on one of the Licensee's assets, or in the event of a lien on a Means of Control over the Licensee, an exercise of liens as stated or the revoking of any right of the Licensee over an asset; furthermore, the Licensee shall forward to the Director, upon his request, a report that itemizes all of the liens as stated above;

(i)	[sic] report on Harassing Subscribers, as specified in clause 69;

(j)	the Licensee shall issue a report on an exceptional event, as specified in regulation 8 of the Supervision Regulations, and in the format that the Director shall so instruct.

(k)	Any additional data that might be required in order to supervise the operations of the Licensee, as well as any information needed by the Ministry in order to regulate the communications sector.

112.4	The Director may add or remove periodic, quarterly or annual reports and may require the Licensee to submit special reports, as he shall so instruct.

113.          Notice of Deficiency

113.1	If the Director found defects or deficiencies in the Licensee’s activities, the Director shall notify it of this in writing (in this clause – “the Director’s Notice” or “the Notice.”

113.2
The Licensee shall deliver its response to the Director in writing, within the timeframe defined by the Director in the Notice. If the Director did not define a timeframe for the Licensee’s response, the Licensee shall deliver its response to the Director by no later than thirty (30) days of its receipt of the Director’s notice. In its response, the Licensee shall specify the means it took to rectify the defects and deficiencies specified in the Notice and to prevent their recurrence.180

113A.        Retention of documents and recordings

(a)
The Licensee shall retain documents and recordings in its possession concerning the terms of the engagement with the Subscriber for the entire duration of the Engagement Agreement and for one year after the termination of the engagement.

(b)
The Licensee shall deliver or forward to the Director, upon his request, any document or recording concerning the terms of the engagement with the Subscriber, and this, on the date, in the format and in the mode that the Director shall instruct.181

180	Amendment no. 5.
181	Amendment no. 5.

Chapter H  - Miscellaneous

114.          The License as an Exhaustive Document

114.1
The rights of the Licensee, its obligations and authorities in all matters pertaining to the establishment, subsistence and operation of the Network and the provision of services through it, originate in This License and they derive from it and are in accordance with it only.

114.2
The Licensee shall be precluded from claiming the existence of any right, obligation or authority pertaining to that stated in clause 114.1, based on information, promise, undertaking, representation, proposal, publication, minutes, discussion or declaration that were made outside the License, either in writing or orally, either prior to the award of the License or after it was awarded, apart from interpretation that was issued by the Minister pursuant to clause 2.

115.          Perusal of the License Documents

115.1
The Licensee shall retain the License documents in its office and shall allow the public to peruse accurate and updated copies thereof; if a License condition has been amended, the Licensee shall attach the wording of the amendment to the said License documents.

115.2	If the License and appendices thereto were presented for perusal by the public, the public shall not be able to peruse the following documents:

(a)	Appendix A – Details of the Licensee;

(b)	Appendix D – the Engineering Plan that is attached to Appendix D;

115.3
The Licensee shall allow the public to peruse the License documents via the internet;  the Licensee may also do so by way of referral to the Ministry of Communications’ website, as long as the Ministry of Communications publishes the License on its website.

115.4	The Ministry may publish the License, apart from the appendices as stated in clause 115.2, on such date and in the manner as it shall deem fit.

116.          Time Deferments

116.1	If an obligation was imposed on the Licensee in This License and a date has been stipulated for its fulfillment, the Licensee shall fulfill it by that date.

116.2
The Director may, at the Licensee’s request, approve a deferment of the deadline for performing an obligation specified in the License (hereinafter in this clause: “the deferment”), for a period that he shall decide, if he is convinced that one of the following has transpired:

(a)	the deferment derives from a reason not dependent upon the Licensee, and the Licensee has and is exerting every reasonable effort to comply with its obligation;

(b)	the deferment shall enable the Licensee to improve the technology used to provide its services;

(c)	the deferment shall promote competition in the communications sector;

(d)	the deferment derives from emergency circumstances, as defined in clause 40, or due to deployment in preparation for these circumstances.

117.          Reservation of Liability

117.1
The approval or supervisory authority conferred upon the Minister or the Director pursuant to This License, including the exercise of authority as stated, in no way imposes any liability whatsoever on them, which is imposed on the Licensee pursuant to This License, and in no way prejudices or derogates from or eliminates or diminishes the liability of the Licensee as stated.

118.          Mode of Sending Notice

118.1
A notice pertaining to This License or its performance shall be issued in writing and sent by post, by messenger or by facsimile; a notice dispatched by post as stated shall be presumed to have reached the addressee by the end of forty-eight (48) hours of the time of its delivery for dispatch. In relation to a notice sent in any other way as stated, the sender shall verify its receipt by the addressee.

118.2
For the purpose of receiving notices pursuant to this clause, the Licensee’s address is: 8 Ha’Amal Street, Afek Industrial Park, Rosh Ha’ayin, 48103;  the Licensee shall inform the Director immediately about any change that occurred in the said address.

119.          Cancelled.182

182           Amendment no. 5.